FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226850-08

Dated February 11, 2021	BBCMS 2021-C9
Free Writing Prospectus Structural and Collateral Term Sheet

BBCMS Mortgage Trust 2021-C9

$793,820,306

(Approximate Mortgage Pool Balance)

$692,608,000

(Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC

Depositor

Commercial Mortgage Pass-Through Certificates,

Series 2021-C9

Barclays Capital Real Estate Inc.

LMF Commercial, LLC

BSPRT CMBS Finance, LLC

Societe Generale Financial Corporation

Starwood Mortgage Capital LLC

KeyBank National Association

Mortgage Loan Sellers

Barclays	KeyBanc Capital Markets	Société Générale

Co-Lead Managers and Joint Bookrunners

Bancroft Capital, LLC	Academy Securities
Co-Manager	Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated February 11, 2021	BBCMS 2021-C9

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, KeyBanc Capital Markets Inc., Bancroft Capital, LLC or Academy Securities, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226850) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2021-C9 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superceded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$25,700,000	30.000%	2.80	4/21-1/26	39.7%	14.9%
A-2	AAA(sf) / AAAsf / AAA(sf)	$4,500,000	30.000%	4.88	1/26-2/26	39.7%	14.9%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	39.7%	14.9%
A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	39.7%	14.9%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$34,474,000	30.000%	6.93	2/26-1/30	39.7%	14.9%
X-A	AAA(sf) / AAAsf / AAA(sf)	$555,674,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$136,934,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	AA+(sf) / AAAsf / AAA(sf)	$66,482,000	21.625%	9.93	2/31-2/31	44.4%	13.3%
B	NR / AA-sf / AA(sf)	$36,714,000	17.000%	9.93	2/31-2/31	47.1%	12.5%
C	NR / A-sf / A-(sf)	$33,738,000(9)	12.750%	9.93	2/31-2/31	49.5%	11.9%

Privately Offered Certificates(10)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
D	NR / BBBsf / A-(sf)	$8,335,000(9)	11.700%	9.93	2/31-2/31	50.1%	11.8%
E-RR	NR / BBBsf / BBB+(sf)	$14,487,000(9)	9.875%	9.93	2/31-2/31	51.1%	11.5%
F-RR	NR / BBB-sf / BBB-(sf)	$17,861,000	7.625%	9.93	2/31-2/31	52.4%	11.3%
G-RR	NR / BB+sf / BB+(sf)	$9,923,000	6.375%	9.93	2/31-2/31	53.1%	11.1%
H-RR	NR / BB-sf / BB-(sf)	$8,930,000	5.250%	9.93	2/31-2/31	53.7%	11.0%
J-RR	NR / B-sf / B(sf)	$7,938,000	4.250%	9.93	2/31-2/31	54.3%	10.9%
K-RR	NR / NR / NR	$33,738,305	0.000%	9.93	2/31-2/31	56.7%	10.4%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A and Class X-B Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and a March 10, 2021 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated February 11, 2021 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $491,000,000, subject to a variance of plus or minus 5%. In the event that the Class A-5 certificates are issued with an initial certificate balance of $491,000,000, the Class A-4 certificates will not be issued and the Class A-5 will be renamed Class A-4.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $240,000,000	N/A – 9.54	N/A / 1/30-1/31
Class A-5	$251,000,000 – $491,000,000	9.89 – 9.72	1/31-2/31 / 1/30-2/31
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.
(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(9)	The initial certificate balance of each of the Class C, Class D and Class E-RR certificates is estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The initial certificate balance of the Class C certificates is expected to fall within a range of $32,745,000 and $33,738,000, the initial certificate balance of the Class D certificates is expected to fall within a range of $7,938,000 and $10,915,000, and the initial certificate balance of the Class E-RR certificates is expected to fall within a range of $11,907,000 and $15,876,000, with the ultimate initial certificate balance of each determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity.
(10)	The Classes of Certificates set forth under “Privately Offered Certificates” in the table above are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Summary of Transaction Terms

Securities Offered:	$692,608,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC and KeyBanc Capital Markets Inc.
Co-Managers:	Bancroft Capital, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (21.5%), LMF Commercial, LLC (“LMF”) (20.5%), BSPRT CMBS Finance, LLC (“BSPRT”) (17.8%), Societe Generale Financial Corporation (“SGFC”) (13.6%), Starwood Mortgage Capital LLC (“SMC”) (10.7%), KeyBank National Association (“KeyBank”) (8.6%) and Barclays/SGFC (7.3%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about March 10, 2021.
Cut-off Date:	With respect to each mortgage loan, the related due date in March 2021, or in the case of any mortgage loan that has its first due date after March 2021, the date that would have been its due date in March 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in April 2021.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in April 2021.
Assumed Final Distribution Date:	The Distribution Date in February 2031 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in February 2054.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in April 2030 and the MGM Grand & Mandalay Bay mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, KBRA Analytics, LLC, CRED iQ and DealView Technologies Ltd.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Barclays	16	19	$170,750,083	21.5%
LMF	17	30	$163,128,797	20.5
BSPRT	5	5	$141,245,524	17.8
SGFC	4	4	$107,740,000	13.6
SMC	7	15	$85,037,489	10.7
KeyBank	7	12	$67,918,413	8.6
Barclays; SGFC	1	2	$58,000,000	7.3
Total:	57	87	$793,820,306	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$793,820,306
Number of Mortgage Loans:	57
Number of Mortgaged Properties:	87
Average Cut-off Date Balance per Mortgage Loan:	$13,926,672
Weighted Average Current Mortgage Rate:	3.75018%
10 Largest Mortgage Loans as % of IPB:	50.5%
Weighted Average Remaining Term to Maturity/ARD:	117 months
Weighted Average Seasoning:	3 months
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	2.28x
Weighted Average UW NOI Debt Yield(1):	10.4%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	56.7%
Weighted Average Maturity Date/ARD LTV(1)(3):	51.2%
Other Statistics
% of Mortgage Loans with Additional Debt:	18.5%
% of Mortgaged Loans with Single Tenants(4):	12.9%
% of Mortgaged Loans secured by Multiple Properties:	21.0%
Amortization
Weighted Average Original Amortization Term(5):	348 months
Weighted Average Remaining Amortization Term(5):	347 months
% of Mortgage Loans with Interest-Only:	43.3%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	25.6%
% of Mortgage Loans with Amortizing Balloon:	23.8%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	7.3%
Lockboxes(6)
% of Mortgage Loans with Hard Lockboxes:	40.6%
% of Mortgage Loans with Springing Lockboxes:	43.0%
% of Mortgage Loans with Soft Lockboxes:	15.7%
% of Mortgage Loans with No Lockbox:	0.6%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	78.1%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	55.1%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	80.6%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	52.6%

(1)	In the case of Loan Nos. 1, 3, 5, 15 and 43, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield Calculations are based on master lease rent; see “Annex A-3” for further details.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3, 5, 8, 38 and 39, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(4)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(5)	Excludes 22 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(6)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus. In the case of Loan Nos. 1 and 17, the mortgage loan is structured with a soft lockbox for residential tenants and a hard lockbox for commercial tenants and is considered a Soft Lockbox in the calculations shown.
(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

COVID-19 Update(1)
Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	December Debt Service Payment Received (Y/N)(2)	January Debt Service Payment Received (Y/N)(2)	Forbearance or Other Debt Service Relief Requested (Y/N)(3)	Other Loan Modification Requested (Y/N)(3)	Lease Modification or Rent Relief Requested (Y/N)(4)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making Full December Payment (%)	UW December Base Rent Paid (%)	Occupied SF/Unit Making Full January Payment (%)	UW January Base Rent Paid (%)
SGFC	2/1/2021	1/28/2021	The Atlantic	Multifamily	NAP	NAP	N	N	N(5)	N	100.0%	100.0%	100.0%	100.0%
BSPRT	2/4/2021	12/17/2020	Saddleback Business Park	Industrial	NAP	NAP	N	N	N	N	96.0%	96.0%	96.0%	96.0%
Barclays / SGFC	2/1/2021	2/14/2020	MGM Grand & Mandalay Bay	Hotel	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	2/1/2021	1/28/2021	744 Bedford Avenue	Mixed Use	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	1/29/2021	2/3/2021	Crescent Gateway	Mixed Use	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	1/29/2021	12/4/2020	Tollway Towers	Office	NAP	Y	N	N	N	N	100.0%	100.0%	99.2%	99.7%
Barclays	2/1/2021	1/25/2021	1 Solutions Parkway	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	2/3/2021	1/27/2021	Cypress Financial Center	Office	NAP	NAP	N	N	Y(6)	N	100.0%	100.0%	100.0%	100.0%
LMF	1/28/2021	1/29/2021	Tampa Bay Buccaneers Corporate Office Headquarters	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	2/1/2021	1/29/2021	200 St. Paul Plaza	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	99.4%	99.4%
Barclays	2/1/2021	12/8/2020	Attiva – Lewisville, TX	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	99.6%(7)	99.6%(7)
SMC	1/29/2021	12/23/2020	Midgard Alabama Portfolio	Self Storage	NAP	NAP	N	N	N	N	100.0%	100.0%	NAV(8)	NAV(8)
LMF	1/28/2021	1/26/2021	Gardner Plaza	Mixed Use	NAP	NAP	N	N	Y(9)	N	100.0%(10)	86.2%(10)	100.0%(10)	91.6%(10)
Barclays	2/1/2021	1/6/2021	924 Overland Court	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	1/29/2021	2/3/2021	Seaport Homes	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	1/27/2021	1/22/2021	My Self Storage Space – Fullerton	Self Storage	NAP	NAP	N	N	N	N	99.1%(11)	99.1%(11)	96.2%(11)	96.2%(11)
SGFC	2/1/2021	2/1/2021	Bayshore Mixed Use	Mixed Use	NAP	NAP	N	N	N(12)	N	100.0%	98.0%	100.0%	100.0%
Barclays	2/4/2021	12/24/2020	3Y	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	1/29/2021	12/31/2020	Kovacs Illinois Flex, Industrial & Office Portfolio	Various	NAP	NAP	N	N	Y(13)	N	100.0%	100.0%	100.0%	100.0%
KeyBank	2/1/2021	12/30/2020	Ameriguard Self Storage Portfolio	Self Storage	NAP	NAP	N	N	N	N	97.2%(14)	97.2%(14)	NAV(14)	NAV(14)
LMF	1/27/2021	1/27/2021	JFP Properties MHC Portfolio	Manufactured Housing	NAP	NAP	N	N	N	N	100.0%	100.0%	(15)	96.0%
KeyBank	1/15/2021	1/15/2021	APC Portfolio	Office	NAP	NAP	N	N	N	N	NAP(16)	NAP(16)	100.0%	100.0%
Barclays	2/1/2021	12/29/2020	Melrose Apartments	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	2/8/2021	12/31/2020	Park Avenue MHP Portfolio	Manufactured Housing	NAP	NAP	N	N	N	N	NAV(17)	NAV(17)	109.0%	109.0%
Barclays	2/1/2021	1/8/2020	2727 Iowa Street	Retail	Y	Y	N	N	Y(18)	N	100.0%	100.0%	100.0%	100.0%
LMF	1/28/2021	12/3/2020	Hazle Marketplace	Retail	NAP	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	1/13/2021	1/13/2021	Centennial Hills	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	2/1/2021	12/18/2020	Park Plaza	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

COVID-19 Update(1)
Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	December Debt Service Payment Received (Y/N)(2)	January Debt Service Payment Received (Y/N)(2)	Forbearance or Other Debt Service Relief Requested (Y/N)(3)	Other Loan Modification Requested (Y/N)(3)	Lease Modification or Rent Relief Requested (Y/N)(4)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making Full December Payment (%)	UW December Base Rent Paid (%)	Occupied SF/Unit Making Full January Payment (%)	UW January Base Rent Paid (%)
Barclays	2/1/2021	12/9/2020	Alabama Georgia MHC Portfolio	Manufactured Housing	NAP	NAP	N	N	N	N	99.0%	99.0%	NAV(19)	NAV(19)
BSPRT	1/29/2021	2/3/2021	Chatham Crossing	Retail	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	2/1/2021	1/8/2021	Rowmark HQ	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	1/27/2021	2/1/2021	De Portola Medical Office	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	2/1/2021	1/7/2021	Arnold Industrial Park	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	NAV(20)	NAV(20)
KeyBank	1/29/2021	12/23/2020	Kleppe Greg Business Park	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	99.4%	99.2%
LMF	1/27/2021	1/27/2021	126 Franklin Avenue	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	1/29/2021	2/1/2021	Walgreens Portfolio	Retail	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	2/1/2021	1/8/2021	Holly Village	Manufactured Housing	NAP	NAP	N	N	N	N	99.3%(21)	99.3%(21)	NAV(21)	NAV(21)
LMF	1/28/2021	1/8/2021	Hibiscus Plaza	Retail	NAP	NAP	N	N	Y(22)	N	91.2%	86.1%	91.2%	86.1%
LMF	1/28/2021	12/21/2020	Washington Street Storage Portfolio	Self Storage	NAP	NAP	N	N	N	N	(23)	(23)	(23)	(23)
SMC	1/27/2021	12/21/2020	Sunshine Self Storage Pensacola	Self Storage	NAP	NAP	N	N	N	N	100.0%	100.0%	99.0%	99.0%
LMF	1/29/2021	2/28/2020	Hampton Inn Arkadelphia	Hotel	Y	Y	N	N	N	N	(24)	(24)	(24)	(24)
Barclays	2/1/2021	12/16/2020	Gardens Club Apartments	Multifamily	NAP	NAP	N	N	N	N	96.8%(25)	96.8%(25)	96.8%(25)	96.8%(25)
SMC	1/27/2021	1/24/2020	McCarthy Ranch	Retail	Y	Y	N	N	Y(26)	N	93.0%	77.6%	NAV(27)	NAV(27)
KeyBank	1/27/2021	2/1/2021	Bear Creek Storage	Self Storage	NAP	NAP	N	N	NAP	N	97.1%(28)	97.1%(28)	99.0%(28)	99.0%(28)
Barclays	2/1/2021	1/11/2021	Marbeya Business Park	Office	NAP	NAP	N	N	Y(29)	N	95.1%	94.3%	100.0%	100.0%
LMF	1/27/2021	12/2/2020	Allerand Retail Portfolio 2	Retail	NAP	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	1/28/2021	12/22/2020	57 4th Avenue	Mixed Use	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	1/29/2021	10/26/2020	Plainfield Commons II	Retail	Y	Y	N	N	Y(30)	N	100.0%	103.2%	100.0%	120.2%
SMC	1/27/2021	1/26/2021	Country Way Apartments	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	99.2%	100.0%
Barclays	2/1/2021	12/15/2020	Amberwood Hills Apartments	Multifamily	NAP	NAP	N	N	N	N	99.3%(31)	99.3%(31)	98.0%(31)	98.0%(31)
SMC	2/4/2021	12/30/2020	Storwise Self Storage Portfolio	Self Storage	NAP	NAP	N	N	N	N	NAV(32)	NAV(32)	99.8%	101.9%
Barclays	2/1/2021	11/2/2020	Cornerstone Apartments	Multifamily	NAP	Y	N	N	N	N	91.1%(33)	91.1%(33)	98.5%(33)	98.5%(33)
Barclays	2/1/2021	12/17/2020	43500 Gen Mar Drive	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	2/1/2021	11/17/2020	Arcadia Cove Apartments	Multifamily	NAP	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	1/27/2021	1/22/2021	Steaux-N-Geaux Storage	Self Storage	NAP	NAP	N	N	N	N	(34)	(34)	(34)	(34)
LMF	1/29/2021	11/24/2020	Midtown Duplexes	Multifamily	NAP	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	1/27/2021	1/27/2021	Oak Forest MHC	Manufactured Housing	NAP	NAP	N	N	N	N	100.0%	100.0%	98.0%	98.0%

(1)	The table contains information regarding the status of the Mortgage Loans and of the related Mortgaged Properties, in each case as of the date found in the “Information as-of Date” column below. The information provided in the columns labeled “Lease Modification or Rent Relief Requested (Y/N)”, “PPP Loan Received by Borrower (Y/N)”, “Occupied SF/Unit Making Full December Payment (%)” and “Occupied SF/Unit Making Full January Payment (%)” as well as the information found in the footnotes to the table (such information collectively, the “Borrower Information”) was provided by the related borrower sponsors via phone conversations and email

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

COVID-19 Update(1)

communications. The Borrower Information has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurances that the Borrower Information was comprehensive and accurate when received, or as of the date of this term sheet. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—COVID-19 Considerations” in the Preliminary Prospectus.

The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the Certificates. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	Some loans are newly originated and therefore, the December Debt Service Payment Received (Y/N) and January Debt Service Payment Received (Y/N) fields are not applicable. See Annex A-1 for each loan’s first payment date.
(3)	Forbearance or Other Debt Service Relief Requested (Y/N) and Other Loan Modification Requested (Y/N) reflect situations where a request was made and not withdrawn.
(4)	Lease Modification or Rent Relief Requested (Y/N) excludes residential tenants and self-storage tenants and includes any commercial tenant that has requested a lease modification or rent relief.
(5)	Steak 48 (4.5% of UW Base Rent) commenced operations in September 2020. On November 22, 2020, the City of Philadelphia enacted a measure that prohibited indoor dining at restaurants in response to COVID-19. To comply with the City of Philadelphia’s measure, Steak 48 was forced to close. Indoor dining was allowed to resume in Philadelphia on January 15, 2021 and Steak 48 is currently open. The borrower sponsors reached an agreement with Steak 48 on a COVID payment plan to recoup payments missed while indoor dining restrictions were in place. Commencing January 1 through March 31, 2021, Steak 48 began paying 50% of base rent (with the remaining 50% of rent deferred). Commencing on April 1, 2021, 100% of rent payments and any deferred rent are expected to be paid in 12 equal installments. Additionally, while none of the multifamily tenants have requested lease modifications or rent relief, one tenant (0.7% of UW Base Rent) is delinquent on its September 2020 rental payment. Such tenant has been current thereafter based on rent collections through January 19, 2021.
(6)	Marcus & Millichap (7.1% of UW Base Rent) has total deferred rent of $35,518.92 for partial rent from September 2020 through February 2021. At origination, lender reserved all gap rent in connection to the deferred rent for February 2021.
(7)	One tenant (0.4% of UW Base Rent) is less than 30 days delinquent on its rental payment.
(8)	January figures will not be available until mid-February.
(9)	The borrower agreed to defer rent for Timbers (8.3% of NRA) as follows: base rent totaling $19,782.30 for May 2020 was deferred and the tenant received a 25% rent abatement for June, July and August 2020. The tenant paid $4,946 of the May 2020 deferred rent. The remaining balance ($14,836) is required to be paid in twelve monthly payments of $1,236.36 beginning in January 2021. In January 2021, the tenant paid the required monthly payment.
(10)	The “Occupied SF/Unit Making Full Payment for December and January” is greater than the “UW Base Rent Paid (%)” for December and January, respectively, because the Gardner Plaza mortgaged property was built in 2020, and tenant occupancy has been phasing in throughout 2020 (as tenants completed their tenant improvements), with most opening in late 2020. All of the tenants in occupancy are (and have been) paying rent but as of the date for “UW Base Rent Paid” in December and January, the full rent roll was not yet in place.
(11)	Occupied SF/Unit Making Full December Payment (%) and UW December Base Rent Paid (%) are based on rent collections through December 31, 2020 and Occupied SF/Unit Making Full January Payment (%) and UW January Base Rent Paid (%) are based on rent collections through January 27, 2021.
(12)	Two tenants, Kismet (2.9% of UW Base Rent) and First Glass Winery (4.7% of UW Base Rent), have been granted two months and three months, respectively, of deferred rent. As of January 14, 2021, all other commercial tenants are current on their rent.
(13)	Camp Bootcamp (2.1% of NRA) has had rent reduced from $3,650 to $3,500 since May 2020. Windy Air’s (2.1% of NRA) lease expired in April 2019 and the tenant is month-to-month paying $3,000 per month gross compared to the prior rent of $3,560 per month including reimbursements.
(14)	January income figures are not yet available. As of February 1, 2021, at the Ameriguard Ministorage - Swartz Creek mortgaged property, 1.11% of UW rents were 31-60 days overdue, 0.46% of UW rents were 61-90 days overdue, and 0.57% of UW rents were over 91 days overdue, and at the Ameriguard Ministorage - Fenton mortgaged property, 1.42% of UW rents were 31-60 days overdue, 0.87% of UW rents were 61-90 days overdue, and 3.66% of UW rents were over 91 days overdue. Aged receivables information is unavailable for the Ameriguard Ministorage - Burton mortgaged property.
(15)	Square footage/Unit information is unavailable.
(16)	The APC Portfolio mortgaged properties were acquired on January 15, 2021 in a sale-leaseback transaction from the owner of the tenant; therefore, collections for December 2020 are not applicable.
(17)	December figures are not available as three of the five mortgaged properties were acquired in December 2020.
(18)	Dick’s Sporting Goods (59.1% of NRA and 55.9% of UW Base Rent) requested and received an amendment to its lease to pay abated minimum rent equal to $72,894 per month during April, May and June 2020 that is scheduled to be repaid in equal monthly installments from January 2021 through December 2021. Boot Barn (11.4% of NRA and 10.7% of UW Base Rent) received an amendment to its lease to pay abated minimum rent equal to $11,200 per month during April, May, and June 2020 that is scheduled to be repaid in equal monthly installments from January 2021 through June 2021.
(19)	Occupied SF/Unit Making Full January Payment (%) and UW January Base Rent Paid (%) are not yet available.
(20)	Occupied SF/Unit Making Full January Payment (%) and UW January Base Rent Paid (%) are not yet available.
(21)	Occupied SF/Unit Making Full December Payment and UW December Base Rent Paid (%) are calculated based on the aged receivables report dated December 18, 2020. Occupied SF/Unit Making Full January Payment (%) and UW January Base Rent Paid (%) are not yet available.
(22)	The borrower agreed to amend the lease for one tenant, Children’s Rehab Network (“CRN”) (8.8% of NRA), in December 2020 to defer rent from August 2020 through February 2021 including $36,209 of past due rent. All deferred rent is scheduled to be repaid in 12 equal monthly installments commencing September 1, 2021. CRN applied for an SBA COVID-19 Economic Injury Disaster Loan in December 2020, and has informed the borrower sponsor that it intends on using the proceeds of such loan to repay the deferred rent.
(23)	As of January 28, 2021, 8.9% of UW rents were 31-60 days overdue, 8.1% of UW rents were 61-90 days overdue, 7.7% of UW rents were 91-120 days overdue and 7.3% of UW rents were 121-180 days overdue. The bulk of these delinquencies are at the Johnstown Storage mortgaged property that was acquired in December 2020 and the borrower sponsor is working to evict the tenants or auction the units.
(24)	The November and December 2020 occupancy, ADR and RevPAR information was 57.5%, $93.02 and $53.49 and 42.0%, $93.54 and $39.30, respectively. Occupancy, ADR and RevPAR information is due to the lender 30 days after month’s end; therefore, January 2021 information is not available.
(25)	Occupied SF/Unit Making Full December/January Payment and UW December/January Base Rent Paid (%) are based on actual collections from December 31, 2020 and January 28, 2021, respectively.
(26)	Sportsmans Warehouse vacated its space in April 2020. There is a rent deferral agreement in place with Big Al’s (20.0% of UW Base Rent) in which Big Al’s paid 50% of its rent through November 2020 and is currently paying 25% of its rent through March 2021. Additionally, three tenants totaling 7.9% of UW Base Rent are in rent repayment discussions with the loan sponsor and did not make their respective December 2020 payments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

COVID-19 Update(1)

(27)	Due to the timing of the borrower sponsor’s accounting process, prior month’s collection information is typically not made available until the third week of the following month.
(28)	Occupied SF/Unit Making Full December Payment (%) and UW December Base Rent Paid (%) are based on rent collections through December 31, 2020 and Occupied SF/Unit Making Full January Payment (%) and UW January Base Rent Paid (%) are based on rent collections through January 27, 2021.
(29)	Allied PRA Las Vegas (4.9% of NRA, 5.8% of UW Base Rent) received a rent deferral from March 2020 to August 2020 and is scheduled to begin repayment of the deferral in April 2021.
(30)	Helzberg Diamonds (32.1% of NRA) received a 50% base rent deferment in April and May 2020. The tenant is required to repay deferred rent in January and February 2021 and has paid the January installment. The third largest tenant, Odoba Restaurant (17.1% of NRA), received base rent deferment in April and May 2020. The tenant is required to repay the deferred rent in 12 equal monthly installments commencing October 1, 2020 and ending September 30, 2021. The tenant has paid the October 2020 through January 2021 installments.
(31)	Occupied SF/Unit Making Full December/January Payment and UW December/January Base Rent Paid (%) are based on percentage of rent receivables for the respective month.
(32)	Due to the timing of the portfolio’s acquisition, December 2020 information is not available.
(33)	Occupied SF/Unit Making Full December/January Payment and UW December/January Base Rent Paid (%) are calculated based on percentage of rent collections received in December and January 2020.
(34)	Square footage/Unit information is unavailable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

	Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date/ARD LTV(1)(2)
1	The Atlantic	Philadelphia, PA	SGFC	1	$75,000,000	9.4%	268	Multifamily	2.04x	7.2%	48.4%	48.4%
2	Saddleback Business Park	Laguna Hills, CA	BSPRT	1	$58,500,000	7.4%	388,224	Industrial	2.72x	9.9%	58.0%	58.0%
3	MGM Grand & Mandalay Bay	Las Vegas, NV	Barclays; SGFC	2	$58,000,000	7.3%	9,748	Hotel	4.95x	17.9%	35.5%	35.5%
4	744 Bedford Avenue	Brooklyn, NY	SMC	1	$39,600,000	5.0%	88	Mixed Use	1.27x	7.1%	62.9%	53.9%
5	Crescent Gateway	Bethesda, MD	BSPRT	1	$31,946,975	4.0%	144,729	Mixed Use	1.42x	8.5%	63.6%	50.6%
6	Tollway Towers	Dallas, TX	LMF	1	$30,500,000	3.8%	299,521	Office	1.34x	10.5%	60.7%	52.9%
7	1 Solutions Parkway	Town and Country, MO	Barclays	1	$28,025,000	3.5%	156,000	Office	1.68x	10.0%	68.4%	58.4%
8	Cypress Financial Center	Fort Lauderdale, FL	BSPRT	1	$27,615,000	3.5%	203,483	Office	2.88x	12.1%	57.8%	57.8%
9	Tampa Bay Buccaneers Corporate Office Headquarters	Tampa, FL	LMF	1	$27,417,305	3.5%	136,356	Office	1.40x	10.1%	58.0%	34.8%
10	200 St. Paul Plaza	Baltimore, MD	Barclays	1	$24,200,000	3.0%	265,515	Office	2.91x	12.6%	53.8%	53.8%

	Top 3 Total/Weighted Average			4	$191,500,000	24.1%			3.13x	11.3%	47.4%	47.4%
	Top 5 Total/Weighted Average			6	$263,046,975	33.1%			2.64x	10.3%	51.7%	48.8%
	Top 10 Total/Weighted Average			11	$400,804,281	50.5%			2.42x	10.5%	54.5%	49.7%
	Non-Top 10 Total/Weighted Average			76	$393,016,025	49.5%			2.13x	10.3%	58.9%	52.8%

(1)	In the case of Loan Nos. 1, 3 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3, with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield Calculations are based on master lease rent; see “Annex A-3” for further details.

(2)	In the case of Loan Nos. 3, 5 and 8, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as portfolio assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	The Atlantic	SGFC	$75,000,000	$125,000,000	(2)	(2)	(2)	Future Securitization(s)	$50,000,000
3	MGM Grand & Mandalay Bay	Barclays/SGFC	$58,000,000	$1,634,200,000	BX 2020-VIVA(3)	KeyBank	Situs

BX 2020-VIVA

BX 2020-VIV2

BX 2020-VIV3

BX 2020-VIV4

DBJPM 2020-C9

BMARK 2020-B18

BMARK 2020-B19

BMARK 2020-B20

BMARK 2020-B21

BMARK 2020-B22

BMARK 2021-B23

BBCMS 2020-C8

GSMS 2020-GSA2

WFCM 2020-C58

Future Securitization(s)

									$670,139 $794,861 $1,000,000 $550,000,000 $50,000,000 $65,000,000 $80,000,000 $70,000,000 $75,000,000 $75,000,000 $75,000,000 $69,500,000 $65,000,000 $45,000,000 $354,235,000
5	Crescent Gateway	BSPRT	$31,946,975	$47,920,463	BBCMS 2021-C9	Midland	Midland	Future Securitization(s)	$16,000,000
15	Seaport Homes	BSPRT	$14,000,000	$32,000,000	(4)	(4)	(4)	Future Securitization(s)	$18,000,000
43	McCarthy Ranch	SMC	$5,000,000	$45,000,000	MSC 2020-L4	Midland	Argentic Services Company LP	MSC 2020-L4 BBCMS 2020-C8 GSMS 2020-GSA2 Future Securitization(s)	$25,000,000 $5,000,000 $5,000,000 $5,000,000

(1)	In the case of Loan Nos. 1 and 3, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	In the case of Loan No. 1, the related Whole Loan will be serviced under the BBCMS 2021-C9 pooling and servicing agreement until such time that the controlling pari passu companion loan is securitized, at which point the whole loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is Societe Generale Financial Corporation or an affiliate, as holder of the related controlling pari passu companion loan.

(3)	In the case of Loan No. 3, control rights are currently exercised by the holder of the related Subordinate Companion Loan(s) until the occurrence and during the continuance of a control appraisal period for the related Whole Loan, as described under “Description of the Mortgage Pool—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

(4)	In the case of Loan No. 15, the related whole loan will be serviced under the BBCMS 2021-C9 pooling and servicing agreement until such time that the controlling pari passu companion loan is securitized, at which point the whole loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is BSPRT CMBS Finance, LLC or an affiliate, as holder of the related controlling pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	The Atlantic	$75,000,000	$50,000,000	$40,000,000	$165,000,000	2.04x	1.25x	48.4%	64.0%	7.2%	5.5%
3	MGM Grand & Mandalay Bay	$58,000,000	$1,576,200,000	$1,365,800,000	$3,000,000,000	4.95x	2.70x	35.5%	65.2%	17.9%	9.7%
18	3Y	$13,625,000	$0	$4,375,000	$17,979,348	2.86x	1.28x	56.8%	74.9%	11.5%	8.7%
(1)	In the case of Loan Nos. 1 and 18, subordinate debt represents a mezzanine loan. In the case of Loan No. 3, subordinate debt represents one or more Subordinate Companion Loans.

(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related Subordinate Companion Loans and mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Office	Suburban	8	$138,151,823	17.4%	2.06x	11.0%	60.3%	51.7%
	Medical	6	41,022,500	5.2	1.70x	9.9%	57.9%	51.5%
	CBD	2	37,825,000	4.8	2.89x	12.2%	54.9%	54.9%
	Subtotal:	16	$216,999,323	27.3%	2.14x	11.0%	58.9%	52.2%
Multifamily	High Rise	1	$75,000,000	9.4%	2.04x	7.2%	48.4%	48.4%
	Garden	7	31,876,197	4.0	1.95x	9.0%	60.9%	56.3%
	Mid Rise	2	21,000,000	2.6	2.45x	8.8%	56.8%	56.8%
	Over 55	1	20,460,000	2.6	2.69x	8.9%	59.8%	59.8%
	Subtotal:	11	$148,336,197	18.7%	2.17x	8.0%	53.9%	52.9%
Mixed Use	Office/Retail	2	$49,069,722	6.2%	1.49x	9.1%	63.2%	50.5%
	Multifamily/Retail	2	43,975,000	5.5	1.26x	7.1%	63.5%	54.8%
	Multifamily/Office/Retail	1	13,640,000	1.7	1.50x	9.3%	67.9%	57.3%
	Subtotal:	5	$106,684,722	13.4%	1.40x	8.3%	63.9%	53.2%
Industrial	Flex	5	$79,016,937	10.0%	2.66x	10.6%	57.4%	56.0%
	Manufacturing	1	8,000,000	1.0	2.93x	12.2%	59.3%	59.3%
	R&D/Flex	1	3,719,001	0.5	2.10x	14.2%	64.1%	51.2%
	Warehouse	1	2,768,218	0.3	1.40x	10.0%	71.9%	66.7%
	General Industrial	1	1,380,916	0.2	2.10x	14.2%	64.1%	51.2%
	Subtotal:	9	$94,885,073	12.0%	2.61x	10.9%	58.3%	56.3%
Self Storage		16	$66,299,686	8.4%	2.05x	9.5%	57.8%	49.9%
Hotel	Full Service	2	$58,000,000	7.3%	4.95x	17.9%	35.5%	35.5%
	Limited Service	1	5,680,882	0.7	1.81x	14.2%	56.8%	43.1%
	Subtotal:	3	$63,680,882	8.0%	4.67x	17.6%	37.4%	36.2%
Retail	Anchored	5	$40,892,568	5.2%	2.25x	11.1%	59.7%	51.6%
	Single Tenant	6	11,461,416	1.4	2.02x	9.5%	60.9%	56.5%
	Shadow Anchored	1	3,800,000	0.5	1.84x	10.8%	55.8%	50.7%
	Subtotal:	12	$56,153,984	7.1%	2.17x	10.7%	59.7%	52.5%

Manufactured Housing		15	$40,780,440	5.1%	1.74x	10.5%	56.4%	47.4%
Total / Weighted Average:		87	$793,820,306	100.0%	2.28x	10.4%	56.7%	51.2%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 3, 5, 15 and 43, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield Calculations are based on master lease rent; see “Annex A-3” for further details.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan Nos. 3, 5, 8, 38 and 39, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
California	9	$133,767,000	16.9%	2.66x	10.0%	56.7%	55.7%
Nevada	6	97,247,746	12.3%	3.85x	15.2%	43.3%	40.6%
Pennsylvania	4	89,750,000	11.3%	2.16x	8.0%	49.2%	48.8%
Florida	8	86,282,112	10.9%	2.16x	10.7%	59.4%	50.2%
Texas	13	84,126,974	10.6%	1.84x	10.1%	58.8%	53.3%
New York	5	65,915,000	8.3%	1.41x	7.8%	65.0%	56.9%
Maryland	2	56,146,975	7.1%	2.06x	10.3%	59.4%	52.0%
Missouri	2	41,650,000	5.2%	2.07x	10.5%	64.6%	57.9%
Alabama	7	25,777,068	3.2%	1.44x	8.8%	61.7%	49.5%
Michigan	7	22,128,775	2.8%	1.61x	10.4%	59.2%	46.9%
Arizona	3	15,470,000	1.9%	1.97x	8.5%	56.7%	54.8%
Illinois	6	13,061,372	1.6%	2.10x	14.2%	64.1%	51.2%
Kansas	1	10,276,177	1.3%	1.94x	11.4%	67.1%	53.8%
North Carolina	1	9,183,549	1.2%	2.06x	11.8%	61.2%	47.7%
Ohio	1	9,100,000	1.1%	1.65x	9.9%	62.8%	56.8%
New Jersey	2	7,913,012	1.0%	1.73x	10.1%	51.2%	40.5%
Arkansas	1	5,680,882	0.7%	1.81x	14.2%	56.8%	43.1%
Indiana	1	3,800,000	0.5%	1.84x	10.8%	55.8%	50.7%
Massachusetts	1	3,685,000	0.5%	2.25x	8.4%	62.7%	62.7%
Alaska	1	3,424,766	0.4%	1.97x	11.8%	57.4%	45.8%
Wisconsin	1	3,215,000	0.4%	2.25x	8.4%	62.7%	62.7%
Louisiana	1	2,535,000	0.3%	1.50x	9.5%	68.5%	58.6%
Georgia	1	1,094,614	0.1%	1.53x	9.6%	59.8%	48.0%
Virginia	1	1,025,821	0.1%	1.68x	11.2%	58.3%	47.1%
Tennessee	1	796,754	0.1%	1.68x	11.2%	58.3%	47.1%
Idaho	1	766,709	0.1%	1.97x	11.8%	57.4%	45.8%
Total / Weighted Average:	87	$793,820,306	100.0%	2.28x	10.4%	56.7%	51.2%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 3, 5, 15 and 43, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield Calculations are based on master lease rent; see “Annex A-3” for further details.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan Nos. 3, 5, 8, 38 and 39, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$1,800,000	-	$4,999,999	13	42,178,330	5.3%	4.20994%	111	1.75x	10.1%	62.1%	54.6%
$5,000,000	-	$9,999,999	16	110,316,497	13.9%	3.81437%	118	2.21x	10.5%	59.3%	53.5%
$10,000,000	-	$19,999,999	17	220,061,198	27.7%	3.76648%	118	2.12x	10.4%	58.0%	51.4%
$20,000,000	-	$29,999,999	5	127,717,305	16.1%	3.56285%	119	2.27x	10.8%	59.7%	52.6%
$30,000,000	-	$39,999,999	3	102,046,975	12.9%	4.25641%	118	1.34x	8.6%	62.5%	52.6%
$40,000,000	-	$69,499,999	2	116,500,000	14.7%	3.44351%	113	3.83x	13.9%	46.8%	46.8%
$69,500,000	-	$75,000,000	1	75,000,000	9.4%	3.45601%	119	2.04x	7.2%	48.4%	48.4%
Total / Weighted Average:			57	$793,820,306	100.0%	3.75018%	117	2.28x	10.4%	56.7%	51.2%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
2.72000	-	3.24999	3	41,560,000	5.2%	3.06058%	118	3.28x	10.8%	56.8%	56.8%
3.25000	-	3.74999	24	462,408,954	58.3%	3.51097%	117	2.60x	10.7%	53.8%	51.0%
3.75000	-	3.99999	9	85,584,805	10.8%	3.82186%	119	1.78x	9.9%	58.5%	48.3%
4.00000	-	4.24999	11	120,240,443	15.1%	4.10691%	118	1.60x	9.9%	62.4%	51.0%
4.25000	-	4.49999	4	32,242,004	4.1%	4.38611%	118	1.56x	9.8%	62.2%	51.2%
4.50000	-	4.74999	2	11,035,000	1.4%	4.57000%	119	1.45x	9.3%	69.4%	59.4%
4.75000	-	5.76000	4	40,749,100	5.1%	5.23973%	109	1.42x	11.0%	60.9%	52.7%
Total / Weighted Average:			57	$793,820,306	100.0%	3.75018%	117	2.28x	10.4%	56.7%	51.2%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	2	$4,568,218	0.6%	5.45095%	58	1.49x	10.7%	67.6%	63.5%
120	55	789,252,088	99.4%	3.74034%	117	2.28x	10.4%	56.6%	51.2%
Total / Weighted Average:	57	$793,820,306	100.0%	3.75018%	117	2.28x	10.4%	56.7%	51.2%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
58	-	60	2	$4,568,218	0.6%	5.45095%	58	1.49x	10.7%	67.6%	63.5%
106	-	108	4	78,957,059	9.9%	3.66990%	108	4.15x	16.2%	42.7%	40.0%
116	-	119	51	710,295,029	89.5%	3.74817%	118	2.08x	9.8%	58.2%	52.4%
Total / Weighted Average:			57	$793,820,306	100.0%	3.75018%	117	2.28x	10.4%	56.7%	51.2%
(1)	In the case of Loan Nos. 1, 3, 5, 15 and 43, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield Calculations are based on master lease rent; see “Annex A-3” for further details.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3, 5, 8, 38 and 39, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	22	$401,674,500	50.6%	3.46385%	117	2.97x	11.0%	51.9%	51.9%
240	1	$27,417,305	3.5%	3.77000%	119	1.40x	10.1%	58.0%	34.8%
300	3	$21,111,258	2.7%	3.98878%	115	1.63x	11.1%	57.1%	41.4%
360	31	$343,617,242	43.3%	4.06866%	117	1.59x	9.7%	62.2%	52.4%
Total / Weighted Average:	57	$793,820,306	100.0%	3.75018%	117	2.28x	10.4%	56.7%	51.2%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			22	$401,674,500	50.6%	3.46385%	117	2.97x	11.0%	51.9%	51.9%
239	-	356	5	$58,804,741	7.4%	3.83019%	115	1.58x	10.7%	59.3%	40.5%
357	-	360	30	$333,341,065	42.0%	4.08110%	118	1.58x	9.7%	62.0%	52.4%
Total / Weighted Average:			57	$793,820,306	100.0%	3.75018%	117	2.28x	10.4%	56.7%	51.2%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	21	$343,674,500	43.3%	3.44796%	118	2.63x	9.8%	54.7%	54.7%
IO-Balloon	18	$202,842,500	25.6%	4.05676%	118	1.53x	9.4%	62.3%	54.3%
Balloon	17	$189,303,306	23.8%	4.02924%	117	1.62x	10.3%	60.8%	46.6%
ARD-Interest Only	1	$58,000,000	7.3%	3.55800%	108	4.95x	17.9%	35.5%	35.5%
Total / Weighted Average:	57	$793,820,306	100.0%	3.75018%	117	2.28x	10.4%	56.7%	51.2%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.21x	-	1.59x	17	218,054,633	27.5%	4.16063%	118	1.40x	9.0%	62.5%	50.2%
1.60x	-	1.69x	6	70,609,162	8.9%	3.89587%	117	1.66x	10.1%	63.4%	54.2%
1.70x	-	1.79x	3	31,536,315	4.0%	4.00772%	119	1.75x	10.2%	54.2%	48.0%
1.80x		1.89x	5	28,955,882	3.6%	3.87255%	116	1.84x	11.2%	57.2%	49.0%
1.90x	-	1.99x	2	20,744,893	2.6%	3.85222%	112	1.96x	11.6%	62.2%	49.8%
2.00x	-	2.49x	10	150,519,422	19.0%	3.57726%	118	2.11x	8.5%	54.4%	52.5%
2.50x	-	2.99x	9	177,050,000	22.3%	3.45566%	118	2.78x	10.7%	56.8%	56.8%
3.00x		3.99x	3	33,350,000	4.2%	3.17756%	118	3.51x	12.9%	51.7%	51.7%
4.00x		4.95x	2	63,000,000	7.9%	3.49149%	109	4.93x	17.5%	36.2%	36.2%
Total / Weighted Average:			57	$793,820,306	100.0%	3.75018%	117	2.28x	10.4%	56.7%	51.2%
(1)	In the case of Loan Nos. 1, 3, 5, 15 and 43, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield Calculations are based on master lease rent; see “Annex A-3” for further details.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3, 5, 8, 38 and 39, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
35.5%	-	49.9%	6	$156,438,815	19.7%	3.48873%	115	3.30x	12.0%	43.2%	42.8%
50.0%	-	59.9%	25	352,869,483	44.5%	3.62202%	118	2.37x	10.6%	56.6%	52.1%
60.0%	-	64.9%	16	202,325,380	25.5%	4.10735%	118	1.59x	9.3%	62.5%	53.1%
65.0%	-	69.9%	8	76,193,410	9.6%	3.86630%	117	1.66x	9.6%	68.4%	58.9%
70.0%	-	73.0%	2	5,993,218	0.8%	4.58705%	90	1.44x	9.6%	72.5%	63.0%
Total / Weighted Average:			57	$793,820,306	100.0%	3.75018%	117	2.28x	10.4%	56.7%	51.2%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
34.8%	-	49.9%	18	$277,209,311	34.9%	3.65361%	116	2.59x	11.3%	49.4%	43.3%
50.0%	-	59.9%	32	479,410,277	60.4%	3.80161%	118	2.12x	10.1%	60.3%	54.9%
60.0%	-	64.0%	5	27,432,500	3.5%	3.67095%	116	2.11x	8.3%	63.1%	62.1%
65.0%	-	69.7%	2	9,768,218	1.2%	4.18942%	102	1.90x	8.7%	70.3%	68.8%
Total / Weighted Average:			57	$793,820,306	100.0%	3.75018%	117	2.28x	10.4%	56.7%	51.2%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	44	$557,564,790	70.2%	3.82027%	118	2.05x	10.0%	60.1%	54.3%
Yield Maintenance	10	163,474,634	20.6%	3.53878%	119	2.16x	9.3%	52.1%	46.3%
Defeasance or Yield Maintenance	2	$67,100,000	8.5%	3.59401%	109	4.50x	16.8%	39.2%	38.4%
Yield Maintenance, then Defeasance	1	$5,680,882	0.7%	4.80000%	108	1.81x	14.2%	56.8%	43.1%
Total / Weighted Average:	57	$793,820,306	100.0%	3.75018%	117	2.28x	10.4%	56.7%	51.2%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	32	$435,753,259	54.9%	3.77153%	118	1.90x	9.2%	57.9%	50.8%
Acquisition	21	276,498,331	34.8%	3.79214%	115	2.82x	12.5%	54.3%	50.5%
Recapitalization	3	71,100,000	9.0%	3.41413%	118	2.54x	10.0%	58.8%	57.5%
Refinance/Acquisition	1	10,468,716	1.3%	4.03600%	118	1.97x	11.8%	57.4%	45.8%
Total / Weighted Average:	57	$793,820,306	100.0%	3.75018%	117	2.28x	10.4%	56.7%	51.2%
(1)	In the case of Loan Nos. 1, 3, 5, 15 and 43, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield Calculations are based on master lease rent; see “Annex A-3” for further details.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3, 5, 8, 38 and 39, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
5	BSPRT	Crescent Gateway	Bethesda, MD	Mixed Use	$31,946,975	4.0%	COMM 2012-CR1
9	LMF	Tampa Bay Buccaneers Corporate Office Headquarters	Tampa, FL	Office	$27,417,305	3.5%	LBUBS 2006-C7
10	Barclays	200 St. Paul Plaza	Baltimore, MD	Office	$24,200,000	3.0%	MSBAM 2014-C14
23	Barclays	Melrose Apartments	Phoenix, AZ	Multifamily	$12,250,000	1.5%	WBCMT 2006-C28
33	Barclays	Arnold Industrial Park	Naples, FL	Industrial	$8,000,000	1.0%	UBSBB 2013-C5
44	KeyBank	Bear Creek Storage	Wildomar, CA	Self Storage	$5,000,000	0.6%	WFCM 2013-LC12
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
53	43500 Gen Mar Drive	Novi, MI	2,768,218	0.3%	2,568,608	57.1%	60	58	1.40x	10.0%	71.9%	66.7%
57	Oak Forest MHC	Battle Creek, MI	1,800,000	0.2%	1,731,327	38.5%	60	59	1.63x	11.9%	61.0%	58.7%
Total / Weighted Average:			$4,568,218	0.6%	$4,299,935	95.6%	60	58	1.49x	10.7%	67.6%	63.5%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

■ Assets:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.

■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, and sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A and Class X-B Certificates will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, and the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class E-RR, Class F-RR Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class S or Class R Certificates.

■ Realized Losses:

On each Distribution Date, losses on the mortgage loans will be allocated first to the Class K-RR, Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A and Class X-B Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A and Class X-B Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class K-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class K-RR Certificates; second, to the Class J-RR Certificates; third, to the Class H-RR Certificates; fourth, to the Class G-RR Certificates, fifth to the Class F-RR Certificates, sixth to the Class E-RR Certificates; seventh, to the Class D Certificates; eighth, to the Class C Certificates; ninth, to the Class B Certificates, tenth, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.

■ Whole Loans:

Five mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as “The Atlantic Whole Loan”, the “MGM Grand & Mandalay Bay Whole Loan”, the “Crescent Gateway Whole Loan”, the “Seaport Homes Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

Loan” and the “McCarthy Ranch Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of the MGM Grand & Mandalay Bay Whole Loan, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The Crescent Gateway Whole Loan (the “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the BBCMS 2021-C9 transaction (the “Pooling and Servicing Agreement”).

The MGM Grand & Mandalay Bay Whole Loan is being serviced pursuant to the BX 2020-VIVA trust and servicing agreement.

The McCarthy Ranch Whole Loan is being serviced pursuant to the MSC 2020-L4 pooling and servicing agreement.

The MGM Grand & Mandalay Bay Whole Loan and the McCarthy Ranch Whole Loan are each a “Non-Serviced Whole Loan” and collectively the “Non-Serviced Whole Loans”.

The Atlantic Whole Loan and the Seaport Homes Whole Loan (each, a “Servicing Shift Whole Loan”) will initially be serviced under the Pooling and Servicing Agreement prior to the date of securitization of the related controlling Pari Passu Companion Loan (such date, a “Servicing Shift Date”). Following the related Servicing Shift Date, the Servicing Shift Whole Loans will be Non-Serviced Whole Loans. The holder of the controlling companion loan prior to the Servicing Shift Date will be the “Loan-Specific Directing Certificateholder”.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of such Serviced Companion Loans), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the outstanding principal balance of the mortgage loan, any unpaid interest and any outstanding costs and expenses relating to the mortgage loan and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2021-C9 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates.

■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each mortgage loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided however, that (1) absent such selection, (2) until a Directing Certificateholder is so selected or (3) upon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement.

With respect to any mortgage loan (other than any non-serviced mortgage loan, any Excluded Loan or any Servicing Shift Whole Loans), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Servicing Shift Mortgage Loans and any Excluded Loans).

■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class K-RR Certificates; provided that if at any time the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Controlling Class will be the most subordinate Class of Control Eligible Certificates that has an aggregate certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when the Class E-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination and for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Notwithstanding anything to the contrary in the definition of Appraisal Reduction Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clause (3), (4), (5) or (7) of the definition of “Appraisal Reduction Event”) or the entry into of a COVID Modification Agreement will constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement.

“COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

“COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions: (i) prior to the modification or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

forbearance or waiver, the related borrower certified to the Special Servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID Emergency; (ii) the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b) as may be reasonably determined by the special servicer in accordance with the servicing standard to address a financial hardship due, directly or indirectly, to the COVID Emergency; (iii) if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding; provided the borrower complies with the terms of the COVID Modification Agreement; (iv) any COVID Modification Agreement requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 21 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and (v) the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

“COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

“COVID Modified Loan” means a serviced mortgage loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed to be continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.

■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●    recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Third-Party Purchaser, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

(including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, upon (a) the written direction of holders of the Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each of the Serviced Whole Loans, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2021-C9 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a specially serviced loan, the Special Servicer, and (b) with respect to a non-specially serviced loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any person other than the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-specially serviced loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such non-specially serviced Loan, the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2021-C9

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan (including the Specially Serviced Loans) that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees (other than fees collected with respect to a COVID Modification) with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) non-specially serviced loan with respect to which the special servicer acts as the Enforcing Servicer, (ii) specially serviced loan or (iii) REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Structural Overview

receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■     special notices,

■     summaries of any final asset status reports,

■    appraisals in connection with Appraisal Reductions plus any second appraisals ordered,

■     an “Investor Q&A Forum,”

■     a voluntary investor registry, and

■     SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 1 – The Atlantic

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 1 – The Atlantic

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 1 – The Atlantic

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	9.4%	Net Rentable Area (Units)(3):	268
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrowers:	Post 260 Property Owner, LLC and PL Garage Partners, L.P.	Year Built / Renovated:	1923 / 2018-2020
		Occupancy:	78.0%
		Occupancy Date:	1/19/2021
Borrower Sponsors:	Matthew Pestronk and Michael Pestronk	4th Most Recent NOI (As of)(4):	NAV
		3rd Most Recent NOI (As of)(4):	NAV
Interest Rate:	3.456008%	2nd Most Recent NOI (As of)(4):	NAV
Note Date:	1/28/2021	Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/5/2031	UW Economic Occupancy:	79.6%
Interest-only Period:	120 months	UW Revenues:	$12,029,884
Original Term:	120 months	UW Expenses:	$3,016,639
Original Amortization Term:	None	UW NOI:	$9,013,244
Amortization Type:	Interest Only	UW NCF:	$8,933,498
Call Protection(2):	L(25),Grtr1%orYM(91),O(4)	Appraised Value / Per Unit:	$258,000,000 / $962,687
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	Appraisal Date:	12/18/2020
Additional Debt(1):	Yes
Additional Debt Balance(1):	$50,000,000 / $40,000,000
Additional Debt Type(1):	Pari Passu / Mezzanine

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$281,202	$65,425	N/A	Cut-off Date Loan / Unit:	$466,418	$615,672
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$466,418	$615,672
Replacement Reserves:	$0	$6,042	$217,498	Cut-off Date LTV:	48.4%	64.0%
TI/LC:	$130,672	$604	N/A	Maturity Date LTV:	48.4%	64.0%
Free Rent:	$27,731	$0	N/A	UW NCF DSCR:	2.04x	1.25x
Debt Service Reserve:	$1,781,405	$0	N/A	UW NOI Debt Yield:	7.2%	5.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$125,000,000		75.8%	Loan Payoff	$159,590,991	96.7%
Mezzanine Loan	40,000,000		24.2	Upfront Reserves	2,221,010	1.3
				Closing Costs	2,263,064	1.4
				Return of Equity	924,935	0.6
Total Sources	$165,000,000		100.0%	Total Uses	$165,000,000	100.0%

(1)	The Atlantic Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $125,000,000. The financial information presented in the chart above reflects the Cut-off Date balance of The Atlantic Whole Loan (as defined below).

(2)	The lockout period will be at least 25 payments beginning with March 5, 2021. The borrowers have the option to prepay The Atlantic Whole Loan in full, together with a yield maintenance premium equal to the greater of yield maintenance or 1% of the outstanding principal balance of The Atlantic Whole Loan from and after the earlier to occur of (i) two years after the closing date of the securitization that includes the last of The Atlantic Whole Loan pari passu notes to be securitized and (ii) January 28, 2024.

(3)	The Atlantic Property (as defined below) consists of a 268-unit multifamily complex with two retail commercial units and a 135-space parking garage with one retail commercial unit located on two non-contiguous lots.

(4)	Historical financials are not available as The Atlantic Property was renovated from 2018-2020.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 1 – The Atlantic

The Loan. The Atlantic mortgage loan is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $125,000,000 (“The Atlantic Whole Loan”). The Atlantic Whole Loan is secured by a first lien mortgage encumbering The Atlantic Borrowers’ (as defined below) fee interest in a 268-unit, newly-renovated Class A high-rise multifamily complex located in Philadelphia, Pennsylvania and a nearby three-story parking garage building serving the multifamily complex (collectively, “The Atlantic Property”). The non-controlling Note A-1 and the non-controlling Note A-2 (collectively, “The Atlantic Mortgage Loan”), with an aggregate original principal balance of $75,000,000, will be included in the BBCMS 2021-C9 trust. The controlling Note A-3, the non-controlling Note A-4, the non-controlling Note A-5 and the non-controlling Note A-6, with an aggregate original principal balance of $50,000,000, are currently held by SGFC and are expected to be contributed to one or more future securitization trusts. The Atlantic Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2021-C9 trust until the controlling Note A-3 is securitized, whereupon The Atlantic Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$50,000,000	BBCMS 2021-C9	No
A-2	$25,000,000	BBCMS 2021-C9	No
A-3	$20,000,000	SGFC	Yes
A-4	$15,000,000	SGFC	No
A-5	$10,000,000	SGFC	No
A-6	$5,000,000	SGFC	No
Total	$125,000,000

COVID-19 Update. As of February 1, 2021, approximately 100.0% of tenants by unit and underwritten rent had made their January 2021 rental payments. As of the date of this term sheet, The Atlantic Whole Loan is not subject to any modification or forbearance requests.

The Property. The Atlantic Property is a recently renovated, Class A, 268-unit multifamily complex with a nearby three-story parking garage located in Philadelphia, Pennsylvania. The multifamily complex is located at 258-262 South Broad Street and the parking garage building is located at 1523-1525 Spruce Street. The 258-262 South Broad Street property contains a total of 268 apartment units and two ground floor retail suites, one of which is leased to a restaurant (Steak 48). Originally constructed in 1923, the 258-262 South Broad Street property was gut-renovated by the borrower sponsors between 2018 and 2020. The 1523-1525 Spruce Street property provides 135 parking spaces and a ground floor retail space leased to a convenience store, Spruce Market, totaling 3,300 square feet.

The Atlantic Property was awarded the LEED Gold certification for its innovative sustainable design and is completely powered by wind-generated electricity. Unit amenities feature ceiling heights that range from 9.5 to 14 feet, recessed LED lighting with Lutron dimmers in every room, high-efficiency windows with tilt and turn window mechanisms with integrated electric Lutron roller shades for privacy and to minimize energy consumption, wide-plank white oak floors with oversized floor to ceiling travertine porcelain stone in the bathrooms, Corian bathroom countertops, Bertazzoni appliances, built-in ovens with double ovens featured in two and three bedroom units, Calacatta Gold marble quartz countertops and solid backsplash and in-unit stacked washer/dryer units. Heating and air conditioning, window shades and lighting are all controlled by an iPad mounted in each apartment and can also be controlled remotely from the resident’s smart phone.

The Atlantic Property’s ground-floor amenities include a fitness center that offers complimentary on-site fitness classes, training rooms, a spa facility with hydro massage beds, steam room and treatment center, a children’s play room with an art studio and custom treehouse, co-working space and conference rooms, community lounge and kitchen and soundproof music room. Terrace-level amenities include a waterfall-edge lounging pool and hot tub, outdoor salon and sundeck with daybeds, build-in fireplaces and overhead gas heaters, outdoor dining pavilion, outdoor kitchen with four grilling stations, refrigerator, ice and sinks, a rooftop dog park, children’s play area with splash pad and Philadelphia skyline views. Additional amenities include security cameras throughout the building, bicycle and resident storage units, commercial capacity laundry equipment, a 24-hour concierge, a 24-hour valet parking with app and text based car retrieval, reserve space self-parking, complimentary coffee service and ice bar in the lounge, complimentary use of bikes and electric scooters, room service delivery from the ground level restaurant and priority access reservations, 24-hour on-site maintenance, Shabbat mode elevators, and premium elevator access for penthouse residents including priority call and private ride.

The borrower sponsors acquired The Atlantic Property in 2012 for approximately $37.6 million including closing costs and have since invested approximately $174.1 million ($650,000 per unit) to complete a gut redevelopment of the 258-262 South Broad Street property. The redevelopment was completed in March 2020. The renovations included the complete gutting, rehabilitation and modernization of the building and all of its systems, filling in shafts and stairwells cut into the floors, new windows, and the installation of residential units, common areas, lower-level and rooftop amenities. In aggregate, the borrower sponsors have a total cost basis of $211.8 million ($790,000 per unit) and have $51.2 million of equity remaining in The Atlantic Property.

The City of Philadelphia maintains a tax abatement program to promote development of new housing. Under this program, the assessment attributable to newly constructed or rehabilitated improvements and their resulting real estate taxes are abated for a period of ten years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 1 – The Atlantic

The tax abatement applicable to the improvements at The Atlantic Property will terminate in December 2029. As such, 2030 will be the first year that the full, unabated real estate taxes will be due at The Atlantic Property. According to the appraisal, the current unabated taxes would be approximately $1,442,151 compared to the abated taxes of $503,904 and the underwritten taxes of $771,004. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Prior to the start of the COVID-19 pandemic, completed units were delivered on a floor by floor basis starting from the upper floors, at an average rate of 16 units per month, with the final 24 units delivered in March 2020. From the beginning of the leasing season in March 2019 through March 2020, the average leased percentage of available units was 97%, with demand in the summer months outpacing deliveries with leased units averaging 111% of available units. In order to meet demand, the borrower sponsors made model units available for leasing.

Historical Occupancy(1)
	Mar-20	Apr-20	May-20	Jun-20	Jul-20	Aug-20	Sep-20	Oct-20
The Atlantic	84%	84%	85%	82%	81%	77%	75%	77%
(1)	Historical Occupancy is based on the physical occupancy with respect to the 268-unit multifamily complex provided by The Atlantic Borrowers. Occupancies are as of the end of each respective month.

The following table presents detailed information with respect to the unit mix of The Atlantic Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Leased Units	% Leased	Average SF	Avg. Monthly Rent
Studio	16	6.0%	14	87.5%	659	$2,222
One Bedroom	141	52.6	111	78.7%	740	$2,916
Two Bedroom	53	19.8	42	79.2%	1,202	$4,767
Three Bedroom	54	20.1	38	70.4%	1,731	$6,562
Four Bedroom Penthouse	4	1.5	4	100.0%	4,869	$19,996
Collateral Total/Wtd. Avg.	268	100.0%	209	78.0%	1,088	$4,231
(1)	Based on the borrower rent roll dated January 19, 2021.

Environmental. According to the Phase I environmental assessment dated December 29, 2020, there is no evidence of any recognized or controlled recognized environmental conditions at The Atlantic Property. A historical recognized environmental condition relating to past uses of The Atlantic Property was noted in the Phase I environmental assessment.

The Market. The Atlantic Property is located within the South Broad area of Philadelphia’s Center City district which spans from the Art Museum steps to the Riverfront to the east, to South Street to the south. The Atlantic Property has good visibility as it fronts along Spruce Street and South Broad Street. Center City has a diverse selection of restaurants, bars and lounges all within walking distance of The Atlantic Property. Philadelphia’s squares and newest civic spaces are minutes away from The Atlantic Property, which offers outdoor living spaces for its residents. Located to the west and east of The Atlantic Property are the Rittenhouse Square neighborhood and Washington Square West, respectively. Rittenhouse Row, a shopping destination within the Rittenhouse Square neighborhood, features locally owned boutiques, high-end stores, small galleries, specialty shops, luxury spas and salons, and restaurants and cafes. Other uses adjacent to The Atlantic Property include Meriam Theater and the Academy of Music to the north, Kimmel Center to the south, The Wilma Theater and Doubletree by Hilton to the east and residential/multifamily properties to the west.

The city of Philadelphia is an economic center in Pennsylvania and home to seven Fortune 1000 companies. Philadelphia’s economy is driven by information technology, manufacturing, healthcare, tourism and financial services. Major employers include: University of Pennsylvania & Health System, Jefferson Health System, Inc., ACCU Staffing Services, Comcast Corporation and Drexel University. Comcast Center is located less than one mile from The Atlantic Property. Comcast Center features a five-building urban campus, a Four Seasons Hotel and the 60-story Comcast Technology Center. The Comcast Center is the company’s headquarters and is home to 9,000 employees. The city is one of the largest health education and research centers in the United States, featuring 12 higher-level educational facilities, including Temple University, Drexel University, West Chester University of Pennsylvania, University of Pennsylvania and Villanova University.

Public transportation is available near The Atlantic Property with the immediate area being served by the Southeastern Pennsylvania Transportation Authority with bus stops on South Broad Street. Subway service is provided at Walnut-Locust Station and train service is provided at 15/16th & Locust Street Station. Major traffic arteries located within one mile of The Atlantic Property include Interstate 676, Interstate 76 and Interstate 95.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 1 – The Atlantic

Per the appraisal, as of third quarter 2020, the Center City submarket reported total inventory of 40,728 units and a vacancy rate of 6.6%, slightly higher than the 5-year average of 5.3%.

Multifamily Statistics(1)
	City of Philadelphia		Submarket
Date	Rent Per Unit	Occupancy	Rent Per Unit	Occupancy
2017	$1,255	95.1%	$2,069	94.5%
2018	$1,319	95.8%	$2,109	94.2%
2019	$1,382	96.6%	$2,254	95.2%
1st Qtr. 2020	$1,397	96.3%	$2,298	95.2%
2nd Qtr. 2020	$1,401	96.3%	$2,275	94.7%
3rd Qtr. 2020	$1,409	96.7%	$2,169	93.4%
(1)	Source: Appraisal.

The appraisal identified five comparable rental properties for The Atlantic Property. The comparable leases indicate a rent range of $1,996 per month to $4,322 per month, averaging $2,710 per month. The properties were built between 1929 and 2019 and range from 183 to 322 units. The occupancy of the comparables range from 85.0% to 100.0%. The average unit size of the comparable range from 699 square feet to 1,049 square feet with an average of 821 square feet.

Multifamily Rent Comparables(1)

Property	Distance from Subject (miles)	Year Built/Year Renovated	Occupancy	No. Units	Avg. Unit Size (SF)	Avg. Rent Per Unit	Amenities
The Atlantic 258-262 South Broad Street and 1523-1525 Spruce Street Philadelphia, PA	-	1923/2018-2020	78.0%(2)	268(2)	1,088(2)	$4,231(2)	Fitness Center, Swimming Pool, BBQ/Picnic Area, Playground, Courtyard, Business Center, Valet, Parking, Elevators, Clubhouse
ICON 1616 1616 Walnut Street Philadelphia, PA	0.2	1929/NAV	85.0%	213	875	$1,996	Fitness Center, Business Center Elevators
The Alexander 300 Alexander Court Philadelphia, PA	0.8	NAV	93.0%	277	701	$2,093	Swimming Pool, Fitness Center, Elevators
The Harper 112 South 19th Street Philadelphia, PA	0.5	2019/NAV	100.0%	183	1,049	$4,322	Game Room, Business Center, Sport Court, Fitness Center, Swimming Pool
1919 Market Street 1919 Market Street Philadelphia, PA	0.6	2016/NAV	92.5%	321	783	$2,626	Fitness Center, Swimming Pool, Game Room, Elevators
1213 Walnut 1213 Walnut Street Philadelphia, PA	0.3	2017/NAV	92.9%	322	699	$2,513	Fitness Center, Clubhouse, Elevators, Business Center
Average(3)			92.7%	263	821	$2,710
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 19, 2021.

(3)	Calculated excluding The Atlantic Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 1 – The Atlantic

Operating History and Underwritten Net Cash Flow
	Borrower Proforma Year 1(1)	Underwritten	Per Unit	%(2)
Rents in Place	$14,774,220	$13,497,996	$50,366	89.4%
Parking Revenue	593,187	584,460	2,181	3.9
Other Income 1(3)	868,193	846,071	3,157	5.6
Other Income 2(4)	169,167	161,600	603	1.1
Gross Potential Rent	$16,404,767	$15,090,127	$56,306	100.0%
Total Reimbursements	0	0	0	0.0
Total Gross Potential Income	$16,404,767	$15,090,127	$56,306	100.0%
(Vacancy/Credit Loss)(5)	(738,711)	(3,060,243)	(11,419)	(20.3)
Effective Gross Income	$15,666,056	$12,029,884	$44,888	79.7%

Total Expenses	$3,143,287	$3,016,639	$11,256	25.1%

Net Operating Income	$12,522,769	$9,013,244	$33,632	74.9%

Total TI/LC, Capex/RR	0	79,746	298	0.7

Net Cash Flow	$12,522,769	$8,933,498	$33,334	74.3%
(1)	Borrower Proforma Year 1 is based on The Atlantic Borrowers’ 2021 budget.

(2)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income 1 represents rent related to the Steak 48 and Spruce Market leased spaces.

(4)	Other Income 2 represents resident lounge and terrace table rentals, application fees, late fees, lease cancellation fees, damages & cleaning fees, transfer fees and the expenses associated with the pool club.

(5)	Underwritten Vacancy represent the economic vacancy of 20.4%.

The Borrowers. The borrowing entities for The Atlantic Whole Loan are Post 260 Property Owner, LLC, a Delaware limited liability company and PL Garage Partners, L.P., a Delaware limited partnership (collectively, “The Atlantic Borrowers”), each a single purpose entity with two independent managers in its organizational structure. Legal counsel to The Atlantic Borrowers delivered a non-consolidation opinion in connection with the origination of The Atlantic Whole Loan.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors of The Atlantic Whole Loan are Michael Pestronk and Matthew Pestronk, the founders of Post Brothers. Post Brothers is a developer, owner and manager of Class A apartments, generally focusing on the development and creation of Class A apartment buildings in the greater Philadelphia metropolitan area. Post Brothers is a vertically-integrated company, with approximately 200 employees, providing in-house expertise in design, construction leasing and management. Since the company’s founding in 2006, Post Brothers has developed more than 30 properties totaling approximately 5,000 apartments, with a focus in the greater Philadelphia area and New Jersey. The Post Brothers’ total portfolio is valued at over $1.8 billion.

The majority investor in The Atlantic Property, William Ackman, is the founder and CEO of Pershing Square Capital Management. Mr. Ackman owns approximately 75% of the equity in The Atlantic Property through indirect interests. Pursuant to the documentation governing Mr. Ackman’s equity investments, Mr. Ackman has had the right to take sole control of The Atlantic Borrowers since July 19, 2017 but, to date, has not exercised such option. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Multifamily Properties” in the Preliminary Prospectus.

Property Management. The Atlantic Property is managed by Post Commercial Real Estate, LLC, an affiliate of the borrower sponsors. Post Commercial Real Estate, LLC is a full service multifamily property manager and developer with a current portfolio under management of 4,033 units across 15 residential properties. The parking garage building serving the multifamily complex is managed and serviced by SP Plus Corporation, a national parking garage operator that is unaffiliated with the borrower sponsors.

Escrows and Reserves. At origination, The Atlantic Borrowers deposited in escrow $1,781,405 for a debt service reserve, $281,202 for real estate taxes, $27,731 for a free rent reserve for the Steak 48 lease and $130,672 for a TI/LC reserve.

Tax Escrows – On a monthly basis, The Atlantic Borrowers are required to escrow 1/12th of the annual estimated tax payments (currently $65,425).

Insurance Escrows – Insurance escrows are currently suspended, as The Atlantic Property is insured under the borrower sponsors’ blanket insurance policy. In the event that such blanket insurance policy, which provides the same protection as would a separate insurance policy insuring only The Atlantic Property, is no longer in effect, The Atlantic Borrowers will be required to escrow 1/12th of the annual estimated renewal insurance payments on a monthly basis. However, The Atlantic Borrowers have the ability to satisfy such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 1 – The Atlantic

escrow obligation if they, among other things, (i) deposit an amount equal to $56,985 to be held in the insurance escrow account and (ii) provide the lender evidence of renewal of the insurance policies.

Replacement Reserves – On a monthly basis, The Atlantic Borrowers are required to escrow $6,042 for capital expenditures until the balance of the capital reserve equals at least $217,498 (the “Capital Reserve Cap”). In the event the balance of funds in the capital reserve subaccount falls below the Capital Reserve Cap, the capital reserve monthly deposit will recommence until the Capital Reserve Cap is reached again.

TI/LC Reserves – On a monthly basis, The Atlantic Borrowers are also required to escrow $604 for future tenant improvement and leasing costs.

Debt Service Reserve – At origination, The Atlantic Borrowers deposited an amount equal to $1,781,405 into a shortfall reserve subaccount. In the event (i) there is a debt service shortfall, (ii) no event of default, monetary default or material non-monetary default has occurred and is continuing, (iii) the DSCR is less than 1.00x, and (iv) the amount of funds on deposit in the shortfall reserve subaccount exceeds $1,130,000, the lender will be required to apply funds in the shortfall reserve subaccount in an amount equal to the shortfall for the purpose of paying, in full, the remaining unpaid portion of the Required Monthly Payments (as defined below) due with respect to such payment date. The lender will be required to disburse to The Atlantic Borrowers all funds then on deposit in the shortfall reserve subaccount upon satisfaction of the following conditions, among others: (i) for nine consecutive payment dates, the rents generated by The Atlantic Property have been sufficient to pay (and have paid) the Required Monthly Payments due on each respective payment date (i.e., without the application of any funds from the shortfall reserve subaccount and/or from The Atlantic Borrowers’ own equity), (ii) the net operating income for the six-month period ending with the most recently completed calendar month has been equal to or greater than $4,050,000 and (iii) no monetary default, material non-monetary default, event of default and/or Cash Sweep Period (as defined below) then exists.

Lockbox / Cash Management. At origination, The Atlantic Borrowers were required to notify each non-residential tenant of The Atlantic Property to remit all amounts due with respect to The Atlantic Property directly to the lockbox account. All funds will be deposited (directly by non-residential tenants and by the property manager for residential tenants within two business days of receipt) into the lockbox account and, if no Cash Sweep Period then exists, will be transferred on a daily basis to The Atlantic Borrowers’ operating account. During the existence of a Cash Sweep Period, all funds in the lockbox account will be disbursed to a cash management account under the sole dominion and control of the lender. All funds deposited in the cash management account will, unless an event of default is continuing, be disbursed to the lender (except as noted below with respect to mezzanine indebtedness) on each due date to fund the following items: (a) the monthly required real estate tax and insurance payments; (b) the monthly portion of the fees charged by the deposit bank in accordance with the deposit account agreement; (c) debt service on The Atlantic Whole Loan (and any other amounts due to the lender in accordance with the terms of The Atlantic Whole Loan documents); (d) to make the required monthly payment into the reserves established under the terms of The Atlantic Whole Loan documents; (e) operating and management expenses of The Atlantic Property, which will be disbursed to The Atlantic Borrowers in accordance with procedures set forth in The Atlantic Whole Loan documents; (f) if a new mezzanine loan is outstanding, to the new mezzanine lender an amount equal to the monthly new mezzanine debt service payment due and owing on such payment date; (g) to the mezzanine lender an amount equal to the monthly mezzanine debt service payment due and owing on such payment date (clauses (a) through (g), the “Required Monthly Payments”); and (h) any remaining funds in the lockbox account will be deposited into the cash collateral reserve subaccount until such funds are released to The Atlantic Borrowers following the expiration of all existing Cash Sweep Periods.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default; (ii) the failure to maintain a DSCR of at least 1.05x; or (iii) the occurrence of any mezzanine loan default; and will end, as applicable, (a) with respect to clause (i) above, once the event of default has been cured, (b) with respect to clause (ii) above, for two consecutive calendar quarters since the commencement of the existing Cash Sweep Period (A) no monetary default, material non-monetary default or event of default has occurred and is continuing, (B) no event that could trigger another Cash Sweep Period has occurred and (C) the DSCR is at least equal to 1.10x immediately following the end of each of two consecutive calendar quarters, or (c) with respect to clause (iii) above, upon receipt by the lender of a mezzanine loan default revocation notice (and no other Cash Sweep Period is then continuing).

Subordinate and Mezzanine Debt. Concurrently with the origination of The Atlantic Whole Loan, a $40,000,000 mezzanine loan was funded (“The Atlantic Mezzanine Loan”), which is secured by the direct equity interests in The Atlantic Borrowers. The Atlantic Mezzanine Loan accrues interest at a rate of 6.77000% per annum and is coterminous with The Atlantic Whole Loan. Including The Atlantic Whole Loan and The Atlantic Mezzanine Loan, the Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield are 64.0%, 1.25x and 5.5%, respectively.

Partial Release. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 2 – Saddleback Business Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 2 – Saddleback Business Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 2 – Saddleback Business Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$58,500,000	Title:	Fee
Cut-off Date Principal Balance:	$58,500,000	Property Type – Subtype:	Industrial – Flex
% of IPB:	7.4%	Net Rentable Area (SF):	388,224
Loan Purpose:	Recapitalization	Location:	Laguna Hills, CA
Borrower:	Laguna Cabot Road Business Park LP	Year Built / Renovated:	1988-1989 / N/A
Borrower Sponsor:	DT GRAT LM, LLC	Occupancy:	94.5%
Interest Rate:	3.33000%	Occupancy Date:	1/1/2021
Note Date:	12/17/2020	4th Most Recent NOI (As of):	$5,115,457 (12/31/2017)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$5,260,066 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$5,474,499 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$5,821,031 (TTM 10/31/2020)
Original Amortization Term:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$7,470,682
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$1,701,709
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,768,973
Additional Debt:	No	UW NCF:	$5,372,039
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$100,800,000 / $260
Additional Debt Type:	N/A	Appraisal Date:	11/12/2020

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$151
Taxes:	$273,919	$47,023	N/A	Maturity Date Loan / SF:	$151
Insurance:	$3,558	$1,779	N/A	Cut-off Date LTV:	58.0%
Replacement Reserve:	$0	$8,564	N/A	Maturity Date LTV:	58.0%
TI/LC Reserve:	$1,000,000	Springing	$1,000,000	UW NCF DSCR:	2.72x
Other:	$97,932	$0	N/A	UW NOI Debt Yield:	9.9%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$58,500,000		100.0%	Return of Equity	$56,789,277	97.1%
				Reserves	1,375,409	2.4
				Closing Costs	335,314	0.5
Total Sources	$58,500,000		100.0%	Total Uses	$58,500,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Saddleback Business Park mortgage loan (the “Saddleback Business Park Mortgage Loan”) has an original and Cut-off Date principal balance of $58,500,000 secured by the borrower’s fee interest in a 388,224 square foot industrial flex property located in Laguna Hills, California (the “Saddleback Business Park Property”). The Saddleback Business Park Mortgage Loan has a ten-year term and is interest-only for the entire term.

The Property. The Saddleback Business Park Property is a 388,224 square-foot Class A multi-tenant industrial flex property consisting of 11 buildings that were developed in two phases between 1988 and 1989. The Saddleback Business Park Property is separated by Vista Viejo Road with Phase I buildings located to the south along Cabot Road and Phase II buildings located north along Merit Circle. Phase I of the Saddleback Business Park Property consists of four buildings that contain 98 suites, totaling 150,337 square feet. Tenancy in the Phase I buildings is mostly comprised of small businesses, such as paving companies, electricians, window manufacturers, hardware suppliers and medical practices. Phase II of the Saddleback Business Park Property consists of seven buildings that contain 88 suites, totaling 237,887 square feet. Phase II has a similar type of tenancy as Phase I but also includes some larger suites. The borrower sponsor acquired the Saddleback Business Park Property in June 2009 for $63.0 million. Since acquisition, the borrower sponsor has invested approximately $4.3 million in tenant improvements/leasing commissions and improvements for the Saddleback Business Park Property. The Saddleback Business Park Property’s estimated overall mix is 60% industrial and 40% office space. The Saddleback Business Park Property features 186 drive-in doors and clear heights ranging from 14 to 22 feet. The Saddleback Business Park Property contains 1,210 parking spaces, which equates to a parking ratio of approximately 3.1 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 2 – Saddleback Business Park

The Saddleback Business Park Property’s configuration and corresponding parking allow for units of varying office build-outs. The Saddleback Business Park Property is 94.5% occupied by 129 tenants as of January 1, 2021 with only two tenants occupying over 5% of the net rentable area.

COVID-19 Update. As of February 4, 2021, the Saddleback Business Park Property is open and operating. Tenants representing approximately 96.0% of the occupied square footage at the Saddleback Business Park Property and approximately 96.0% of the underwritten base rent made their January 2021 rental payments. As of the date of this term sheet, the Saddleback Business Park Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants.

Sonendo, Inc. (53,092 square feet; 13.7% of NRA; 14.2% of underwritten base rent). Founded in 2006, Sonendo, Inc. (“Sonendo”) develops dental equipment using multisonic ultra-cleaning technology that can be used for root canals. Sonendo is a developer of the GentleWave System used in a number of dental practices across North America. The GentleWave System uses patented, novel technology to deliver more thorough cleaning and disinfection to the entire root canal system. In December 2020, Sonendo announced that more than 500,000 patients have been treated with the GentleWave procedure. Sonendo is also the parent company of TDO Software, a company that specializes in practice management systems for endodontists. The Saddleback Business Park Property serves as Sonendo’s headquarters. Sonendo currently occupies 20 suites at the Saddleback Business Park Property and has been a tenant since 2009. Sonendo has expanded its space at the Saddleback Business Park Property eight times and has no termination options.

Sonendo Lease Expirations
Number of Suites	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Renewal Options
3	16,128	4.2%	$288,369	4.2%	3/31/2025	1-3 year
2	12,992	3.3%	$232,297	3.4%	3/31/2025	1-3 year
4	5,760	1.5%	$102,989	1.5%	12/31/2023	1-2 year
1	5,614	1.4%	$97,010	1.4%	12/31/2023	1-2 year
2	2,880	0.7%	$50,112	0.7%	4/30/2021	None
1	1,680	0.4%	$34,272	0.5%	6/30/2023	None
1	1,440	0.4%	$30,240	0.4%	10/31/2023	None
1	1,440	0.4%	$30,240	0.4%	10/31/2023	None
1	1,440	0.4%	$29,376	0.4%	6/30/2023	None
1	1,270	0.3%	$21,946	0.3%	12/31/2023	1-2 year
1	816	0.2%	$17,136	0.3%	4/30/2022	None
1	816	0.2%	$17,136	0.3%	4/30/2022	None
1	816	0.2%	$15,667	0.2%	4/30/2021	None

Fjord Ventures, LLC (37,323 square feet; 9.6% of NRA; 9.6% of underwritten base rent). Founded in 2005, Fjord Ventures, LLC (“Fjord”) provides strategic vision and operating experience to emerging life science companies. Fjord has a portfolio that consists of medical devices, diagnostics, and biopharmaceutical companies in a range of therapeutic areas. Fjord has invested in Ares Imaging, Metronom Health, Sonendo, Prelude Corporation, Adagio Medical, KATO Pharmaceuticals, Crescendo Bio Corporation and Orchest. Fjord currently occupies six suites at the Saddleback Business Park Property and has been a tenant since 2005. Fjord has expanded its space at the Saddleback Business Park Property four times. The lease related to one suite totaling 15,808 square feet (4.1% of NRA, 4.1% of underwritten base rent) has a lease expiration date of September 30, 2022. The leases related to two suites totaling 10,400 square feet (2.7% of NRA, 2.5% of underwritten base rent) have a lease expiration date of October 31, 2021. The leases related to two suites totaling 9,552 square feet (2.5% of NRA, 2.5% of underwritten base rent) have a lease expiration date of February 29, 2024 with one, two-year renewal option remaining. The lease related to one suite totaling 1,563 square feet (0.4% of NRA, 0.4% of underwritten base rent) has a lease expiration date of June 30, 2021. Fjord does not have any termination options.

Starrett Kinemetric Engineering, Inc. (18,140 square feet; 4.7% of NRA; 4.8% of underwritten base rent). Founded in 1880, Starrett Kinemetric Engineering, Inc. (“Starrett”) manufactures more than 5,000 variations of precision tools, gages, measuring instruments and saw blades for industrial, professional and consumer markets worldwide. Starrett’s product line includes precision measuring tools (micrometers calipers, rules, etc.), levels, electronic gages, dial indicators, gage blocks and granite surface plates and custom engineered products. Starrett has been a tenant at the Saddleback Business Park Property since 2009, has a current lease expiration date in June 2024 and has no renewal options remaining. Starrett has no termination options.

Environmental. According to the Phase I environmental site assessments dated November 30, 2020 and December 1, 2020, there was no evidence of any recognized environmental conditions at the Saddleback Business Park Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Saddleback Business Park

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
97.6%	95.1%	99.6%	94.5%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of January 1, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Sonendo, Inc.	NR/NR/NR	53,092	13.7%	$18.21	$966,789	14.2%	Various(3)
Fjord Ventures, LLC	NR/NR/NR	37,323	9.6	17.58	656,189	9.6	Various(4)
Starrett Kinemetric Engineering, Inc.	NR/NR/NR	18,140	4.7	18.00	326,520	4.8	6/30/2024
Dinu Nicola	NR/NR/NR	5,970	1.5	17.66	105,429	1.5	3/31/2021
Beach Kids Therapy Center, Inc.	NR/NR/NR	5,520	1.4	16.56	91,411	1.3	2/28/2021
Major Tenants		120,045	30.9%	$17.88	$2,146,338	31.5%

Other Tenants		246,833	63.6%	$18.93	$4,673,422	68.5%

Occupied Collateral Total		366,878	94.5%	$18.59	$6,819,760	100.00%

Vacant Space		21,346	5.5%

Collateral Total		388,224	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2021.

(2)	UW Base Rent includes rent steps of $99,456 through November 2021.

(3)	Three suites totaling 3,696 square feet have a current lease expiration date of April 30, 2021, two suites totaling 1,632 square feet have a current lease expiration date of April 30, 2022, two suites totaling 3,120 square feet have a current lease expiration date of June 30, 2023, two suites totaling 2,880 square feet have a current lease expiration date of October 31, 2023, six suites totaling 12,644 square feet have a current lease expiration date of December 31, 2023 and five suites totaling 29,120 square feet have a current lease expiration date of March 31, 2025. The five suites totaling 29,120 square feet have a three-year renewal option remaining. The six suites totaling 12,644 square feet have a two-year renewal option remaining.

(4)	One suite totaling 1,563 square feet has a current lease expiration date of June 30, 2021, two suites totaling 10,400 square feet have a current lease expiration date of October 31, 2021, one lease totaling 15,808 square feet has a current lease expiration date of September 30, 2022 and two leases totaling 9,552 square feet have a current lease expiration date of February 29, 2024. The two suites totaling 9,552 square feet have a two-year renewal option remaining.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	21,346	5.5%	NAP	NAP	21,346	5.5%	NAP	NAP
2021	87	162,616	41.9	$3,024,528	44.3%	183,962	47.4%	$3,024,528	44.3%
2022	37	80,206	20.7	1,526,270	22.4	264,168	68.0%	$4,550,798	66.7%
2023	22	46,613	12.0	872,037	12.8	310,781	80.1%	$5,422,836	79.5%
2024	6	39,932	10.3	727,061	10.7	350,713	90.3%	$6,149,896	90.2%
2025	5	35,411	9.1	647,591	9.5	386,124	99.5%	$6,797,488	99.7%
2026	1	1,280	0.3	22,272	0.3	387,404	99.8%	$6,819,760	100.0%
2027	0	0	0.0	0	0.0	387,404	99.8%	$6,819,760	100.0%
2028	0	0	0.0	0	0.0	387,404	99.8%	$6,819,760	100.0%
2029	0	0	0.0	0	0.0	387,404	99.8%	$6,819,760	100.0%
2030	0	0	0.0	0	0.0	387,404	99.8%	$6,819,760	100.0%
2031	0	0	0.0	0	0.0	387,404	99.8%	$6,819,760	100.0%
2032 & Beyond(4)	0	820	0.2	0	0.0	388,224	100.0%	$6,819,760	100.0%
Total	158	388,224	100.0%	$6,819,760	100.0%
(1)	Based on underwritten rent roll dated January 1, 2021.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring and % of UW Base Rent Expiring include rent steps of $99,456 through November 2021.

(4)	Represents non-revenue space of 820 square feet attributable to the Saddleback Business Park Property leasing office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Saddleback Business Park

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per Square Foot	%(2)
Gross Potential Rent	$5,876,512	$6,106,631	$6,384,218	$6,780,042	$7,255,218(3)	$18.69	91.3%
Total Recoveries	539,860	547,524	584,266	625,735	679,468	1.75	8.5
Other Income	16,797	52,580	29,441	40,673	15,000	0.04	0.2
Net Rental Income	$6,433,168	$6,706,736	$6,997,924	$7,446,450	$7,949,686	$20.48	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(479,004)	(1.23)	(6.0)
Effective Gross Income	$6,433,168	$6,706,736	$6,997,924	$7,446,450	$7,470,682	$19.24	94.0%
Total Expenses	$1,317,711	$1,446,670	$1,523,425	$1,625,419	$1,701,709	$4.38	22.8%
Net Operating Income	$5,115,457	$5,260,066	$5,474,499	$5,821,031	$5,768,973	$14.86	77.2%
Total TI/LC, Capex/RR	0	0	0	0	396,934	1.02	5.3
Net Cash Flow	$5,115,457	$5,260,066	$5,474,499	$5,821,031	$5,372,039	$13.84	71.9%
(1)	TTM reflects the trailing 12-month period ending October 31, 2020.

(2)	% column represents (i) percent of Net Rental Income for all revenue lines and Vacancy/Credit Loss and (ii) percent of Effective Gross Income for the remainder of fields

(3)	UW Gross Potential Rent includes rent steps of $99,456 through November 2021 and vacant space underwritten at market rent.

The Market. The Saddleback Business Park Property is located at 26941-27075 Cabot Road & 26051-26081 Merit Circle, Laguna Hills, Orange County, California. Orange County has a 2020 estimated population of 3.2 million, making the region the third most populous county in California and the sixth most populous in the United States. While the region covers a small geographic footprint along the coast, with 948 square miles of land area, Orange County is the second most densely populated county in California. Orange County is home to a number of universities and institutions, elevating the educational levels of the labor pool and attracting businesses, particularly tech, pharmaceutical and biotech firms, to their campuses and research infrastructure. Orange County has consistently exceeded the national employment growth rate over the last six years. The Saddleback Business Park Property is located on the west side of Cabot Road and approximately one-third mile southwest of the Oso Parkway and Interstate 5. Interstate 5 serves as a major north-south route which runs from the Mexican border to the Canadian border through all major cities in California. The Saddleback Business Park Property is located 16 miles away from Santa Ana, 50 miles away from Los Angeles and 72 miles away from San Diego.

The Saddleback Business Park Property is located in the Laguna Hills/Aliso Viejo submarket of the Orange County industrial market. According to a third party report, as of year-end 2020, the Orange County industrial market had an inventory of approximately 301.6 million square feet, an overall vacancy rate of 3.3% and average asking rents of $14.51 per square foot. According to a third party report, as of year-end 2020, the Laguna Hills/Aliso Viejo submarket had an inventory of 4.7 million square feet, an overall vacancy of 2.2% and average asking rents of $19.64 per square foot. The appraisal determined market rent of $20.40 for units less than 5,000 square feet, $23.40 for lab units and $19.20 for units greater than 10,000 square feet. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Saddleback Business Park Property was 15,723, 109,941 and 295,863, respectively. The estimated 2020 average household income within the same radii was $153,918, $177,313 and $156,419, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Saddleback Business Park

The following table presents industrial rental data with respect to industrial property leases which are identified in the appraisal as being comparable to the Saddleback Business Park Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)
Saddleback Business Park 26941-27075 Cabot Road & 26051-26081 Merit Circle Laguna Hills, CA	1988-1989	94.5%	388,224	Various	Various	$18.59	Various	Various
Laguna Hills Commerce Center/ The Row 623452-23641 Ridge Route Drive 23501-23562 Commerce Center Dr Laguna Hills, CA	1990	88.0%	314,335	Confidential	1,400 - 32,962	$16.80 - $19.80	Mar-20 - Sep-20	NAV
Park Laguna Hills 23172-23192 Alcalde Drive Laguna Hills, CA	1989-1990	89.0%	58,160	Confidential	1,120 - 2,640	$17.40 - $18.00	Mar-20 - Nov-20	NAV
Laguna Ridge Business Center 23322-23482 Peralta Drive Laguna Hills, CA	1975-1985	99.0%	103,442	Confidential	624 - 3,100	$18.60 - $19.80	Feb-20 - Sep-20	3
Lakeside Business Center 23052-23142 Alcalde Drive Laguna Hills, CA	1979	93.0%	94,612	Confidential	3,850 - 4,880	$15.60 - $16.80	Feb-20 - Jul-20	NAV
Pacific Park Plaza 24412-24426 South Main Street Aliso Viejo, CA	1990-1991	95.0%	117,788	Confidential Confidential	NAV NAV	$19.20 $29.40	Aug-20 - Sep-20 NAV	NAV 3
Mission Viejo Business Center 23831-23891 Via Fabricante Mission Viejo, CA	1975	91.0%	95,084	Confidential Confidential	1,085, 1,297, 1,297 688, 930	$18.60 $21.60	Sep-20 Oct-20	2 2
Viejo Business Park 23831-23891 Via Fabricante Mission Viejo, CA	1980	100.0%	100,747	NAV	NAV	$15.00 - $16.20	NAV	NAV
Alicia Business Center 24002 Via Fabricante Mission Viejo, CA	1980	97.0%	90,691	NAV	NAV	$21.00 - $23.16	NAV	NAV
Mission Viejo Commerce Park 23332-23392 Madero Mission Viejo, CA	1986	90.0%	145,937	Confidential Confidential	440 592	$15.00 $17.28	Jul-19 Feb-20	NAV NAV
(1)	Source: Appraisal, except for the Saddleback Business Park Property, which information is based on the underwritten rent roll dated January 1, 2021.

The Borrower. The borrower for the Saddleback Business Park Mortgage Loan is Laguna Cabot Road Business Park LP, a California limited partnership that is structured as a bankruptcy-remote with at least two independent directors. Legal counsel for the Saddleback Business Park Mortgage Loan delivered a non-consolidation opinion in connection with the origination of the Saddleback Business Park Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is DT GRAT LM, LLC, an entity managed by Dennis Troesh. Dennis Troesh’s real estate portfolio’s value is in excess of $2.9 billion and includes more than 85 assets consisting of more than 8.0 million square feet of office, industrial, retail and self-storage space and more than 2,000 family units. DT GRAT LM, LLC has real estate equity ownership of over $300 million across 18 real estate investments in four states, totaling a market value of approximately $594 million.

Property Management. The Saddleback Business Park Property is managed by Davis Realty Partners LLC and Davis Broker, INC.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $1,000,000 for tenant improvement and leasing commissions, (ii) approximately $273,919 for taxes, (iii) $63,240 for deferred maintenance, (iv) $28,584 for existing tenant improvements and leasing commissions for Starrett Kinemetric Engineering, Inc., Service First Restoration and KPFJ, LLC, (v) $6,108 for free rent for Neptune Fire Protection and (vi) approximately $3,558 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals approximately $47,023.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals approximately $1,779.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Saddleback Business Park

TI/LC Reserve – On a monthly basis, if the amount of the TI/LC reserve account decreases below $1,000,000, the borrower is required to escrow $24,264 for ongoing TI/LC reserves, subject to a cap of $1,000,000.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $8,564 for replacement reserves.

Lockbox / Cash Management. The Saddleback Business Park Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to establish a lockbox account and deliver letters to the tenants at the Saddleback Business Park Property directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or related property manager are required to be deposited into the lockbox account immediately upon receipt. During the occurrence and continuance of a Cash Sweep Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Saddleback Business Park Mortgage Loan documents, with all excess cash flow to be held as additional security for the Saddleback Business Park Mortgage Loan.

A “Cash Sweep Period” will commence upon any of the following: (i) an event of default; (ii) the debt service coverage ratio being less than 1.15x; (iii) the debt yield being less than 7.0% and (iv) the occurrence of a Specified Tenant Sweep Event (as defined below). A Cash Sweep Period will expire, (a) with respect to clause (i), upon the cure of such event of default, (b) with respect to clause (ii), upon the debt service coverage ratio being greater than or equal to 1.20x for two consecutive calendar quarters, (c) with respect clause (iii), upon the debt yield being greater than or equal to 7.25% for two consecutive calendar quarters and (d) with respect to clause (iv), upon the expiration of all Specified Tenant Sweep Events.

A “Specified Tenant” means, individually and collectively, (i) Sonendo, (ii) any other tenant under a lease covering 35,000 square feet or more at the Saddleback Business Park Property (and any parent company of any of the foregoing, and any guarantor of any such tenant’s lease, as applicable) and (iii) any replacement tenant occupying all or portion of the space at the Saddleback Business Park Property leased as of the origination date to any of the foregoing.

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a default by a Specified Tenant under its lease beyond all applicable notice and/or cure periods; (ii) a Specified Tenant going dark, vacating or giving notice of its intent to do any of the foregoing at 50% or more of the space leased under such Specified Tenant’s lease, or giving notice of its intent to do any of the foregoing unless the discontinuance of business is required by applicable pandemic regulation or a business decision by the Specified Tenant that its employees should work remotely as a result of the COVID-19 pandemic and such Specified Tenant (a) is paying full unabated rent under its lease and (b) has not surrendered, cancelled or terminated its lease or provided notice of its intent to surrender, cancel or terminate its lease; (iii) any bankruptcy or insolvency of a Specified Tenant; (iv) a Specified Tenant terminating, cancelling or surrendering its space leased under such Specified Tenant’s lease, or giving its intent to do any of the foregoing, (v) the earlier of (a) the date that is 12 months prior to the scheduled expiration of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred, or (vi) a Specified Tenant has its rating downgraded by at least two notches by any rating agency from the origination date, or if the lease is entered after the origination date, from the date that such lease is entered into.

A Specified Tenant Sweep Event will end: (a) with respect to clause (i) above, (x) upon a Specified Tenant Re-Tenanting Event (as defined below) or (y) when all defaults under the applicable Specified Tenant’s lease have been cured and such cures have been accepted by the borrower, (b) with respect to clause (ii) above, (x) upon a Specified Tenant Re-Tenanting Event or (y) (a) when the Specified Tenant has resumed occupancy and normal business operations at all of its leased space and (b) when the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate, (c) with respect clause (iii) above, (x) upon a Specified Tenant Re-Tenanting Event or (y) when the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (d) with respect to clause (iv) above, (x) upon a Specified Tenant Re-Tenanting Event or (y) (a) when the Specified Tenant revokes any notification of any termination, cancellation or surrender of its lease and resumes ordinary course of business operations at all of its leased space and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate, (e) with respect to clause (v) above, (x) upon a Specified Tenant Re-Tenanting Event or (y) (a) when acceptable evidence that such Specified Tenant has given notice of renewal under the terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied (unless sufficient funds are in reserve to cover such costs) and such Specified Tenant is in occupancy and paying full, unabated rent (unless sufficient funds are in reserve to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate, and (f) with respect to clause (vi) above, (x) upon a Specified Tenant Re-Tenanting Event or (y) when the lender receives acceptable evidence that the credit rating of the Specified Tenant has risen to at least the same rating assigned to such Specific Tenant as of the origination date, or if the lease is entered into following the origination date, as of the date that such lease is entered into.

A “Specified Tenant Re-Tenanting Event” will occur when the borrower has delivered to the lender: (i) evidence reasonably satisfactory to the lender that the entire space leased to the Specified Tenant has been leased to one or more replacement tenants pursuant to a lease containing terms and conditions acceptable to the lender and all landlord obligations (including the payment of any leasing commissions) have been satisfied (unless sufficient funds are in reserve to cover such costs) and such Specified Tenant is in occupancy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Saddleback Business Park

and paying full, unabated rent (unless sufficient funds are in reserve for such purposes to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (ii) tenant estoppel(s) reasonably satisfactory to the lender.

Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

Earthquake Insurance. The Saddleback Business Park Property is located within seismic zone 4 and has a probable maximum loss of 11%. The Saddleback Business Park Mortgage Loan documents do not require earthquake insurance unless the Saddleback Business Park Property has a probable maximum loss equal to or greater than 20%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 3 – MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – MGM Grand & Mandalay Bay

Mortgage Loan Information		Property Information
Mortgage Loan Sellers(1):	Barclays; SGFC	Single Asset / Portfolio:	Portfolio
Credit Assessment		Title:	Fee
(Fitch/KBRA):	BBB+sf/AA-	Property Type – Subtype:	Hotel – Full Service
Original Principal Balance(1)(2):	$58,000,000	Net Rentable Area (Rooms)(7):	9,748
Cut-off Date Principal Balance(1)(2):	$58,000,000	Location:	Las Vegas, NV
% of IPB:	7.3%	Year Built / Renovated(8):	Various / N/A
Loan Purpose(3):	Acquisition	Occupancy / ADR / RevPAR(7):	71.4% / $187.46 / $133.76
Borrowers:	MGM Grand PropCo, LLC, Mandalay PropCo, LLC	Occupancy / ADR / RevPAR Date:	9/30/2020
Borrower Sponsors:	BREIT Operating Partnership L.P., MGM Growth Properties Operating Partnership LP	4th Most Recent NOI (As of)(3):	$605,037,208 (12/31/2017)
Interest Rate:	3.55800%	3rd Most Recent NOI (As of)(3):	$617,369,266 (12/31/2018)
		2nd Most Recent NOI (As of)(3):	$520,080,353 (12/31/2019)
Note Date:	2/14/2020	Most Recent NOI (As of)(3):	$222,041,347 (TTM 9/30/2020)
Anticipated Repayment Date(4):	3/5/2030	UW Occupancy / ADR / RevPAR:	92.1% / $196.52 / $180.94
Interest-only Period(4):	120 months	UW Revenues:	$2,106,295,488
Original Term(4):	120 months	UW Expenses:	$1,586,215,135
Original Amortization Term:	None	UW NOI:	$520,080,353
Amortization Type:	ARD-Interest Only	UW NCF:	$487,305,761
Call Protection(5):	Grtr0.5%orYM(35), DeforGrtr0.5%orYM(78),O(7)	Appraised Value / Per Room(9):	$4,600,000,000 / $471,892
Lockbox / Cash Management:	Hard / Springing	Appraisal Date(9):	1/10/2020
Additional Debt(2):	Yes
Additional Debt Balance(2):	$1,576,200,000; $804,400,000; $561,400,000
Additional Debt Type(2):	Pari Passu / B-Notes / C-Notes

Escrows and Reserves(6)				Financial Information(2)(3)(4)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
				Cut-off Date Loan / Room:	$167,645	$307,755
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$167,645	$307,755
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	35.5%	65.2%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	35.5%	65.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	4.95x	2.70x
Other:	$0	$0	N/A	UW NOI Debt Yield:	17.9%	9.7%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes		$1,634,200,000	35.4%	Purchase Price	$4,600,000,000	99.6%
Junior Notes		1,365,800,000	29.6	Closing Costs	17,792,163	0.4
Sponsor Equity(10)		1,617,792,163	35.0
Total Sources		$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%

(1)	The MGM Grand & Mandalay Bay Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“Barclays”), Deutsche Bank AG, New York Branch (“DBNY”) and Societe Generale Financial Corporation (“SGFC”). Barclays will contribute Note A-14-5 with an outstanding principal balance of $29,000,000 and SGFC will contribute Note A-16-3 with an outstanding principal balance of $29,000,000 to the BBCMS 2021-C9 securitization.

(2)	The MGM Grand & Mandalay Bay Mortgage Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan (as defined below), which is comprised of (i) at least 48 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 subordinate promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels (the “MGM Grand & Mandalay Bay Junior Notes”). The MGM Grand Property (as defined below) has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an ALA equal to $1,365,000,000. All Financial Information is calculated off the MGM Grand & Mandalay Bay Senior Loan.

(3)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 3 – MGM Grand & Mandalay Bay

(“MGM Tenant”), a wholly-owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR based on master lease rent, and UW NOI Debt Yield based on master lease rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The UW NCF DSCR, and the UW NCF Debt Yield for the MGM Grand & Mandalay Bay A Notes (based on the UW NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Based on the September 2020 TTM adjusted EBITDAR of $222.0 million, the MGM Grand & Mandalay Bay Mortgage Loan results in a DSCR of 2.05x (which is below the DSCR Threshold –see “Lockbox / Cash Management” herein for more detail). On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The September 2020 TTM financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Cash Flow Analysis” table herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(4)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a Final Maturity Date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%; (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate, (the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan; and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented in the Financial Information chart above for Cut-off Date Loan / Room, Maturity Date Loan / Room and Cut-off Date/Maturity Date LTV are calculated based on the ARD.

(5)	The MGM Grand & Mandalay Bay Borrowers have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, on or after February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release (as defined below) or a Default Release (as defined below)).

(6)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(7)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing twelve months ending September 30, 2020, approximately 30.0% of revenues were generated by rooms, 22.9% of revenues were from gaming, 24.5% from food & beverage and 22.6% from other sources.

(8)	The MGM Grand Property was built in 1993 and the Mandalay Bay Property was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms renovation from 2010 to 2013. Additionally, approximately $118.9 million was spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,500 per room) of capital investment since 2010.

(9)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly-owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease; and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date/Maturity Date LTV based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Cut-off Date/Maturity Date LTV based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan. The Appraised Value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(10)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

The Loan. The MGM Grand & Mandalay Bay mortgage loan (the “MGM Grand & Mandalay Bay Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in MGM Grand resort (the “MGM Grand Property”) and the Mandalay Bay resort (the “Mandalay Bay Property”) (each a “Property” and together, the “MGM Grand & Mandalay Bay Properties”) located in Las Vegas, Nevada. The MGM Grand & Mandalay Bay Whole Loan was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Societe Generale Financial Corporation. The MGM Grand & Mandalay Bay Mortgage Loan is part of a $3.0 billion whole loan that is evidenced by at least 72 promissory notes (the “MGM Grand & Mandalay Bay Whole Loan”). The MGM Grand & Mandalay Bay Whole Loan has a 10-year term to its anticipated repayment date, is interest-only for the first 10 years of the loan term and amortizes (to the extent of excess cash flow) following the anticipated repayment date. The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by the non-controlling Notes A-14-5 and A-16-3 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $58.0 million. Prior to the occurrence of a control appraisal period, Note C-1 will be the controlling noteholder. The MGM Grand & Mandalay Bay Whole Loan is serviced pursuant to the trust and servicing agreement for the BX 2020-VIVA transaction. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 3 – MGM Grand & Mandalay Bay

points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

Based on the contractual Master Lease rents in years 11 and 12 of $356 million and $363 million (rental payments fully guaranteed by MGM (Fitch: BB- / Moody’s: Ba3 / S&P: BB-)), respectively, and a 5.55800% interest rate, the MGM Grand & Mandalay Bay Whole Loan would generate approximately $401 million of amortization in those two years (so long as the MGM Grand & Mandalay Bay Whole Loan remains outstanding during that period). The amortization will result in a year 12 loan-to-cost ratio of 56.3%, a debt yield of 20.0% (based on the year-end December 2019 EBITDAR) and a mortgage loan basis of approximately $266,572 per room.

Based on the Aggregate As-Is Appraised Value of approximately $7.35 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 22.2% and 22.2%, respectively. Based on the Aggregate Real Property Appraised Value of $4.6 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 35.5% and 35.5%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 3 – MGM Grand & Mandalay Bay

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-14-5, A-16-3	$58,000,000	$58,000,000	BBCMS 2021-C9(1)	No
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-4, A-15-4	$70,000,000	$70,000,000	Benchmark 2020-B20	No
A-13-5, A-15-6	$75,000,000	$75,000,000	Benchmark 2020-B21	No
A-13-6, A-15-7	$75,000,000	$75,000,000	Benchmark 2020-B22	No
A-13-8, A-15-8	$75,000,000	$75,000,000	Benchmark 2021-B23	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-14-2, A-14-3	$45,000,000	$45,000,000	WFCM 2020-C58	No
A-13-7	$65,000,000	$65,000,000	GSMS 2020-GSA2	No
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-13-3, A-14-4, A-15-5, A-16-2	$550,000,000	$550,000,000	BX 2020-VIV4	No
A-13-9(2)	$39,985,667	$39,985,667	CREFI	No
A-14-6 (2)	$72,847,000	$72,847,000	An affiliate of Barclays	No
A-15-9(2)	$79,055,333	$79,055,333	DBRI(3)	No
A-16-4, A-16-5, A-16-6, A-16-7, A-16-8, A-16-9, A-16-10, A-16-11, A-16-12(2)	$162,347,000	$162,347,000	SGFC	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(4)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(4)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A(4)	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4(4)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(5)
Whole Loan	$3,000,000,000	$3,000,000,000

(1)	Barclays will be contributing Note A-14-5 with an outstanding principal balance of $29,000,000 and SGFC will be contributing Note A-16-3 with an outstanding principal balance of $29,000,000 to the BBCMS 2021-C9 securitization.

(2)	Expected to be split and/or contributed to one or more future securitizations.

(3)	Deutsche Bank AG, New York Branch is the current title holder of Note A-15-8. However, Deutsche Bank AG, New York Branch has transferred to DBR Investments Co. Limited (an affiliate of Deutsche Bank AG, New York Branch), a 100% equity participation interest in Note A-15-8.

(4)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

(5)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Prospectus.

The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to World Atlas, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 square feet of meeting space, 18 restaurants, an approximately 22,858 square foot spa, four swimming pools and approximately 41,800 square feet of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 square feet to 11,517 square feet and offer one to four bedrooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 square feet per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 square feet per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 3 – MGM Grand & Mandalay Bay

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award-winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million square feet of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which opened in August 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 square feet of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 square foot spa, 10 swimming pools and approximately 54,000 square feet of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 square feet and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort’s 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 square feet.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties are currently cancelled, but are expected to resume when local regulations allow. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a sale and investor solicitation process supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect. On October 20, 2020, it was further reported that the plan giving the lenders control and virtually all of the equity of Cirque was approved, and on November 24, 2020, Cirque announced the closing of the sale transaction with its secured lenders and its emergence from creditor protection under the CCAA in Canada and Chapter 15 in the United States.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties that are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, in its Form 10-Q filing, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which includes the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID 19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business. However, MGM permitted certain stage shows and performances to resume at select properties (including the MGM Grand) on or about November 6, 2020. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that (i) throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results and (ii) although MGM has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 3 – MGM Grand & Mandalay Bay

engaged in aggressive cost reduction efforts, it still has significant fixed and variable costs, which will adversely affect its profitability, and has seen and expects to continue to see weakened demand in light of continued domestic and international travel restrictions or warnings, restrictions on amenity use (such as gaming, restaurant and pool capacity limitations), consumer fears and reduced consumer discretionary spending, general economic uncertainty and increased rates of unemployment. As has been reported on MGM’s third quarter 2020 earnings call, MGM disclosed that it is evaluating plans to minimize mid-week Adjusted Property EBITDAR losses at its properties in light of its seasonal low period during the winter months, which could include reducing amenities at some of its properties and the closure of certain hotel towers. Effective as of November 30, 2020, MGM has temporarily closed the hotel tower operations at the Mandalay Bay Property from Monday through (and including) Wednesday each week. At this time, the casino, restaurants and certain other amenities at the Mandalay Bay Property will remain open throughout the week. MGM will continue to evaluate business levels to determine how long the closure will remain in effect, but does not expect the temporary closure to remain in effect past February 2021. As of February 1, 2021, the MGM Grand & Mandalay Bay Properties continue to operate subject to the restrictions described above. The MGM Grand & Mandalay Bay Whole Loan is current through the January 2021 payment date and as of February 1, 2021, no loan modification or forbearance requests have been made. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million square feet of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, food and beverage, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 3 – MGM Grand & Mandalay Bay

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical EBITDAR
EBITDAR ($ millions)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	Mar. 2020 TTM(1)	Jun. 2020 TTM(1)	Sept. 2020 TTM(1)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$129	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$93	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$222	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	7.4%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	0.8x	1.8x
A-Note Debt Service Coverage(4)	10.4x	11.7x	8.8x	6.4x	4.9x	5.4x	5.6x	6.8x	7.3x	8.2x	9.6x	10.3x	10.5x	8.8x	8.3x	6.5x	3.8x	8.8x
Whole Loan Debt Service Coverage(4)	5.6x	6.4x	4.8x	3.5x	2.7x	2.9x	3.0x	3.7x	4.0x	4.5x	5.3x	5.6x	5.7x	4.8x	4.5x	3.5x	2.1x	4.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it reopened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM and September 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR and the $222 million presented above represents the adjusted September 2020 TTM EBITDAR, each of which takes into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during the respective TTM periods (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see “Cash Flow Analysis” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

(4)	Calculations are based on EBITDAR for each respective period.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	Sept. 2020 TTM(2)
RevPAR	$154	$162	$145	$112	$112	$128	$136	$138	$151	$155	$162	$167	$169	$174	$172	$161	$126
Net Revenue ($ billions)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87	$0.66
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%	20%

(1)	Any financial information contained in this Term Sheet for the MGM Grand Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM and September 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 3 – MGM Grand & Mandalay Bay

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	Sept. 2020 TTM(2)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188	$186	$143
Net Revenue ($ billions)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67	$0.49
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%	24%	19%
(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM and September 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Environmental. The Phase I reports dated February 11, 2020 did not identify any recognized environmental conditions. Due to a historical recognized environmental condition pertaining to the presence of underground storage tanks at the Mandalay Bay Property, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Whole Loan agreement, an environmental insurance policy.

The Market. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and as of year-end 2019, visitation had returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

From 2010 through 2019, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% compound annual growth rate). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually (as of year-end 2019) and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity steadily increased from 2009 through year-end 2019. In Clark County, gaming revenue increased approximately 17.2% from the gaming revenue trough in 2009 through year-end 2019.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip hotel average occupancy was approximately 90% over the last three years. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 3 – MGM Grand & Mandalay Bay

Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Casino Space (SF)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20
(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwriting and Borrower Sponsor provided information.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property), which will serve as the home stadium for the Raiders NFL team. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction on the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 according to the appraisal. The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022.

Historical Occupancy, ADR, RevPAR
	MGM Grand Resort(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
12/31/2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
12/31/2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
12/31/2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
12/31/2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 3 – MGM Grand & Mandalay Bay

Cash Flow Analysis(1)
	2015	2016	2017	2018	2019	September 2020 TTM	UW	UW Per Room(2)
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	71.4%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$187.46	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$133.76	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$347,024,422	$635,408,160	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	264,556,936	379,532,959	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	283,966,048	629,566,379	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	261,969,455	461,787,990(3)	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$1,157,516,861	$2,106,295,488	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	176,427,144	265,201,312	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	168,325,682	223,320,361	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	231,438,278	449,487,794	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	174,051,892	304,747,043	$31,263
Total Departmental Expenses	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$750,242,996	$1,242,756,510	$127,488

Property Maintenance	111,939,869	110,077,272	94,539,158	100,973,309	102,493,739	76,876,259	102,493,739	$10,514
Property Administration(4)	174,627,810	172,200,235	166,262,013	167,553,605	170,530,197	130,757,309	170,530,197	$17,494
Marketing & Advertising	38,202,199	39,405,548	39,688,932	45,724,651	42,793,494	28,683,995	42,793,494	$4,390
Fixed Expenses	23,317,324	23,039,610	21,544,460	24,507,471	27,641,195	31,292,385	27,641,195	$2,836
Management Fee	0	0	0	0	0	0	0	$0
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$267,609,948	$343,458,625	$35,234

Net Extraordinary Loss Add-Back	$0	$0	$0	$0	$0	$82,377,430(5)	$0	$0

EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$222,041,347(7)	$520,080,353	$53,353

FF&E(6)	0	0	0	0	0	0	32,774,592	3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$222,041,347(7)	$487,305,761	$49,990
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on 9,748 guest rooms.

(3)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(4)	2018 Property Administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at the Mandalay Bay Property.

(5)	Net Extraordinary Loss Add-Back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the September 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The September 2020 TTM EBITDAR of approximately $222.0 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the September 2020 TTM period).

(6)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the origination date Four Seasons Management Agreement.

(7)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The September 2020 TTM financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

The Borrowers. The borrowers for the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (collectively, the “MGM Grand & Mandalay Bay Borrowers”). Each of the borrowers is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the MGM Grand & Mandalay Bay Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – MGM Grand & Mandalay Bay

The Borrower Sponsors. On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion (approximately $471,892 per room). MGP OP and BREIT OP are affiliates of MGM Growth Properties LLC and Blackstone Real Estate Income Trust, Inc., respectively. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $161.0 billion as of March 31, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than 100.0%. For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a 25.0% indirect equity interest in the Borrower to a third party that is not an Affiliate of MGP OP and subsequently transfers a 10.0% indirect equity interest in the Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP’s Liability Percentage and (ii) an increase of ten percentage points to MGP OP’s Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the Borrowers are liable for breaches of environmental covenants; provided, however, that if the Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

Master Lease.  The MGM Grand & Mandalay Bay Properties are master-leased to MGM Lessee II, LLC (the “MGM Tenant”), a wholly-owned subsidiary of MGM under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (the “Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (the “Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each an “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – MGM Grand & Mandalay Bay

Under the Master Lease, the MGM Tenant is required to pay to the Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the Borrowers and the Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/BB- by Moody’s, Fitch and S&P) guarantees to the Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of mortgage lender for the MGM Grand & Mandalay Bay Whole Loan, pursuant to which MGM has guaranteed to mortgage lender the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Whole Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Whole Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Whole Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the Borrowers for any purpose under the MGM Grand & Mandalay Bay Whole Loan documents so long as such person does not control Borrower. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Whole Loan, neither MGM nor MGM Tenant controlled the Borrower.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019 which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2). As of September 30, 2020, MGM reported (i) revenue of approximately $1.1 billion for the third quarter of 2020 (of which approximately $481.4 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of $7.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.6 billion and approximately $3.2 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $4.5 billion (which excludes MGP OP and MGM China) and is comprised of cash and cash

(1) Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

(2) Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management’s estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – MGM Grand & Mandalay Bay

equivalents of approximately $3.5 billion and approximately $922 million available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $10.7 billion. Also as of September 30, 2020, MGM reported that it had $700.0 million remaining under its previously announced agreement with MGP OP to redeem for cash up to $1.4 billion of its MGP OP units and it does not have any debt maturing prior to 2022.

The MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

Escrows and Reserves. At loan origination, the Borrowers were not required to deposit any initial reserves. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, there are no ongoing reserves required under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account, and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Tax Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if an MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provides for ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve — For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each payment date during a MGM Grand & Mandalay Bay Trigger Period, the Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual Property is managed by (x) a Brand Manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve Fund during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – MGM Grand & Mandalay Bay

Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five-year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Lockbox / Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the Borrower’s operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (the “Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (the “DSCR Threshold”) for two consecutive quarters calculated using EBITDAR as a numerator as detailed in the MGM Grand & Mandalay Bay Whole Loan documents (a “DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (an “OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (an “EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will an MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire. The borrower sent a notice to the lender on February 8, 2021, which provides the borrower expects that, when the lender determines the DSCR as of December 31, 2020, a MGM Grand & Mandalay Bay Trigger Period will occur under the terms of the MGM Grand & Mandalay Bay Whole Loan documents. Accordingly, the borrower has provided notice to the lender of its desire to elect to deliver an excess cash flow guaranty for the benefit of the lender in lieu of depositing all excess cash flow into a reserve account in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the Borrowers.

“Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 3 – MGM Grand & Mandalay Bay

delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

Subordinate and Mezzanine Debt. In addition to the MGM Grand & Mandalay Bay Mortgage Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2021-C9 securitization trust, which have an aggregate Cut-off Date principal balance of $1,576,200,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2021-C9 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Mortgage Loan. The MGM Grand & Mandalay Bay Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2021-C9 securitization trust. The MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2021-C9 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

Additionally, the MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (the “Future Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Future Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Future Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Future Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Future Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Future Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, the future mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the Borrowers or the future mezzanine borrower (an “Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Future Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Future Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Future Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Future Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Future Mezzanine Loan, funds sufficient to pay any other amounts then due under the Future Mezzanine Loan and the Future Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Future Mezzanine Loan on the maturity date of the Future Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Future Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

Partial Release. So long as no event of default has occurred and is continuing (other than as set forth below), the Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) if the MGM Grand & Mandalay Bay Whole Loan is securitized in a REMIC trust, compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the Property is subject to the Master Lease, the Borrowers removing the released individual Property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

“Release Percentage” means, with respect to any individual Property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be 105.0% until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be 110.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 3 – MGM Grand & Mandalay Bay

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) 100.0% of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, the Release Conditions (other than clause (i))) (a “Default Release”). In addition, the Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its allocated whole loan amount, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (a “Special Release”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 4 – 744 Bedford Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 4 – 744 Bedford Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 4 – 744 Bedford Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$39,600,000	Title:	Fee
Cut-off Date Principal Balance:	$39,600,000	Property Type - Subtype:	Mixed Use – Multifamily/Retail
% of Pool by IPB:	5.0%	Net Rentable Area (Units)(2):	88
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Bedford EMR Holdings, LLC	Year Built / Renovated:	2018-2020 / N/A
Borrower Sponsor:	Mendel Roth	Occupancy(3):	100.0%
Interest Rate:	3.64300%	Occupancy Date:	1/25/2021
Note Date:	1/28/2021	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	$1,147,211 (T-10 Ann. 12/31/2020)
Original Amortization:	360 months	UW Economic Occupancy:	96.1%
Amortization Type:	IO-Balloon	UW Revenues:	$3,291,906
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$485,274
Lockbox / Cash Management:	Springing	UW NOI:	$2,806,632
Additional Debt:	No	UW NCF:	$2,763,832
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$63,000,000 / $715,909
Additional Debt Type:	N/A	Appraisal Date:	12/28/2020

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$450,000
Taxes:	$162,162	$81,081	N/A	Maturity Date Loan / Unit:	$385,802
Insurance:	$58,382	$4,491	N/A	Cut-off Date LTV:	62.9%
Replacement Reserves:	$0	$2,067	N/A	Maturity Date LTV:	53.9%
TI/LC:	$0	$2,100	$126,000	UW NCF DSCR:	1.27x
Partial Free Rent:	$120,000	$0	N/A	UW NOI Debt Yield:	7.1%
Deferred Maintenance:	$2,500	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$39,600,000	100.0%	Payoff Existing Debt	$37,653,903	95.1%
			Return of Equity	1,074,148	2.7
			Closing Costs	528,905	1.3
			Upfront Reserves	343,045	0.9
Total Sources	$39,600,000	100.0%	Total Uses	$39,600,000	100.0%

(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(2)	The 744 Bedford Avenue Property (as defined below) is comprised of 88 multifamily units and 36,000 square feet of retail space.

(3)	The 744 Bedford Avenue Property is 100% leased. Hatzlacha Supermarket signed a lease for all 36,000 square feet of the ground floor and basement-level retail space on a 25-year term through September 2045 with no termination options. Hatzlacha Supermarket took possession of the related space in shell condition. Its lease has commenced and Hatzlacha Supermarket is currently paying partial rent and building out its space, which is anticipated to open for business in April 2021.

(4)	Historical financial information prior to the T-10 Ann. 12/31/2020 is not available as the 744 Bedford Avenue Property came online in 2020.

The Loan. The 744 Bedford Avenue mortgage loan has an outstanding principal balance as of the Cut-off Date of $39,600,000 (the “744 Bedford Avenue Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a mixed-use multifamily and retail property containing 88 multifamily units and 36,000 square feet of retail space, located in Brooklyn, New York (the “744 Bedford Avenue Property”). The 744 Bedford Avenue Mortgage Loan has a 10-year term and, following a three-year interest-only period, amortizes on a 30-year schedule.

The Property. The 744 Bedford Avenue Property is a newly constructed property that consists of 88 apartment units, 36,000 square feet of ground floor and basement-level retail space, and 76 parking spaces. All of the apartment units are market-rate units and the retail space is 100% leased to Hatzlacha Supermarket for 25 years on a triple-net lease.

The 88 apartment units began leasing up in March 2020 and despite doing so in the midst of the COVID-19 pandemic, the apartment units are 100% occupied as of January 25, 2021. The average rental rate for the occupied apartment units is approximately $2,059 per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 4 – 744 Bedford Avenue

The 744 Bedford Avenue Property offers 86 one-bedroom units and two two-bedroom units. The units have high-end finishes with hardwood floors, high-end cabinets and stainless steel appliances. Units also include outdoor balconies, in-unit laundry appliances and dishwashers. Property amenities include elevators, a parking garage, a shared roof deck and bike storage.

Hatzlacha Supermarket signed a lease in October 2020 for all 36,000 square feet of the ground floor and basement-level retail space on a 25-year term through September 2045 with no termination options. Hatzlacha Supermarket’s lease had no tenant improvement allowance and the tenant took possession of the space in shell condition. Hatzlacha Supermarket’s lease has commenced and the tenant is currently paying partial rent for six months while it builds out its space, which is expected to open for business in April 2021. Hatzlacha Supermarket built out its own space at an estimated cost of approximately $2,000,000.

The 744 Bedford Avenue Property consists of three separate condominium units which are all under the control of the loan sponsor. One condominium unit covers the 88 apartment units (the “Multifamily Condo Unit”), one condominium unit covers the 36,000 square feet of ground floor and basement-level commercial space (the “Commercial Condo Unit”) and one condominium unit covers the 76 parking spaces (the “Parking Condo Unit”). These three condo units account for 100% of the condominium regime and there are no releases of any of the condominium units allowed during the term of the 744 Bedford Avenue Mortgage Loan.

The 744 Bedford Avenue Mortgage Loan will be fully recourse to the borrower and the guarantor in an amount equal to the allocated loan amount (approximately $15,500,000) for the Commercial Condo Unit until Hatzlacha Supermarket is open for business to the public and paying rent for at least 90 days. Additionally, the 744 Bedford Avenue Mortgage Loan will be fully recourse to the borrower and the guarantor in the amount of $2,000,000 (the “Partial Guaranty”). So long as no 744 Bedford Avenue Sweep Event Period (as defined below) then exists, after the first 12 months of the 744 Bedford Avenue Mortgage Loan term, the Partial Guaranty will terminate when (a) Hatzlacha Supermarket is open for business to the public and paying rent for at least 90 days, and (b) the NOI debt yield (as calculated in accordance with the 744 Bedford Avenue Mortgage Loan documents) equals or exceeds 7.4%.

The 744 Bedford Avenue Property is anticipated to be subject to two separate tax abatement programs that are not yet in place: (i) the Multifamily Condo Unit and the Parking Condo Unit are expected to be subject to a prior 421-a tax abatement and to have taxes abated for 15 years (the “421-a Tax Abatement”) and (ii) the Commercial Condo Unit is expected to be subject to a FRESH Tax Abatement and to have taxes abated for 25 years (the “FRESH Tax Abatement”). The 421-a Tax Abatement exemption at the 744 Bedford Avenue Property is expected to last for 15 years, providing the borrower a 100% exemption from any increases in the 744 Bedford Avenue Property’s real estate taxes for 11 years, then phasing out the exemption by 20% every year thereafter. The FRESH Tax Abatement exemption at the 744 Bedford Avenue Property is expected to last for 25 years, providing the borrower a 100% exemption from any increases in the 744 Bedford Avenue Property’s real estate taxes for 21 years, then phasing out the exemption by 20% every year thereafter. The total tax expense was underwritten to $167,639, which represents the 10-year average of projected real estate taxes inclusive of the tax abatements. The appraisal estimates that year one unabated taxes are equal to $712,618.

The 744 Bedford Avenue Mortgage Loan is fully recourse to the borrower and guarantor until the lender’s receipt and satisfactory review of evidence that the 15-year 421-a Tax Abatement is in place for the Multifamily Condo Unit and the Parking Condo Unit. If the 421-a Tax Abatement benefits are not maintained for the 744 Bedford Avenue Property at any time after the issuance of the final certificate of eligibility for the 744 Bedford Avenue Property, the 744 Bedford Avenue Mortgage Loan will become fully recourse to the borrower and guarantor.

In addition, the 744 Bedford Avenue Mortgage Loan will be fully recourse to the borrower and guarantor until the FRESH Tax Abatement is in-place for the Commercial Condo Unit. If the FRESH Tax Abatement benefits are not maintained for the Commercial Condo Unit at any time after the FRESH Tax Abatement is in place for any reason other than due to a transfer of the 744 Bedford Avenue Property, the 744 Bedford Avenue Mortgage Loan will be fully recourse to the borrower and guarantor. If the FRESH Tax Abatement benefits are not maintained for the Commercial Condo Unit at any time after the FRESH Tax Abatement is in place due to a transfer of the 744 Bedford Avenue Property, the 744 Bedford Avenue Mortgage Loan will become recourse to the borrower and guarantor in an amount equal to $5,000,000.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate PSF(2)
1 Bedroom	86	97.7%	86	100.0%	568	$2,026	$3.57	$2,700	$4.75
2 Bedroom	2	2.3	2	100.0%	748	$3,450	$4.61	$3,300	$4.41
Total/Wtd. Avg.	88	100.0%	88	100.0%	572	$2,059	$3.60	$2,714	$4.58
(1)	Based on the borrower rent roll dated January 25, 2021.

(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 4 – 744 Bedford Avenue

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancy is not available as the 744 Bedford Avenue Property was completed in 2020.

(2)	Current Occupancy is as of January 25, 2021.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Sales PSF	Occ. Costs	Lease Exp. Date
Hatzlacha Supermarket(2)	NR / NR / NR	36,000	100.0%	$30.00	$1,080,000	100.0%	NAV	NAV	9/30/2045

Occupied Collateral Total		36,000	100.0%	$30.00	$1,080,000	100.0%

Vacant Space		0	0.0%

Collateral Total		36,000	100.0%

(1)	Based on the underwritten rent roll dated January 25, 2021.

(2)	Hatzlacha Supermarket signed a lease for all 36,000 square feet of the ground floor and basement-level retail space on a 25-year term through September 2045 with no termination options. Hatzlacha Supermarket took possession of the related space in shell condition. Its lease has commenced and Hatzlacha Supermarket is currently paying partial rent and building out its space, which is anticipated to open for business in April 2021. The tenant is currently paying $50,000 per month ($16.67 per square foot) for the first six months of its lease term while it builds out the related space before commencing payment of its full $90,000 per month rent ($30.00 per square foot and $1,080,000 annual rent commencing in May 2021). At origination, the borrower deposited the difference in rent of $120,000 into a reserve account. Hatzlacha Supermarket’s rent is fixed for the first 10 years of the lease term and includes 5% rent increases every five years thereafter.

Operating History and Underwritten Net Cash Flow
	T-10 Ann.(1)	Underwritten(2)	Per Unit	%(3)
Gross Potential Rent - Multifamily	$1,156,475	$2,173,800	$24,702	66.8%
Gross Potential Rent - Commercial	$120,000	1,080,000	12,273	33.2
Gross Potential Rent	$1,276,475	$3,253,800	$36,975	100.0%
Total Reimbursements	0	0	0	0.0
Net Rental Income	$1,276,475	$3,253,800	$36,975	100.0%
(Vacancy/Credit Loss)	0	(127,494)	(1,449)	(3.9)
Other Income(4)	49,785	165,600	1,882	5.1
Effective Gross Income	$1,326,259	$3,291,906	$37,408	101.2%

Total Expenses	$179,048	$485,274	$5,514	14.7%

Net Operating Income	$1,147,211	$2,806,632	$31,894	85.3%

Replacement Reserves	0	24,800	282	0.8
TI/LC	0	18,000	205	0.5
Net Cash Flow	$1,147,211	$2,763,832	$31,407	84.0%
(1)	T-10 Ann. column represents the trailing ten months ending December 2020 annualized.

(2)	Underwritten Net Operating Income is higher than T-10 Ann. Net Operating Income due to (i) multifamily units coming online and leasing up over the trailing ten months, (ii) Hatzlacha Supermarket paying partial rent during build-out but being underwritten to its full rent amount and (iii) lease-up of the parking spaces.

(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

(4)	Other Income is comprised of projected parking income.

COVID-19 Update. As of January 26, 2021, approximately 100% of the multifamily tenants by unit and by underwritten base rent had made their January 2021 rental payments. Hatzlacha Supermarket is not yet open for business and is making monthly rental payments per the terms of its lease. As of the date of this term sheet, the 744 Bedford Avenue Mortgage Loan is not subject to any modification or forbearance requests.

The Market. The 744 Bedford Avenue Property is situated in the Bedford-Stuyvesant neighborhood of Brooklyn, which is generally bounded by Flushing Avenue to the north, Atlantic Avenue to the south, Broadway to the east, and Classon Avenue to the west. The neighborhood provides public transportation, retail services, schools, hospitals, parks, recreational facilities and houses of worship, all of which support the 744 Bedford Avenue Property’s continued use as a mixed-use rental facility. The 2020 population of Kings County is 2,581,803, a 3.08% increase from 2010. Within the 744 Bedford Avenue Property’s zip code, the 2020 population is 45,799, a 12.26%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 4 – 744 Bedford Avenue

increase from 2010. The 2020 median income within Kings County and the 744 Bedford Avenue Property’s zip code were $64,263 and $66,944, respectively.

The following table presents office rental data for comparable multifamily property leases with respect to the 744 Bedford Avenue Property as identified in the appraisal:

Comparable Multifamily Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (Units)	Average Unit Size (SF)	Average Monthly Rent	Average Monthly Rent PSF	Distance from Property (Miles)
744 Bedford Avenue Brooklyn, NY	2018-2020	100.0%	88	572	$2,059	$3.60	-
901 Myrtle Avenue Brooklyn, NY	2018	90.0%	34	794	$2,419	$3.05	0.6
348 Nostrand Avenue Brooklyn, NY	2020	100.0%	28	716	$3,361	$5.23	0.8
281 Union Avenue Brooklyn, NY	2013	94.0%	33	936	$2,842	$3.02	0.8
10 Lexington Avenue Brooklyn, NY	2016	100.0%	88	707	$3,441	$4.82	0.8
875 DeKalb Avenue Brooklyn, NY	2015	100.0%	35	629	$3,148	$5.01	1.0
324 Grand Avenue Brooklyn, NY	2009	100.0%	30	900	$2,775	$3.08	0.8
185 South 4th Street Brooklyn, NY	2004	100.0%	42	780	$3,495	$4.77	0.8
633 Marcy Avenue Brooklyn, NY	2018	100.0%	64	759	$2,966	$3.88	0.7
(1)	Source: Appraisal, except for 744 Bedford Avenue, which information is based on the rent roll dated January 25, 2021.

The following table presents flex rental data for comparable commercial property leases with respect to the 744 Bedford Avenue Property as identified in the appraisal:

Comparable Commercial Rental Summary(1)
Property Name/Location	Year Built	Occ.	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Structure
744 Bedford Avenue Brooklyn, NY	2018-2020	100.0%	Hatzlacha Supermarket	36,000	$30.00	Oct-20	25	NNN
1584 Flatbush Avenue Brooklyn, NY	N/A	N/A	Super Fresh Market and Feel Beauty Inc.	16,500	$59.00	Sep-20	20	Modified Gross
2402 86th Street Brooklyn, NY	N/A	N/A	Panorama Steakhouse LLC	12,000	$42.16	Feb-20	5	Modified Gross
54 Noll Street Brooklyn, NY	N/A	N/A	Foodtown	13,587	$35.70	Feb-19	40	NNN
633 Marcy Avenue Brooklyn, NY	N/A	N/A	Lincoln Market	12,421	$33.50	Jan-19	30	Modified Gross
1601 Kings Highway Brooklyn, NY	N/A	N/A	Modell’s Sporting Goods	13,260	$34.82	Jul-18	10	Modified Gross
(1)	Source: Appraisal, except for 744 Bedford Avenue, which information is based on the underwritten rent roll dated January 25, 2021.

The Borrower. The borrower is Bedford EMR Holdings, LLC, a New York limited liability company and special purpose entity with one independent director. A non-consolidation opinion was provided in connection with the origination of the 744 Bedford Avenue Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Mendel Roth. Mendel Roth owns other properties on the same block as the 744 Bedford Avenue Property and has owned the land under the 744 Bedford Avenue Property since 1993. His cost basis in the 744 Bedford Avenue Property is approximately $58.0 million including the current land value. Mendel Roth is a developer of single-family homes in the New York metro area whose experience also includes the ownership and management of two multifamily properties in Brooklyn.

In addition to liability for the standard non-recourse carve-outs, if only a temporary certificate of occupancy has been issued for the 744 Bedford Avenue Property, the borrower and the guarantor will be liable for losses incurred by the lender resulting from the borrower’s failure to maintain a valid temporary certificate of occupancy for the 744 Bedford Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 4 – 744 Bedford Avenue

The borrower and the guarantor will be also liable for losses incurred by the lender resulting from any violation of New York City rent regulations.

Property Management. The 744 Bedford Avenue Property is managed by Artex Property Management Inc.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $162,162 for real estate taxes, approximately $58,382 for insurance premiums, $2,500 for deferred maintenance and $120,000 for partial free rent.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $81,081. Upon commencement of the expected tax abatements, the tax reserve will be adjusted to the billed tax amount.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $4,491.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,067 for replacement reserves (approximately $282 per unit annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $2,100 (approximately $0.70 per square foot on the 36,000 square feet of commercial space annually) for tenant improvement and leasing commission reserves, subject to a cap of $126,000.

Lockbox / Cash Management. The 744 Bedford Avenue Mortgage Loan is structured with a springing lockbox and springing cash management. The 744 Bedford Avenue Mortgage Loan requires that during the continuance of a 744 Bedford Avenue Sweep Event Period (as defined below), the borrower delivers tenant direction letters to the commercial tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a 744 Bedford Avenue Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 744 Bedford Avenue Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 744 Bedford Avenue Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 744 Bedford Avenue Mortgage Loan. To the extent that no 744 Bedford Avenue Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “744 Bedford Avenue Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 744 Bedford Avenue Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.15x based on the trailing 12 months; or (iii) the occurrence of a Major Tenant Trigger Event (as defined below).

A 744 Bedford Avenue Sweep Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for one calendar quarter; and (c) with regard to clause (iii), the Major Tenant Trigger Event is cured in accordance with the 744 Bedford Avenue Mortgage Loan documents.

A “Major Tenant Trigger Event” means Hatzlacha Supermarket or any replacement tenant (either, a “Major Tenant”): (i) defaults under its lease; (ii) goes dark, vacates or otherwise fails to occupy its leased space at the 744 Bedford Avenue Property; (iii) becomes a debtor in any bankruptcy or other insolvency proceeding; (iv) terminates its lease; (v) sublets any of its space or gives notice of its intention to do the foregoing; or (vi) fails to renew its lease for a term of at least five years and on terms acceptable to the lender at least 12 months prior to the lease expiration date.

A Major Tenant Trigger Event will terminate: (a) with regard to clause (i), upon the related Major Tenant curing such default; (b) with regard to clauses (ii) and (iv), upon the related Major Tenant rescinding such notice and/or resuming its customary business operations at its leased space for at least two consecutive calendar quarters; (c) with regard to clause (iii), when the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing; (d) with regard to clause (v), the related Major Tenant is no longer subletting its space; and (e) with regard to clause (vi), if the related Major Tenant has extended its lease on terms acceptable to the lender and the lender has received a related estoppel certificate. A Major Tenant Trigger Event will also terminate in the event that a Major Tenant Re-Tenanting Event (as defined below) has occurred.

A “Major Tenant Re-Tenanting Event” means that: (i) the Major Tenant space is leased pursuant to a replacement lease for a term of at least five years and on terms acceptable to the lender for the related space; (ii) such lease has commenced; (iii) a replacement tenant has taken occupancy of the described leased premises and is paying full unabated rent and all tenant improvement costs and leasing commissions have been paid by the borrower; and (iv) such replacement tenant certifies that the borrower has paid in full any outstanding landlord obligations for tenant improvements and leasing commissions.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 4 – 744 Bedford Avenue

Ground Lease. The 744 Bedford Avenue Property is secured by the borrower’s fee interest in the related mortgaged property. The commercial portion of the 744 Bedford Avenue Property is subject to a ground lease between the borrower, as ground lessor, New York City Industrial Development Agency, as ground lessee, and the borrower, as ground sub-lessee. The current rent due under the ground lease is a one-time payment of $10, which has been paid in full. The current rent due under the ground sub-lease is a one-time payment of $1, which has been paid in full. Each of the ground lease and ground sub-lease are scheduled to terminate on June 30, 2046.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 5 – Crescent Gateway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 5 – Crescent Gateway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 5 – Crescent Gateway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$32,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$31,946,975	Property Type - Subtype:	Mixed Use – Office/Retail
% of IPB:	4.0%	Net Rentable Area (SF)(4):	144,729
Loan Purpose:	Refinance	Location:	Bethesda, MD
Borrower:	Bradley Arlington, LLC	Year Built / Renovated:	1960, 1984 / 2012
Borrower Sponsors:	Gregory Fernebok, Robert Scheer	Occupancy(4)(5):	82.9%
Interest Rate:	4.03000%	Occupancy Date:	2/2/2021
Note Date:	2/3/2021	4th Most Recent NOI (As of):	$4,143,119 (12/31/2017)
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of):	$4,173,826 (12/31/2018)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,232,954 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$3,770,586 (12/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	84.6%
Amortization Type:	Balloon	UW Revenues:	$6,120,547
Call Protection(2):	L(25),Def(91),O(4)	UW Expenses:	$2,037,978
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,082,569
Additional Debt(1):	Yes	UW NCF:	$3,908,906
Additional Debt Balance(1):	$15,973,488	Appraised Value / Per SF(6):	$75,400,000 / $521
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	12/2/2020

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$331
Taxes:	$359,137	$51,305	N/A	Maturity Date Loan / SF:	$264
Insurance:	$13,892	$4,631	N/A	Cut-off Date LTV(6):	63.6%
Replacement Reserves:	$0	$2,412	$90,903	Maturity Date LTV(6):	50.6%
TI/LC:	$2,200,000	Springing	$2,000,000	UW NCF DSCR:	1.42x
Unfunded Obligations Reserve:	$1,568,482	$0	N/A	UW NOI Debt Yield:	8.5%
Free Rent Reserve:	$460,197	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$48,000,000	100.0%	Payoff Existing Debt	$41,840,583	87.2%
			Upfront Reserves	4,601,709	9.6
			Closing Costs	798,293	1.7
			Return of Equity	759,415	1.6
Total Sources	$48,000,000	100.0%	Total Uses	$48,000,000	100.0%
(1)	The Crescent Gateway Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $48,000,000. The financial information presented in the chart above reflects the Cut-off Date balance of the Crescent Gateway Whole Loan (as defined below).
(2)	Defeasance of the Crescent Gateway Whole Loan is permitted at any time after two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2021-C9 securitization trust in March 2021. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Excludes an income producing five-story, 471-space parking garage and 37 surface parking spaces that are part of the Crescent Gateway Property (as defined below).
(5)	The Crescent Gateway Property is 82.9% occupied, which consists of 84.0% office occupancy and 79.0% retail occupancy.
(6)	The Appraised Value represents the “As Is Hypothetical” value of $75,400,000, which assumes no outstanding free rent or TI/LC costs for the Pulse Fitness lease comprised of 6,858 square feet. Pulse Fitness has executed a lease on all of such 6,858 square feet of space at the Crescent Gateway Property with no termination options. As of January 28, 2021, Pulse Fitness has taken possession of its space and is currently performing its tenant build out. Pulse Fitness will receive nine months of free rent commencing on the earlier of 180 days from the date of possession or upon substantial completion of its space buildout. At the origination of the Crescent Gateway Whole Loan, all applicable free rent and leasing costs for Pulse Fitness were reserved. The “As-Is” appraised value for the Crescent Gateway Property is $74,800,000. The Cut-off Date LTV and Maturity Date LTV based on the $74,800,000 “As-Is” appraised value are 64.1% and 51.0%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 5 – Crescent Gateway

The Loan. The Crescent Gateway mortgage loan (the “Crescent Gateway Mortgage Loan”) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $48,000,000 (the “Crescent Gateway Whole Loan”). The Crescent Gateway Whole Loan is secured by a first mortgage lien on the borrower’s fee simple interest in the 144,729 square foot, mixed-use office/retail complex located at 6917, 6931, 6933 and 6937 Arlington Road in Bethesda, Maryland (the “Crescent Gateway Property”). The controlling Note A-1 with an aggregate original principal balance of $32,000,000 will be included in the BBCMS 2021-C9 securitization trust. The Crescent Gateway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2021-C9 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The Crescent Gateway Whole Loan has a 10-year term and amortizes on a 30-year schedule. Proceeds of the Crescent Gateway Whole Loan were used to, among other things, retire existing debt of approximately $41,840,583 and return approximately $759,415 of equity to the borrower.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$32,000,000	BBCMS 2021-C9	Yes
A-2	$16,000,000	BSPRT CMBS Finance, LLC	No
Total	$48,000,000

The Property. The Crescent Gateway Property is located in Bethesda, Maryland at the intersection of Arlington Road and Bradley Boulevard. Constructed in two stages in 1960 and 1984, the Crescent Gateway Property is comprised of two Class B office buildings with ground floor retail, a five-story parking garage and a stand-alone retail building. The Crescent Gateway Property, totaling 144,729 square feet, includes 112,943 square feet of office space, 31,786 square feet of retail space, 471 garage spaces and an additional 37 surface parking spaces, which equates to a parking ratio of approximately 3.5 spaces per 1,000 square feet of net rentable area. As of February 2, 2021, the Crescent Gateway Property was 82.9% occupied, which consists of 84.0% office occupancy and 79.0% retail occupancy. Since 2012, the Crescent Gateway Property has maintained an average occupancy of 93.4%. The Crescent Gateway Property also has excess development rights totaling 105,322 square feet based on the allowable maximum floor area ratio of 2.25x compared to the 1.36x actual floor area ratio.

The Crescent Gateway Property includes the following buildings:

6917 Arlington Road - 6917 Arlington Road is a three-story, Class B, 37,167 square foot office building with 19,885 square feet of level retail space inclusive of 5,000 square feet of below grade space (excluded from the underwritten rent roll) and 22,282 square feet of office space on the upper floors. 6917 Arlington Road was built in 1960 and is 79.0% occupied as of February 2, 2021. The largest tenant at 6917 Arlington Road is CVS, which occupies 9,200 square feet of ground floor retail space and an additional 5,000 square feet of below grade space (excluded from the underwritten rent roll) (24.8% of the building NRA) on a lease expiring November 30, 2025. CVS reported sales of approximately $17.3 million ($1,882 per square foot) in the trailing 12-month period through November 2019, approximately $17.9 million ($1,947 per square foot) in the trailing 12-month period through November 2018 and approximately $16.2 million ($1,763 per square foot) in the trailing 12-month period through November 2017. CVS paid percentage rent of approximately $60,171 and approximately $36,021 in the trailing 12-month period for 2018 and 2019 through November, respectively. The CVS lease commenced in 1980 and has been renewed five times for a total term of 45 years. No other tenant at 6917 Arlington Road has more than 3,878 square feet (10.4% of the NRA of the building).

6931 Arlington Road - 6931 Arlington Road is a five-story plus basement, Class B, 106,362 square foot medical office building constructed in 1984 with 15,701 square feet of retail space on the first floor, 77,862 square feet of office space on the upper floors and 12,799 square feet of office space on the lower level. As of February 2, 2021, 6931 Arlington Road was 84.0% occupied. The largest tenant is the Cystic Fibrosis Foundation which leases 40,742 square feet on a lease expiring April 30, 2023. In 2017, the Cystic Fibrosis Foundation relocated its headquarters office after signing a lease for 62,000 square feet at a nearby Bethesda office. The Cystic Fibrosis Foundation’s space was gradually vacated and marketed for sublease and is currently 100% subleased to five subtenants: Liquidity Services, Inc. (18,412 square feet through April 30, 2023 at a rate of $26.78 per square foot), Meridian Senior Living, LLC (9,404 square feet through April 30, 2023 at a rate of $28.12 per square foot), CareMetx, LLC (5,475 square feet through April 30, 2023 at a rate of $28.12 per square foot), Capital Investment Associates Corporation (4,027 square feet through April 30, 2023 at a rate of $29.81 per square foot) and Summit Global Ventures (3,424 square feet through April 30, 2023 at a rate of $28.21 per square foot). In addition to its sublease space, CareMetx, LLC previously occupied 8,400 square feet in the building. In October 2020, CareMetx, LLC signed a new direct lease on a 6,267 square foot space on the fourth floor at $36.00 per square foot through June 30, 2028, which space will be automatically increased to include the subleased space at a rate of $30.42 per square foot that will commence upon the sublease expiration on April 30, 2023. No other tenant occupies more than 9,117 square feet (8.6% of the NRA of the building).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 5 – Crescent Gateway

6933 Arlington Road – 6933 Arlington Road is a five-story, 471-space attended parking garage. The garage is operated by Monument Parking and provides valet service. The top floor is leased to Euro Motorcars for inventory storage on a lease that has been in-place since 1995 and expires on December 31, 2024. On December 14, 2020, Euro Motorcars increased its number of parking spaces from 44 to 120. Additionally, a new one-year agreement was signed with Ourisman Honda commencing on December 1, 2020 to lease 45 spaces.

6937 Arlington Road – 6937 Arlington Road is a single-story, 1,200 square foot retail building built in 1960 and is 100.0% occupied by Aji-Nippon Restaurant through February 28, 2022. The tenant has occupied this space since 1997. Aji-Nippon Restaurant has no termination options.

COVID-19 Update. As of January 29, 2021, the Crescent Gateway Property is open and operating. All tenants at the Crescent Gateway Property have made their January 2021 rental payments. As of the date of this term sheet, the Crescent Gateway Whole Loan is not subject to any forbearance, modification, or debt service relief requests.

Major Tenants.

Cystic Fibrosis Foundation (40,742 square feet; 28.2% of NRA; 31.3% of underwritten base rent). The Cystic Fibrosis Foundation, a non-profit organization dedicated to fighting against and finding a cure for cystic fibrosis, was established in 1955. The Cystic Fibrosis Foundation has a current lease expiration date of April 30, 2023 and until 2017, had occupied the space at the Crescent Gateway Property as its world headquarters. In 2017, the Cystic Fibrosis Foundation relocated its headquarters office after signing a lease for 62,000 square feet at a nearby Bethesda office. The Cystic Fibrosis Foundation’s space was gradually vacated and marketed for sublease and is currently 100% subleased to five subtenants: Liquidity Services, Inc. (18,412 square feet through April 30, 2023 at a rate of $26.78 per square foot), Meridian Senior Living, LLC (9,404 square feet through April 30, 2023 at a rate of $28.12 per square foot), CareMetx, LLC (5,475 square feet through April 30, 2023 at a rate of $28.12 per square foot), Capital Investment Associates Corporation (4,027 square feet through April 30, 2023 at a rate of $29.81 per square foot) and Summit Global Ventures (3,424 square feet through April 30, 2023 at a rate of $28.21 per square foot). In addition to its sublease space, CareMetx, LLC previously occupied 8,400 square feet in the building. In October 2020, CareMetx, LLC signed a new direct lease on a 6,267 square foot space on the fourth floor at $36.00 per square foot through June 30, 2028, which space will be automatically increased to include the subleased space at a rate of $30.42 per square foot that will commence upon the sublease expiration on April 30, 2023.

CVS Pharmacy (9,200 square feet; 6.4% of NRA; 13.0% of underwritten base rent). CVS Pharmacy (“CVS”) is a subsidiary of the American retail and health care company CVS Health Corporation (NYSE: CVS) (Moody’s/S&P: Baa2/BBB), headquartered in Woonsocket, Rhode Island. CVS Health Corporation, together with its subsidiaries, provides integrated pharmacy health care services. CVS Health Corporation ranks as the 5th largest U.S. Corporation by FY2019 revenues in the Fortune 500. As of December 31, 2019, the company operated 9,941 stores in 50 states, the District of Columbia and Puerto Rico. The CVS lease at the Crescent Gateway Property commenced December 1, 1980 and has been renewed five times for a total term of 45 years. The lease includes an additional 5,000 square feet on the lower level of the building that has been excluded from the underwritten rent roll, given that it is non-marketable storage space. Peoples Drugs was the original tenant under the lease and was acquired by CVS in the early 1990’s. CVS reported sales of approximately $17.3 million ($1,882 per square foot) in the trailing 12-month period through November 2019, approximately $17.9 million ($1,947 per square foot) in the trailing 12-month period through November 2018 and approximately $16.2 million ($1,763 per square foot) in the trailing 12-month period through November 2017. CVS paid percentage rent of $60,171 and $36,021 in the trailing 12-month period for 2018 and 2019 through November, respectively. CVS has no remaining renewal options. The CVS lease includes 25 of the 37 surface parking spaces for customer use.

Bethesda Chevy Chase Surgery Center LLC (9,117 square feet; 6.3% of NRA; 8.2% of underwritten base rent). Bethesda Chevy Chase Surgery Center is a state-of-the-art multispecialty outpatient surgical center. Bethesda Chevy Chase Surgery Center has been a tenant at the Crescent Gateway Property since August 1, 2010, has a current lease expiration date of October 31, 2029 and has two, five-year renewal options remaining. Bethesda Chevy Chase Surgery Center has no termination options.

Environmental. According to the Phase I environmental assessment dated December 9, 2020, there was no evidence of any recognized environmental conditions at the Crescent Gateway Property.

Historical and Current Occupancy
	2017(1)	2018(1)	2019(2)	Current(3)
Crescent Gateway	97.0%	94.0%	87.5%	82.9%
(1)	Provided by Trepp.
(2)	Provided by the borrower.
(3)	Current Occupancy is as of February 2, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 5 – Crescent Gateway

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Cystic Fibrosis Foundation(3)	NR / NR / NR	40,742	28.2%	$38.57	$1,571,622	31.3%	4/30/2023
CVS Pharmacy(4)	Baa2 / BBB / NR	9,200	6.4	$71.23	655,303	13.0	11/30/2025
Bethesda Chevy Chase Surgery Center LLC(5)	NR / NR / NR	9,117	6.3	$45.40	413,889	8.2	10/31/2029
Pulse Fitness(6)	NR / NR / NR	6,858	4.7	$36.00	246,888	4.9	5/4/2032
CareMetx, LLC(3)(7)	NR / NR / NR	6,267	4.3	$36.00	225,612	4.5	6/30/2028
Top Five Tenants		72,184	49.9%	$43.13	$3,113,314	62.0%

Non Top Five Tenants		47,763	33.0%	$40.00	$1,910,577	38.0%

Occupied Collateral Total / Wtd. Avg.		119,947	82.9%	$41.88	$5,023,891	100.0%

Vacant Space		24,782	17.1%

Collateral Total		144,729	100.0%

(1)	Based on the underwritten rent roll dated February 2, 2021 with rent steps of $37,768 through June 2021.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	The Cystic Fibrosis Foundation has entered into a sublease of its entire space with five subtenants: Liquidity Services, Inc. (18,412 square feet through April 30, 2023 at a rate of $26.78 per square foot), Meridian Senior Living, LLC (9,404 square feet through April 30, 2023 at a rate of $28.12 per square foot), CareMetx, LLC (5,475 square feet through April 30, 2023 at a rate of $28.12 per square foot), Capital Investment Associates Corporation (4,027 square feet through April 30, 2023 at a rate of $29.81 per square foot) and Summit Global Ventures (3,424 square feet through April 30, 2023 at a rate of $28.21 per square foot). CareMetx, LLC signed a new direct lease on a 6,267 square foot space on the fourth floor at $36.00 per square foot through June 30, 2028, which space will be automatically increased to include the subleased space at a rate of $30.42 per square foot that will commence upon the sublease expiration on April 30, 2023. The underwriting is based on the prime lease to the Cystic Fibrosis Foundation, with the exception of the subleased CareMetx, LLC space that has been underwritten to the new direct lease rate of $30.42 per square foot.
(4)	The CVS Pharmacy lease includes an additional 5,000 square feet on the lower level of the building that has been excluded from the underwritten rent roll given that it is non-marketable storage space.
(5)	Bethesda Chevy Chase Surgery Center LLC has two, five-year renewal options remaining.
(6)	Pulse Fitness has two, five-year renewal options remaining.
(7)	CareMetx, LLC has one, three-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 5 – Crescent Gateway

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	24,782	17.1%	NAP	NAP	24,782	17.1%	NAP	NAP
2021 & MTM	8	5,401	3.7	$239,900	4.8%	30,183	20.9%	$239,900	4.8%
2022(4)	10	14,449	10.0	595,323	11.8	44,632	30.8%	$835,223	16.6%
2023	6	37,299	25.8	1,491,857	29.7	81,931	56.6%	$2,327,081	46.3%
2024	4	6,670	4.6	252,063	5.0	88,601	61.2%	$2,579,143	51.3%
2025	5	13,147	9.1	836,642	16.7	101,748	70.3%	$3,415,785	68.0%
2026	2	3,271	2.3	141,359	2.8	105,019	72.6%	$3,557,144	70.8%
2027	2	2,273	1.6	89,140	1.8	107,292	74.1%	$3,646,284	72.6%
2028(4)	3	13,478	9.3	473,753	9.4	120,770	83.4%	$4,120,038	82.0%
2029	1	9,117	6.3	413,889	8.2	129,887	89.7%	$4,533,927	90.2%
2030	0	0	0.0	0	0.0	129,887	89.7%	$4,533,927	90.2%
2031	1	5,687	3.9	159,237	3.2	135,574	93.7%	$4,693,163	93.4%
2032 & Beyond	3	9,155	6.3	330,728	6.6	144,729	100.0%	$5,023,891	100.0%
Total	45	144,729	100.0%	$5,023,891	100.0%
(1)	Based on underwritten rent roll dated February 2, 2021.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring and % of UW Base Rent Expiring include rent steps of $37,768 through June 2021.
(4)	CareMetx, LLC signed a new direct lease on a 6,267 square foot space on the fourth floor at $36.00 per square foot through June 30, 2028, which space will be automatically increased to include the subleased space at a rate of $30.42 per square foot that will commence upon the sublease expiration on April 30, 2023. The underwriting is based on the prime lease to the Cystic Fibrosis Foundation, with the exception of the subleased CareMetx, LLC space that has been underwritten to the new direct lease rate of $30.42 per square foot.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	2020	Underwritten	Per Square Foot	%(2)
Gross Potential Rent(1)	$5,698,215	$5,583,187	$5,720,597	$5,765,333	$6,034,685	$41.70	95.0%
Total Reimbursements	474,089	458,598	428,204	419,708	320,005	2.21	5.0
Net Rental Income	$6,172,303	$6,041,785	$6,148,801	$6,185,041	$6,354,690	$43.91	100.0%
Other Income(3)	696,877	831,563	817,759	391,566	741,651	5.12	11.7
(Vacancy/Credit Loss)	(642,039)	(519,147)	(716,565)	(862,871)	(975,794)	(6.74)	(15.4)
Effective Gross Income	$6,227,141	$6,354,201	$6,249,995	$5,713,736	$6,120,547	$42.29	96.3%

Total Expenses	$2,084,022	$2,180,376	$2,017,041	$1,943,150	$2,037,978	$14.08	33.3%

Net Operating Income	$4,143,119	$4,173,826	$4,232,954	$3,770,586	$4,082,569	$28.21	66.7%

Total TI/LC, Capex/RR	0	0	0	0	173,663	1.20	2.8

Net Cash Flow	$4,143,119	$4,173,826	$4,232,954	$3,770,586	$3,908,906	$27.01	63.9%
(1)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated February 2, 2021 plus contractual rent steps through June 2021 totaling $37,768, percentage rent for CVS totaling $35,000 and vacant space underwritten at market rent.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other income consists of parking income.

The Market. The Crescent Gateway Property is located in the commercial district of Bethesda, Montgomery County, Maryland, approximately eight miles northwest of the Washington D.C. CBD. The Washington D.C. MSA is comprised of three primary market segments: Washington D.C., Northern Virginia and Suburban Maryland (collectively, the “DC MSA”). The DC MSA benefits from its proximity to the nation’s capital, attracting high-paying jobs in relatively stable and lucrative industries, including government and defense. Further, the Washington D.C. area economy has historically been relatively resilient and more insulated from recessionary influences in relation to the nation as a whole. Year to date, the Bureau of Labor Statistics currently reports an average unemployment rate of 6.3%, which is higher than the long-term average of 4.8% since January 2010 and the peak rate of 9.8% in April 2020. Average 2019 median household income in the DC MSA was estimated to be $105,659, the second highest in the nation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 5 – Crescent Gateway

The Crescent Gateway Property is located in the Bethesda/Chevy Chase submarket. Within a three-mile radius of the Crescent Gateway Property, the total 2020 estimated population and estimated average 2020 household income were $146,977 and $229,225, respectively. Bethesda is located within the I-495 Beltway and is approximately two miles from the border of Washington D.C. and eight miles from the Washington D.C. CBD. Wisconsin Avenue, located less than 0.5 miles from the Crescent Gateway Property, is the main thoroughfare in Bethesda and primary commuter road into Washington, D.C. The Red Line of the Washington Metro parallels Wisconsin Avenue and has a station in the center of Bethesda located less than half a mile from the Crescent Gateway Property.

According to a third party report, the Crescent Gateway Property is located in the Bethesda/Chevy Chase office submarket containing 9,159,000 square feet. As of the third quarter 2020, the Bethesda/Chevy Chase office submarket had the highest rental rates in the suburban Maryland market with rents of $40.24 per square foot and a vacancy rate of 14.1%. The appraisal concluded to market rents of $40.00 per square foot for office space at the 6917 Arlington Road building, $39.00 per square foot for office space at the 6931 Arlington Road building and $25.00 per square foot for below grade office space at the 6931 Arlington Road building.

The Crescent Gateway Property is located in a retail submarket which includes Bethesda, Silver Spring and the NW Beltway. As of the third quarter of 2020, the submarket contained 3,660,000 square feet, a vacancy rate of 5.2% and asking rent of $35.54 per square foot. Retail vacancy in this submarket has been less than 5.0% since 2013. The appraisal concluded retail market rents for the Crescent Gateway Property of $70.00 per square foot for the CVS retail space at the 6917 Arlington Road building, $50.00 per square foot for the remaining retail space at the 6917 Arlington Road building and $45.00 per square foot for the retail space at the 6931 Arlington Road building and the 6937 Arlington Road building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 5 – Crescent Gateway

The following table presents office rental data with respect to comparable office property leases with respect to the Crescent Gateway Property as identified in the appraisal:

Comparable Office Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Months)
Crescent Gateway 6917, 6931, 6933 and 6937 Arlington Road Bethesda, MD	1960, 1984	82.9%	144,729	-	-	$38.31	-	-
6931 Arlington Road 6931 Arlington Road Bethesda, MD	1984	N/A	106,362	Eran Kessous	2,297	$36.50	Mar-21	130
Woodmont 5 4833 Bethesda Avenue Bethesda, MD	1991	N/A	21,227	Confidential	2,257	$47.50	Jun-20	62
6917 Arlington Road 6917 Arlington Road Bethesda, MD	1960	N/A	37,167	MD Cognitive Behavioral	312	$40.00	Feb-20	36
4733 Elm Street, 3rd Floor 4733 Elm Street, 3rd Floor Bethesda, MD	2001	N/A	12,360	Not Disclosed	3,040	$41.00	Jul-19	60
4401 East-West Highway 4401 East-West Highway Bethesda, MD	1958	N/A	53,000	Therapists	704	$29.00	Jun-19	63
(1)	Source: Appraisal.
(2)	For the Crescent Gateway Property, represents weighted average underwritten office rent per occupied square foot based on the underwritten rent roll dated February 2, 2021.

The following table presents retail rental data with respect to comparable retail property leases with respect to the Crescent Gateway Property as identified in the appraisal:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)
Crescent Gateway 6917, 6931, 6933 and 6937 Arlington Road Bethesda, MD	1960, 1984	82.9%	144,729	-	-	$54.21	-	-
4923-4925 Saint Elmo Ave. 4923-4925 Saint Elmo Ave. Bethesda, MD	N/A	N/A	N/A	Turkish market (ground level) Gym (2nd Floor)	1,100 1,100	$40.00 $27.00	Jun-20 Jul-20	5 5
4929 Bethesda Avenue 4929 Bethesda Avenue Bethesda, MD	N/A	N/A	N/A	Wang Dynasty	5,844	$64.50	Mar-19	5
5335-5355 Wisconsin Ave. NW 5335-5355 Wisconsin Ave. NW Washington, DC	N/A	N/A	N/A	Willies Bar	6,000	$60.00	Jan-19	5
5400 Wisconsin Avenue 5400 Wisconsin Avenue Chevy Chase, MD	N/A	N/A	N/A	Tabandeh	2,057	$70.00	Jun-18	10
7077 Woodmont Avenue 7077 Woodmont Avenue Bethesda, MD	N/A	N/A	N/A	True Food	6,400	$69.69	Mar-17	10
4828 Saint Elmo Avenue 4828 Saint Elmo Avenue Bethesda, MD	N/A	N/A	N/A	Hardwood Artisans	2,000	$65.00	Mar-16	3
7475 Wisconsin Avenue 7475 Wisconsin Avenue Bethesda, MD	N/A	N/A	N/A	Brown Bag	1,425	$42.00	Jan-16	10
7777 Norfolk Avenue 7777 Norfolk Avenue Bethesda, MD	N/A	N/A	N/A	Medium Rare	2,622	$53.81	Jun-16	10
(1)	Source: Appraisal.
(2)	For the Crescent Gateway Property, represents weighted average underwritten retail rent per occupied square foot based on the underwritten rent roll dated February 2, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 5 – Crescent Gateway

The Borrower. The borrower is Bradley Arlington, LLC, a Maryland limited liability company and special purpose entity with one independent director. Legal counsel for the Crescent Gateway Whole Loan delivered a non-consolidation opinion in connection with the Crescent Gateway Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Gregory Fernebok and Robert Scheer. Gregory Fernebok is a principal and co-founder of Sheridan Development, which was founded in 1998 and is a full service commercial real estate firm specializing in retail and office development, construction management and property management/leasing. Mr. Fernebok’s responsibilities include overseeing all new real estate development and construction management projects. In addition, he is the principal in charge of property operations for Harvey Property Management, Inc. Over the last 22 years, Sheridan Development has developed and purchased more than 2.0 million square feet of commercial office and retail projects. Sheridan Development has provided construction management services for over 2.3 million square feet of office and retail projects and 1,000 residential units in the Washington DC metro area, California and Arizona.

Robert Scheer is the president and founder of Scheer Partners. Scheer Partners is a full service local commercial real estate services company with a focus on the healthcare and biotechnology sectors in the Washington and Baltimore metropolitan areas. Scheer Partners’ capabilities include asset and property management, acquisitions and development, brokerage, construction management and finance. Robert Scheer has overseen more than 1,000 transactions, including 3.0 million square feet of life sciences real estate transactions.

Property Management. The Crescent Gateway Property is managed by Harvey Property Management Company, Inc., an affiliate of the borrower. Harvey Property Management is a strategic partner of Sheridan Development, and collectively Sheridan Development/Harvey Property Management’s portfolio of properties accounts for 2.3 million square feet.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $2,200,000 for tenant improvement and leasing commissions, (ii) $1,568,482 for existing tenant improvements and leasing commissions for CareMetx, LLC, Eran Kessous, MD, PC, The Neurology Center P.A. and Pulse Fitness, (iii) $460,197 for free rent for Bethesda Chevy Chase Surgery Center LLC, The Neurology Center P.A., Eran Kessous, MD, PC and Pulse Fitness, (iv) approximately $359,137 for real estate taxes and (v) approximately $13,892 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $51,305.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $4,631.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $2,412 for replacement reserves (approximately $0.20 per square foot annually), capped at $90,903.

TI/LC Reserves – The borrower will be required to make a monthly deposit of approximately $12,061 if the amount of the leasing reserve is less than $2,000,000, subject to a leasing reserve cap of $2,000,000. Upon the occurrence of a Leasing Reserve Cap Reduction Event (as defined below), the leasing reserve cap will be reduced to $1,500,000 and the lender will be required to disburse all leasing reserve funds in excess of such leasing reserve cap to the borrower if no Cash Sweep Period (as defined below) is continuing. Upon the occurrence of the Leasing Reserve Cap Reduction Event, if the amount of the leasing reserve is less than $1,500,000, the borrower will be required to make a monthly deposit of approximately $12,061, subject to a leasing reserve cap of $1,500,000.

A “Leasing Reserve Cap Reduction Event” means the date upon which all of the following conditions have occurred, subject to the reasonable satisfaction of the lender: (i) no event of default exists; (ii) at least 75.0% of the Cystic Fibrosis Foundation space is directly leased; (iii) at least 85.0% of the Crescent Gateway Property is occupied; and (iv) the borrower provides the lender with an officer’s certificate certifying that the requirements in clauses (i), (ii) and (iii) above have been satisfied.

Lockbox / Cash Management. The Crescent Gateway Whole Loan is structured with a hard lockbox and springing cash management. The Crescent Gateway Whole Loan documents require the borrower to establish a lockbox account and deliver letters to the tenants at the Crescent Gateway Property directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or property manager are required to be deposited into the lockbox account immediately upon receipt. During the occurrence and continuance of a Cash Sweep Period, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Crescent Gateway Whole Loan documents, with all excess cash flow to be held as additional security for the Crescent Gateway Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 5 – Crescent Gateway

A “Cash Sweep Period” will commence upon any of the following: (i) an event of default and (ii) the debt service coverage ratio being less than 1.15x, provided, however, if the borrower satisfies the Cash Sweep Period Avoidance Conditions (as defined below) within five days after receiving notice from the lender that a Cash Sweep Period has occurred pursuant to clause (ii), then such Cash Sweep Period will be deemed to not have occurred for the one calendar quarter in which the Cash Sweep Period Avoidance Conditions have been satisfied. A Cash Sweep Period will end: (a) with respect to clause (i), upon the cure of such event of default, and (b) with respect to clause (ii), upon the debt service coverage ratio being greater than or equal to 1.20x for two consecutive calendar quarters.

Notwithstanding the foregoing, a Cash Sweep Period arising from the debt service coverage ratio being less than 1.15x cannot be avoided by satisfying the Cash Sweep Period Avoidance Conditions in two consecutive calendar quarters.

“Cash Sweep Period Avoidance Conditions” means that the borrower deposits with the lender an amount of funds equal to the Cash Sweep Period Avoidance Deposit Amount.

“Cash Sweep Period Avoidance Deposit Amount” means an amount equal to the projected aggregate amount of funds that would be deposited into the excess cash flow account over the calendar quarter in which the Cash Sweep Period Avoidance Conditions are satisfied assuming that (a) a Cash Sweep Period were to exist during the entirety of such period and (b) the gross rents for the entirety of such period equals the amount of gross rents estimated by the lender in its reasonable discretion to be sufficient for the debt service coverage ratio to equal 1.15x. If (1) a Cash Sweep Period occurs after the satisfaction of the Cash Sweep Period Avoidance Conditions while the Cash Sweep Period Avoidance Deposit Amount is still on deposit with the lender, then the Cash Sweep Period Avoidance Deposit Amount will be deposited into the excess cash flow account in accordance with the terms of the Crescent Gateway Whole Loan documents and (2) the lender tests the debt service coverage ratio on the 1st calendar quarter after the Cash Sweep Period Avoidance Conditions have been satisfied and such debt service coverage ratio equals or exceeds 1.15x, then, so long as no Cash Sweep Period is continuing, the lender will be required to disburse the Cash Sweep Period Avoidance Deposit Amount to the borrower.

Subordinate and Mezzanine Debt. None.

Partial Release. The borrower has the right, at any time after the date that is two years from the closing date of the securitization that includes the last note to be securitized and prior to November 6, 2030 and in connection with a sale of the gross floor area permitted to be built at the Crescent Gateway Property which is in excess of the existing gross floor area of the Crescent Gateway Property as of the origination of the Crescent Gateway Whole Loan (such development rights, the “Excess Floor Area Rights”), to voluntarily defease a portion of the outstanding principal balance of the Crescent Gateway Whole Loan and obtain a release of the lien of the mortgage as to the Excess Floor Area Rights by providing the lender with the partial defeasance collateral and upon satisfaction of certain conditions, including, among others: (i) the sale of the Excess Floor Area Rights is a bona fide sale to an unaffiliated third party, (ii) the partial defeasance of the Crescent Gateway Whole Loan is in an amount equal to the gross sales price for such excess development rights less reasonable costs and expenses actually paid in connection with the sale (which may not exceed 4% of the gross sales price), (iii) the sale of the Excess Floor Area Rights is permitted pursuant to all applicable laws, ordinances, rules and regulations, (iv) delivery of evidence to the lender that after giving effect to the sale of the Excess Floor Area Rights, the Crescent Gateway Property will continue to comply with all applicable laws, ordinances, rules and regulations, (v) satisfaction of customary REMIC requirements and (vi) a rating agency confirmation.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 6 – Tollway Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 6 – Tollway Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 6 – Tollway Towers

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,500,000	Title:	Fee
Cut-off Date Principal Balance:	$30,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.8%	Net Rentable Area (SF):	299,521
Loan Purpose:	Acquisition	Location:	Dallas, TX
Borrower:	Tollway Tower Investors, LLC	Year Built / Renovated:	1984, 1986 / 2017
Borrower Sponsors:	Paul D. Larson Larson Capital Fund VI, LLC	Occupancy:	82.2%
Interest Rate:	5.29000%	Occupancy Date:	12/1/2020
Note Date:	12/4/2020	4th Most Recent NOI (As of):	$2,634,106 (12/31/2017)
Maturity Date:	12/6/2030	3rd Most Recent NOI (As of):	$2,536,236 (12/31/2018)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$2,939,501 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$3,281,132 (TTM 10/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	83.0%
Amortization Type:	IO-Balloon	UW Revenues:	$6,443,583
Call Protection:	L(27),Def(89),O(4)	UW Expenses:	$3,230,736
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,212,847
Additional Debt:	No	UW NCF:	$2,728,605
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$50,270,000 / $168
Additional Debt Type:	N/A	Appraisal Date:	7/27/2020

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$102
Taxes:	$0	$73,474	N/A	Maturity Date Loan / SF:	$89
Insurance:	$9,223	$8,784	N/A	Cut-off Date LTV:	60.7%
Replacement Reserves:	$156,000	$4,992	N/A	Maturity Date LTV:	52.9%
TI/LC:	$2,000,000	$35,361	N/A	UW NCF DSCR:	1.34x
Other:	$166,664	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,500,000	57.5%	Purchase Price	$50,000,000	94.3%
Borrower Sponsor Equity	22,503,212	42.5	Upfront Reserves	2,331,887	4.4
			Closing Costs	671,324	1.3
Total Sources	$53,003,212	100.0%	Total Uses	$53,003,212	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Tollway Towers mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 299,521 square foot office property located in Dallas, Texas (the “Tollway Towers Property”). The Tollway Towers mortgage loan was originated by LMF and has an outstanding principal balance as of the Cut-off Date of $30,500,000 (the “Tollway Towers Mortgage Loan”). The Tollway Towers Mortgage Loan has a 10-year term and is interest-only for the first 24 months of the term followed by a 30-year amortization schedule.

The Property. The Tollway Towers Property is comprised of two adjacent, Class A office buildings located in Dallas, Texas. The buildings were constructed in 1984 and 1986 and renovated in 2017. The 12-story North Tower has a four-story garage with 533 parking spaces and the 13-story South Tower includes a three-story parking garage with 522 parking spaces, for a total on-site parking of 1,055 parking spaces, resulting in a parking ratio of 3.3 spaces per 1,000 square feet. The Tollway Towers Property is situated on a 6.4-acre parcel along Dallas North Tollway. In addition to the office net rentable area, the Tollway Towers Property has 15,607 square feet of rentable storage space and 6,450 square feet of amenities space, including a fitness center, a conference room, and a Grab & Go space. As of December 1, 2020, the Tollway Towers Property was 82.2% occupied.

COVID-19 Update. As of January 29, 2021, the Tollway Towers Property is open and operating. As of January 29, 2021, tenants representing approximately 99.2% of the occupied square footage at the Tollway Towers Property and approximately 99.7% of the underwritten base rent made their January 2021 rent payments. In March and April 2020 (prior to the borrower’s acquisition of the Tollway Towers Property), seven tenants (10.6% of underwritten rent) requested but were not granted rent relief. No relief requests have been

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Tollway Towers

made since April 2020. There are no delinquent tenants at the Tollway Towers Property, and all tenants are operating on a limited basis due to the COVID-19 pandemic.

Major Tenants.

True Results (21,300 square feet; 7.1% of NRA, 7.5% of Underwritten Base Rent): True Results owns and operates surgical weight loss centers that specialize in bariatric surgery, lap band surgery and gastric sleeves. True Results has been a tenant at the Tollway Towers Property since 2015 and leases two suites within the South Tower building pursuant to a lease that expires November 30, 2022, with one, five-year renewal option remaining and no termination options. In 2017, True Results subleased the 13,437 square feet suite to Pursuant Group, Inc. (at $21.25 per square foot) and the 7,863 square feet suite to AHS Management Company (at $17.50 per square foot), who sub-subleased the space to Paranet Solutions, LLC in February 2020. The underwritten base rent for each suite is based on rents under the subleases (although True Results remains liable for rent due under its lease with the borrower ($22.0 per square foot)). The sublease and sub-sublease tenants each have an expiration date of November 30, 2022, which is coterminous with the True Results lease. Pursuant Group, Inc. was established in 2001 and is a full-service fundraising agency. Notable clients of Pursuant Group Inc. include Children’s Miracle Network, Habitat for Humanity, Feeding America and Baylor College of Medicine. Paranet Solutions, LLC has provided IT management services for over 29 years and specializes in providing cyber security, managed services, data protection and consulting services in the healthcare and private equity industries. Notable strategic partners of Paranet Solutions, LLC include Cisco, Dell, Citrix, Amazon Web Services and Google Cloud Platform.

PBIGROUP, LLC (13,517 square feet; 4.5% of NRA; 5.2% of Underwritten Base Rent): PBIGROUP, LLC (“PBIGroup”) is headquartered in Dallas, Texas. PBIGroup owns the Hempz brand, and manufactures body, hair and face beauty products. The Hempz brand was created in 1998 and has retail partners that include Ulta Beauty, Walgreens, Rite Aid, CVS Pharmacy, Target, Kroger and Staples. PBIGroup currently occupies three suites at the Tollway Towers Property and has been a tenant since 2008 with all leases expiring on June 30, 2021. PBIGroup has one, five-year renewal option remaining and no termination options.

Higginbotham Insurance Agency, LLC (13,437 square feet; 4.5% of NRA; 5.6% of Underwritten Base Rent): Higginbotham Insurance Agency, LLC (“Higginbotham”) was founded in 1948 and is headquartered in Fort Worth, Texas. Higginbotham is a single source for insurance and financial services that brokers business insurance, employee benefits, retirement plans, executive benefits, life insurance and home/auto insurance from more than 250 regional and national carriers. It supplements coverage with in-house risk management and benefit plan administration plans. Higginbotham operates more than 40 offices throughout Texas, Oklahoma, Georgia, New Mexico and California. Higginbotham was ranked 21st in the nation in revenue as the largest independent insurance brokerage firm by Business Insurance in July 2020. Higginbotham has been a tenant at the Tollway Towers Property since October 1, 2018 under a lease that expires December 31, 2025, with one, seven-year renewal option remaining and no termination options.

Environmental. According to the Phase I environmental assessment dated November 4, 2020, there was no evidence of any recognized environmental conditions at the Tollway Towers Property.

Historical and Current Occupancy
2018(1)	2019(1)	Current(2)
78.5%	81.8%	82.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of December 1, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 6 – Tollway Towers

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
True Results(3)	NR/NR/NR	21,300	7.1%	$20.19	$429,977	7.5%	11/30/2022
PBIGROUP, LLC(4)	NR/NR/NR	13,517	4.5	$22.00	297,374	5.2	6/30/2021
Higginbotham Insurance Agency, LLC(5)	NR/NR/NR	13,437	4.5	$24.00	322,488	5.6	12/31/2025
The Insurance Exchange	NR/NR/NR	13,401	4.5	$21.00	281,421	4.9	6/30/2022
Bellwether Enterprise Real Estate Capital	NR/NR/NR	10,335	3.5	$25.50	263,543	4.6	4/30/2028
Major Tenants / Wtd. Avg.		71,990	24.0%	$22.15	$1,594,803	27.8%
Non Major Tenants / Wtd. Avg.		174,259	58.2%	$23.76	$4,139,990	72.2%
Occupied Collateral Total / Wtd. Avg.		246,249	82.2%	$23.29	$5,734,793	100.0%

Vacant Space		53,272	17.8%

Collateral Total		299,521	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2020.

(2)	UW Base Rent PSF and UW Base Rent include rent steps of $114,480 through December 2021.

(3)	True Results leases two suites within the South Tower building, which are both currently subleased. One suite is subleased to Pursuant Group, Inc., which occupies 13,437 square feet at $21.25 per square foot. The other suite is sub-subleased to Paranet Solutions, LLC (Paranet Solutions, LLC subleases from AHS Management Company), which occupies 7,863 square feet at $17.50 per square foot. The UW Base Rent PSF and UW Base Rent reflected for each suite represent rents of the sublease tenants. Each sublease is coterminous with the True Results lease. True Results has one five-year renewal option remaining and no termination options.

(4)	PBIGROUP, LLC has one, five-year renewal option remaining and no termination options.

(5)	Higginbotham Insurance Agency, LLC has one, seven-year renewal option remaining and no termination options.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	53,272	17.8%	NAP	NAP	53,272	17.8%	NAP	NAP
2021 & MTM	10	37,177	12.4	$831,958	14.5%	90,449	30.2%	$831,958	14.5%
2022	16	83,257	27.8	1,836,625	32.0	173,706	58.0%	$2,668,583	46.5%
2023	7	16,184	5.4	390,223	6.8	189,890	63.4%	$3,058,805	53.3%
2024	11	45,727	15.3	1,096,838	19.1	235,617	78.7%	$4,155,643	72.5%
2025	5	30,819	10.3	744,086	13.0	266,436	89.0%	$4,899,729	85.4%
2026	3	17,211	5.7	444,124	7.7	283,647	94.7%	$5,343,853	93.2%
2027	2	5,539	1.8	127,397	2.2	289,186	96.5%	$5,471,250	95.4%
2028	2	10,335	3.5	263,543	4.6	299,521	100.0%	$5,734,793	100.0%
2029	0	0	0.0	0	0.0	299,521	100.0%	$5,734,793	100.0%
2030	0	0	0.0	0	0.0	299,521	100.0%	$5,734,793	100.0%
2031	0	0	0.0	0	0.0	299,521	100.0%	$5,734,793	100.0%
2032 & Beyond	0	0	0.0	0	0.0	299,521	100.0%	$5,734,793	100.0%
Total	56	299,521	100.0%	$5,734,793	100.0%
(1)	Based on the underwritten rent roll dated December 1, 2020.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps of $114,480 through December 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 6 – Tollway Towers

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,729,757	$4,823,799	$5,300,636	$5,500,065	$6,969,190	$23.27	92.8%
Gross Potential Rent	$4,729,757	$4,823,799	$5,300,636	$5,500,065	$6,969,190	$23.27	92.8%
Total Reimbursements	403,834	447,180	594,833	688,352	543,849	$1.82	7.2
Net Rental Income	$5,133,590	$5,270,979	$5,895,469	$6,188,417	$7,513,040	$25.08	100.0%
Other Income(4)	276,207	257,298	189,188	210,626	207,760	$0.69	2.8
(Vacancy/Credit Loss)(5)	0	0	0	0	(1,277,217)	($4.26)	(17.0)
Effective Gross Income	$5,409,798	$5,528,276	$6,084,656	$6,399,042	$6,443,583	$21.51	85.8%
Total Expenses	2,775,692	2,992,040	3,145,156	3,117,910	3,230,736	$10.79	50.1
Net Operating Income	$2,634,106	$2,536,236	$2,939,501	$3,281,132	$3,212,847	$10.73	49.9%
Capital Expenditures	0	0	0	0	59,904	$0.20	0.9
TI/LC	0	0	0	0	424,338	$1.42	6.6
Net Cash Flow	$2,634,106	$2,536,236	$2,939,501	$3,281,132	$2,728,605	$9.11	42.3%
(1)	TTM reflects the trailing 12-month period ending October 31, 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place consist of in-place rents as of the December 1, 2020 rent roll, including (i) contractual rent steps through December 2021 totaling $114,480 and (ii) vacancy gross up totaling $1,234,398.

(4)	Other income consists of parking income, antenna income and storage income.

(5)	The underwritten economic vacancy is 17.0%; the Tollway Towers Property was 82.2% physically occupied as of December 1, 2020.

The Market. The Tollway Towers Property is located in Dallas, Texas, within the Dallas-Fort Worth-Arlington metropolitan statistical area (the “Dallas MSA”) in Dallas County, Texas. According to the appraisal, the Dallas MSA job growth has outperformed the U.S. job rate over the past year. Every major industry job growth has increased year over year, outpacing its national counterpart. The Dallas MSA economy is driven by manufacturing, public administration, transportation/utilities, retail, agriculture, wholesale trade and information sectors. As of 2019, the Dallas-Fort Worth area was home to 24 Fortune 500 companies, including Exxon Mobil, McKesson and AT&T. Other major employers within the Dallas MSA include Wal-Mart Stores, Inc., Baylor Scott & White Health, Bank of America Corp and Texas Instruments Inc.

The Tollway Towers Property is located in the northern area of the city of Dallas, approximately 14.1 miles north of the central business district. Primary access to the Tollway Towers Property is provided by the Dallas North Tollway, Interstate 635 (“I-635”) and George Bush Turnpike. I-635 begins at Interstate 20 in Batch Springs and leads in a counterclockwise direction through the Mesquite part of the Dallas beltway system and wraps around the northern and eastern sides of the city. Dallas Fort Worth International Airport is located approximately 19.0 miles west of the Tollway Towers Property. The neighborhood surrounding the Tollway Towers Property is mainly comprised of office and commercial properties. According to a third-party market research report, the estimated 2020 population within a one-, three- and five-mile radius was 16,568, 146,093 and 385,828, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $99,230, $108,058 and $105,991, respectively.

According to the appraisal, the Tollway Towers Property is located within the Dallas-Fort Worth office market and the Quorum/Bent Tree office submarket. As of the second quarter 2020, the Dallas-Fort Worth office market contained approximately 396 million square feet of office space inventory with a vacancy rate of 15.9% and an average asking rental rate of $21.60 per square foot. As of second quarter 2020, the Dallas-Fort Worth office market reported approximately 7.5 million square feet completed and positive net absorption of 1,555,615 square feet. The Quorom/Bent Tree office submarket contained approximately 24.4 million square feet of office space with a vacancy rate of 19.8% and an average asking rental rate of $22.40 per square foot as of second quarter 2020. The Quorom/Bent Tree office submarket reported 48,000 square feet completed and positive net absorption of 245,835 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 6 – Tollway Towers

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Tollway Towers 15660 and 15770 Dallas Parkway Dallas, TX	1984, 1986	82.2%(2)	299,521	Various	Various	$23.29(2)	Various	Various
Corporate Centre 14911 Quorum Drive Dallas, TX	1998	94.0%	187,852	Garfield LLC	4,093	$23.50	Mar-2020	48
Bent Tree Tower I 16475 Dallas Parkway Addison, TX	1979	89.0%	165,427	Hunt Security	3,238	$23.00	Feb-20	36
Dominion Plaza 17304 Preston Road Prestonwood, TX	1986	75.0%	266,399	Confidential	3,407	$26.50	Jan-20	24
The Colonnade 15301 Dallas Parkway Addison, TX	1983	93.0%	1,079,181	United Catering Services	6,896	$24.50	Sept-19	60
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 1, 2020.

The Borrower. The borrowing entity for the Tollway Towers Mortgage Loan is Tollway Tower Investors, LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Tollway Towers Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Paul D. Larson and the Larson Capital Fund VI, LLC. Paul Larson is founder of Larson Financial Group, based out of St. Louis, Missouri, and is part of the Doctors Only network. Larson Financial Group has grown to become a nationwide firm with over 30 registered and satellite offices, serving over 4,000 physicians in all aspects of their financial planning. Mr. Larson is also the founder and CEO of Larson Capital Management and is responsible for business development, capital raise, capital deployment, asset profitability and strategic direction for the firm. Since 2014, Larson Capital Management has closed five funds and its sixth is currently open. Larson Capital Fund VI, LLC was formed to give investors access to a large portfolio of over $120 million of commercial office buildings that will be purchased in multiple cities around the country for diversification. The fund has a target equity raise of approximately $60 million and as of November 2020, it has raised approximately $25.4 million from over 200 investors. An affiliate of the borrower sponsor is currently involved in litigation as described in “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Tollway Towers Property is managed by Holt Lunsford Commercial, Inc.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $2,000,000 for tenant improvement and leasing commissions, $156,000 for replacement reserves, $105,252 for a free rent reserve, approximately $61,412 for outstanding tenant improvements and leasing commissions and approximately $9,223 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $73,474.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $8,784.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $4,992 for replacement reserves (approximately $0.20 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $35,361 for tenant improvement and leasing commissions.

Lockbox / Cash Management. The Tollway Towers Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the borrower is required to establish a lender-controlled lockbox account and, within five calendar days of the Cash Management Trigger Event, to instruct all tenants to deposit rents into such lockbox account, and (ii) with respect to any other amounts collected, the borrower or the property manager is required to deposit any such amounts received into the lockbox account within one business day of receipt. Pursuant to the Tollway Towers Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Tollway Towers Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrower, and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender, to be held by the lender as additional security for the Tollway Towers Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 6 – Tollway Towers

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property manager, (iii) any day the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.25x for the Tollway Towers Mortgage Loan, or (iv) the origination of a permitted mezzanine loan in accordance with the Tollway Towers Mortgage Loan documents. A Cash Management Trigger Event will end (a) with respect to the matters described in clause (i) above, when a cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions with respect to the borrower or guarantor and within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable to the lender, (c) with respect to matters described in clause (iii) above, on the date that the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.25x for two consecutive quarters and (d) with respect to matters described in clause (iv) above, upon repayment in full of the permitted mezzanine loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property manager, or (iii) the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, being less than 1.20x for the Tollway Towers Mortgage Loan. A Cash Sweep Event will end (a) with respect to the matters described in clause (i) above, when the cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions with respect to the borrower or guarantor, or within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable to the lender, or (c) with respect to the matters described in clause (iii) above, when the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

Subordinate and Mezzanine Debt. Provided no event of default has occurred and is continuing, the Tollway Towers Mortgage Loan documents permit an affiliate of the borrower to incur future mezzanine debt subject to certain conditions, including: (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) based on the Tollway Towers Mortgage Loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 60.7% and (b) the debt service coverage ratio is not less than 1.35x; and (iii) receipt of rating agency confirmation from each of Fitch, KBRA and S&P that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BBCMS 2021-C9 certificates.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 7 – 1 Solutions Parkway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 7 – 1 Solutions Parkway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 7 – 1 Solutions Parkway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,025,000	Title:	Fee
Cut-off Date Principal Balance:	$28,025,000	Property Type – Subtype:	Office - Suburban
% of IPB:	3.5%	Net Rentable Area (SF):	156,000
Loan Purpose:	Refinance	Location:	Town and Country, MO
Borrower:	QSL Property LLC	Year Built / Renovated:	1997 / N/A
Borrower Sponsor:	USRA Net Lease III Capital Corp.	Occupancy:	100.0%
Interest Rate:	3.49300%	Occupancy Date:	1/25/2021
Note Date:	1/25/2021	4th Most Recent NOI (As of):	N/A(1)
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of):	$2,675,263 (12/31/2018)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$2,807,667 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$2,909,149 (12/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$3,889,800
Call Protection:	L(25),Def(88),O(7)	UW Expenses:	$1,098,620
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,791,180
Additional Debt:	No	UW NCF:	$2,532,319
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,950,000 / $263
Additional Debt Type:	N/A	Appraisal Date:	8/4/2020

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$180
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$153
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.4%
Replacement Reserves:	$0	$2,600	N/A	Maturity Date LTV:	58.4%
TI/LC:	$0	$13,000	N/A	UW NCF DSCR:	1.68x
Deferred Maintenance:	$34,100	N/A	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,025,000	100.0%	Payoff Existing Debt(3)	$26,946,700	96.2%
			Closing Costs	686,054	2.4
			Return of Equity	358,146	1.3
			Upfront Reserves	34,100	0.1
Total Sources	$28,025,000	100.0%	Total Uses	$28,025,000	100.0%

(1)	2017 financial information is unavailable due to the fact the borrower sponsor acquired the 1 Solutions Parkway Property in November of 2017.

(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(3)	Includes $976,700 of costs related to LIBOR breakage costs associated with the previous loan.

The Loan. The 1 Solutions Parkway mortgage loan (the “1 Solutions Parkway Mortgage Loan”) is secured by a first lien mortgage on the fee interest in a 156,000 square foot office building (the “1 Solutions Parkway Property”). The 1 Solutions Parkway Mortgage Loan has a 10-year term and, following a three-year interest only period, amortizes on a 30-year basis.

The Property. The 1 Solutions Parkway Property is a five-story, 156,000 square foot, Class A- office building located in Town and Country, Missouri, a suburb of St. Louis. The 1 Solutions Parkway Property is situated on a 1.41 acre site with an exclusive perpetual easement for additional land and parking surrounding the building totaling 24.47 acres, which gives the 1 Solutions Parkway Property a total of 593 surface parking spaces. The 1 Solutions Parkway Property is 100% leased to Qwest Communications International, Inc. (“Qwest”), a wholly owned subsidiary of Century Link, Inc. (“CenturyLink”), which has been rebranded as Lumen Technologies (“Lumen”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 7 – 1 Solutions Parkway

The 1 Solutions Parkway Property was completed in 1997 and includes a full-service café with adjoining patio, nine gallery kitchens, a full-service fitness center with racquetball court, locker room and sauna, employee break areas with beverages and refrigeration, and 20 executive parking spaces underneath the 1 Solutions Parkway Property. The 1 Solutions Parkway Property has direct access to Interstate-64, which allows the 1 Solutions Parkway Property’s signage to be seen in both west and eastbound directions.

The 1 Solutions Parkway Property has two reciprocal easement agreements with adjacent office properties. The Hawthorn Office Park declaration covers the 1 Solutions Parkway Property and two adjacent properties. A general assessment for carrying out of shared obligations is determined prior to each year and charged pro rata to each owner. Per its lease, Qwest reimburses the borrower for these expenses. The Hawthorn Two declaration covers the 1 Solutions Parkway Property and one other property and provides an exclusive parking easement for the borrower to use and access its parking area, to which no changes may be made without prior written consent of the borrower, and a non-exclusive easement for access to and from the 1 Solutions Parkway Property over One Solutions Parkway to public roads. The borrower is responsible for the maintenance and repair of the parking easement, and Qwest reimburses the borrower for these expenses per its lease.

COVID-19 Update. As of January 21, 2021, the 1 Solutions Parkway Property is open and operating. Qwest has not requested rent relief, rent deferral, or any other lease modifications. Qwest employees are largely working from home while they await further instruction from corporate as to when they could phase back in occupancy. An average of five employees, including 24/7 security, access the 1 Solutions Parkway Property each day.

Major Tenant.

Qwest Communications International, Inc. (156,000 square feet; 100.0% of NRA; 100.0% of underwritten base rent). The 1 Solutions Parkway Property is fully leased to Qwest, a wholly owned subsidiary of CenturyLink (B2/BB/BB Moody’s/S&P/Fitch) which has rebranded to Lumen Technologies. Lumen is a Fortune 500 global enterprise technology platform, which focuses on network assets, cloud connectivity, and security solution, with roughly 40,000 employees and revenues in excess of $21.2 billion (LTM 9/30/20). Qwest focuses on communication services and is an operating subsidiary of Lumen, representing over one third of Lumen’s 2020 revenue through September 30, 2020. The 1 Solutions Parkway Property houses the North American Headquarters for Lumen’s Global Enterprise Operations group, which consists of engineers that respond and diagnose customer network issues.

The 1 Solutions Parkway Property has been fully leased to a Lumen related tenant since 2002. Savvis Communications Corporation signed a 15-year lease at the 1 Solutions Parkway Property in 2002 before merging with CenturyLink in 2011. In early 2015, the lease was assigned to Qwest and renewed through 2027 and in 2017, the lease was extended through June 2030. In August 2020, Qwest completed a $1,907,500 ($12.23 per square foot) renovation to reconfigure the fourth and fifth floors to accommodate the relocation of approximately 100 employees to the 1 Solutions Parkway Property.

Qwest’s lease expires June 30, 2030, and Qwest has four five-year renewal options at fair market value. Qwest pays base rent of $18.37 per square foot on a triple-net lease and reimburses the borrower for all expenses. The lease also includes 2.5% annual rent escalations and has no termination options.

Environmental. According to the Phase I environmental site assessment dated November 24, 2020, there was no evidence of any recognized environmental conditions at the 1 Solutions Parkway Property.

Historical and Current Occupancy(1)(2)
2018	2019	2020(3)	Current(4)
100.0%	100.0%	100.0%	100.0%
(1)	The 1 Solutions Parkway Property has been fully occupied by Lumen or a related entity since 2002.

(2)	Historical Occupancies are as of December 31 of each respective year.

(3)	2020 Occupancy is as of October 31, 2020.

(4)	Current Occupancy is as of January 25, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 7 – 1 Solutions Parkway

Tenant Summary(1)
Tenant	Ratings Moody’s/ S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent PSF(3)	U/W Base Rent(3)	% of Total U/W Base Rent	Lease Exp. Date
Qwest Communications International, Inc.	B2/BB/BB	156,000	100.0%	$18.83	$2,938,084	100.0%	6/30/2030
Major Tenant		156,000	100.0%	$18.83	$2,938,084	100.0%

Occupied Collateral Total		156,000	100.0%	$18.83	$2,938,084	100.0%

Vacant Space		0	0.0%

Collateral Total		156,000	100.0%

(1)	Based on the underwritten rent roll dated September 30, 2020.

(2)	Ratings provided are for Lumen, the parent company of the entity listed in the “Tenant” field.

(3)	U/W Base Rent is inclusive of contractual rent steps through July 2021.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	U/W Rent Expiring	% of U/W Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring	Cumulative % of U/W Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	1	156,000	100.0	2,938,084	100.0	156,000	100.0%	$2,938,084	100.0%
2031	0	0	0.0	0	0.0	156,000	100.0%	$2,938,084	100.0%
2032 & Beyond	0	0	0.0	0	0.0	156,000	100.0%	$2,938,084	100.0%
Total	1	156,000	100.0%	$2,938,084	100.00%
(1)	Based on underwritten rent roll dated September 30, 2020.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	Appraisal	Underwritten	Per Square Foot	%(1)
Base Rent	$2,675,263	$2,762,407	$2,831,467	$2,866,428	$2,938,084	$18.83	72.8%
Gross Potential Rent(2)	$2,675,263	$2,762,407	$2,831,467	$2,866,428	$2,938,084	$18.83	72.8%
Total Reimbursements	777,565	1,165,840	1,122,430	1,188,339	$1,098,620	7.04	27.2
Net Rental Income	$3,452,828	$3,928,247	$3,953,897	$4,054,767	$4,036,704	$25.88	100.0%
(Vacancy/Credit Loss)(3)	0	0	0	0	(146,904)	(0.94)	(3.6)
Effective Gross Income	$3,452,828	$3,928,247	$3,953,897	$4,054,767	$3,889,800	$24.93	96.4%

Total Expenses	$777,565	$1,120,580	$1,044,749	$1,188,339	$1,098,620	$7.04	28.2%

Net Operating Income	$2,675,263	$2,807,667	$2,909,149	$2,866,428	$2,791,180	$17.89	71.8%

Total TI/LC, Capex/RR	0	0	0	0	$258,861	$1.66	6.7

Net Cash Flow	$2,675,263	$2,807,667	$2,909,149	$2,866,428	$2,532,319	$16.23	65.1%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated September 30, 2020 plus contractual rent steps through July 2021.

(3)	Vacancy was underwritten to 5.0% of Gross Potential Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 7 – 1 Solutions Parkway

The Market. The 1 Solutions Parkway Property is located in Town and Country, Missouri, an affluent suburb in the St. Louis MSA and one of the wealthiest suburbs in the US. Median household incomes within a one and three mile radius of the 1 Solutions Parkway Property are $126,341 and $117,975 respectively. The 1 Solutions Parkway Property has direct access to Interstate 64, which connects the 1 Solutions Parkway Property to the St. Louis CBD 18 miles to the west, and access to Interstate 270 and Interstate 170.

Strong demographics have led to the development of several office parks, a variety of housing options and strong school systems in the affluent communities surrounding the St. Louis CBD. The 1 Solutions Parkway Property is located near several demand drivers in the area including the Marriott Hotel and Conference Center (less than 1 mile from the 1 Solutions Parkway Property), Maryville University of St. Louis (2 miles from the 1 Solutions Parkway Property) and St. Luke’s Hospital (5.0 miles from the 1 Solutions Parkway Property).

The Greater St. Louis region is the 20th largest metropolitan population in the US with approximately 2.8 million residents. The St. Louis MSA features a diversified economy that relies on a mix of both new and traditional industries. The St. Louis MSA is home to the St. Louis Regional Freightway, the nation’s second-largest inland port system with more than 105 million tons of freight handled annually. St. Louis has also received attention from national publications like Tech Crunch, Forbes, and the Wall Street Journal for its technology and start-up industries. In 2014 the US Census Bureau released a report showing St. Louis had a 9.7% share of new businesses, making it the second fastest growing start up city in the US.

According to a third party report, the 1 Solutions Parkway Property is part of the Chesterfield/Hwy-40 office submarket within the overall St. Louis office market. As of October 2020, the St. Louis office market reported an inventory of 143 million SF, a vacancy rate of 7.4% and an asking rent of $20.53 per square foot. The Chesterfield/Hwy-40 3-5 star office submarket has an average market rent and vacancy rate of $24.73 and 8.7%, respectively, and inventory of 8.9 million SF.

The following table presents certain information relating to comparable office sales for the 1 Solutions Parkway Property:

Comparable Office Sales(1)
Property / Address	Year Built/ Renov.	Total GLA (SF)	Occupancy	Date of Sale	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
1 Solutions Parkway Town and Country, MO	1997	156,000	100%	N/A	N/A	N/A	N/A
575 Maryville, 575 Maryville Centre Drive Town & Country, MO	1999	253,102	100%	Dec-18	$50,000,000	$197.55	$191.63
Maryville Center Buildings, 533 Maryville Center Drive 555 Maryville Center Drive St. Louis, MO 63141	2001	252,378	100%	Apr-18	$48,456,576	$192.00	$192.00
SSM Healthcare Building, 1345 Smizer Mill Road Fenton, MO 63026	2006 / 2019	55,000	100%	Nov-19	$12,400,000	$225.45	$225.45
Lakefront at Keystone - Building 15, 9190 Priority Way West Drive Indianapolis, IN 46240	1996	81,515	100%	Nov-19	$16,000,000	$196.28	$196.28
Spectrum Brands World Headquarters, 3001 Deming Way Middleton, WI 53562	2013 / 2017	252,122	100%	Oct-19	$52,000,000	$206.25	$206.25
Rockwell Automation, 1 Allen Bradley Drive Mayfield Heights, OH 44124	1994	430,000	100%	Oct-19	$61,124,154	$142.15	$142.15
Citrix Building, 120 S. West Street Raleigh, NC 27603	2014	189,950	100%	Dec-19	$84,750,000	$446.17	$446.17
International Paper, 1740 International Place Memphis, TN 38119	2015	241,177	100%	Dec-19	$76,400,000	$316.78	$316.78
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 7 – 1 Solutions Parkway

Comparable Office Rentals(1)
Property / Address	Year Built/ Renov.	Total NRA (SF)	Tenant Name	Lease Date/Term (Years)	Lease Area (SF)	Annual Base Rent PSF(2)	Rent Escalation
1 Solutions Parkway Town and Country, MO	1997	156,000	Qwest	Jul-17 / 13.0	156,000	$18.37	2.5%/YR
Former AT&T Office Building 12851 Manchester Road, Des Peres, MO 63131	1996/2016	134,478	Confidential	Dec-20 / 12.0	96,182	$27.50	$0.50/SF/YR
Corporate Hill IV 12800 Corporate Hill Drive, Des Peres, MO 63131	1984	181,631	Confidential	May-20 / 10.4	181,631	$27.75	$0.50/SF/YR
575 Maryville 575 Maryville Centre Drive, Town & Country, MO 63141	1999	255,115	Cushman & Wakefield	Nov-18 / 8.8	45,688	$26.78	2.00%/YR
Highlands Plaza I 1001 Highlands Plaza Dr., St. Louis, MO 63108	2001	144,750	Centene	Apr-18 / 5.7	64,055	$26.00	$0.50/SF/YR
(1)	Source: Appraisal.

(2)	Qwest’s lease is triple-net, whereas all comparable leases are full service over base year. Qwest’s underwritten rental rate inclusive of reimbursements equals $25.88 per square foot.

The Borrower. The borrowing entity for the 1 Solutions Parkway Mortgage Loan is QSL Property LLC, a single-purpose, bankruptcy remote Delaware limited liability company.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is USRA Net Lease III Capital Corp., a Delaware corporation and a real estate investment trust owned by USRA Institutional Net Lease Fund III LLC, an affiliate of US Realty Advisors, LLC (“USRA”). USRA is a single-tenant real estate investment and asset management firm that specializes in transaction structuring, acquisition finance, asset management and disposition. USRA is a privately held fund based in New York that has executed over $5 billion of transactions over 30 years and has a current portfolio of over $2.7 billion of investments.

Property Management. The 1 Solutions Parkway Property is managed by Balke Brown Transwestern.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments unless (i) no Trigger Period (as defined below) is occurring, (ii) the borrower provides the lender with evidence of payment upon the earlier to occur of (x) the date on which taxes have been paid and (y) 7 days prior to their respective due dates and (iii) Qwest pays or reimburses the borrower for all taxes. The borrower is currently not required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments unless (i) no Trigger Period is occurring, (ii) the borrower provides the lender with evidence of payment upon the earlier to occur of (x) the date on which taxes have been paid and (y) 5 days prior to their respective due dates and (iii) Qwest pays or reimburses the borrower for all taxes. At the option of the lender, the borrower will also not be required to escrow 1/12th of the annual estimated insurance payments if the borrower maintains an approved blanket or umbrella policy. The borrower is currently not required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $2,600 for replacement reserves (approximately $0.20 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $13,000 (approximately $1.00 per square foot annually) for tenant improvement and leasing commission reserves.

Required Repair Reserves - The borrower escrowed $34,100 at origination to cover $31,000 of immediate repairs identified in the engineering report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 7 – 1 Solutions Parkway

Lockbox / Cash Management. The 1 Solutions Parkway Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lockbox account and deliver letters to the tenants at the 1 Solutions Parkway Property directing them to pay all rents directly into a lender-controlled lockbox account. During the occurrence of a Trigger Period, all funds on deposit in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 1 Solutions Parkway Mortgage Loan documents. During the continuance of a Trigger Period (other than solely as a result of a Qwest Go Dark Trigger (as defined below)), all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1 Solutions Parkway Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1 Solutions Parkway Mortgage Loan. During the occurrence of a Trigger Period caused solely by a Qwest Go Dark Trigger, excess cash flow funds will be disbursed as follows:

(i)	in the event more than 25% but less than 35% of the NRA of the 1 Solutions Parkway Property goes dark, 50% of the funds are required to be held by the lender in an excess cash flow reserve account until $35.00 per square foot of dark space has been reserved;

(ii)	in the event 35% or more, but less than 50% of the NRA of the 1 Solutions Parkway Property goes dark, 75% of the funds are required to be held by the lender in an excess cash flow reserve account until $35.00 per square foot of dark space has been reserved; and

(iii)	in the event 50% or more of the NRA of the 1 Solutions Parkway Property goes dark, 100% of the funds are required to be held by the lender in an excess cash flow reserve account until $35.00 per square foot of dark space has been reserved.

A “Trigger Period” will commence upon the earliest of:

(i)	the occurrence of an event of default and will expire upon the cure of such event of default;

(ii)	the debt yield (as determined as of the first day of each calendar quarter) being less than 7.00% for two consecutive calendar quarters and will expire on the date that the debt yield is equal to or greater than 7.00% for two consecutive calendar quarters; and

(iii)	a Qwest Trigger Event (as defined below) and will expire upon the occurrence of the applicable Qwest Trigger Termination Event (as defined below).

A “Qwest Trigger Event” means that one or more of the following has occurred:

(i)	December 30, 2028 (18 months prior to Qwest’s lease expiration date);

(ii)	Qwest has given notice to the borrower in writing of its intent not to renew its lease; provided, however, in the event that Qwest gives such a non-renewal notice prior to June 30, 2027, the Qwest Trigger Event as described in this clause (ii) will not occur until June 30, 2027;

(iii)	Qwest has given notice in writing that it is terminating its lease; provided, however, in the event that Qwest gives such termination notice to the borrower prior to June 30, 2027, the Qwest Trigger Event described in this clause (iii) will not occur before June 30, 2027;

(iv)	Qwest has abandoned, vacated or otherwise failed to operate in at least 25% of its leased space for more than 60 consecutive days excluding (i) the temporary closure of building amenities pursuant to public health recommendations or guidelines and (ii) temporary vacancy due to the occurrence of a casualty at the 1 Solutions Parkway Property or for purposes of performing repairs, restorations and/or alterations (a “Qwest Go Dark Trigger”);

(v)	Qwest (or its parent or any guarantor of its lease, if applicable) has filed or becomes the debtor in any petition for relief under the bankruptcy code or any bankruptcy, insolvency, or reorganization laws or statutes;

(vi)	the Qwest lease has in fact terminated or has been amended, restated, replaced, supplemented or otherwise modified without obtaining prior written consent of the lender; or

(vii)	Qwest is in default under its lease, which default remains uncured past the applicable notice and grace periods set forth in the Qwest lease.

A “Qwest Trigger Termination Event” will occur:

(i)	when the borrower delivers to the lender evidence reasonably satisfactory to the lender that the Qwest space has been re-tenanted under one or more qualified replacement leases;

(ii)	with respect to clauses (i) or (ii) of the definition of “Qwest Trigger Event”, when the borrower delivers to the lender evidence reasonably satisfactory to the lender that Qwest has renewed or extended its lease on terms acceptable to the lender;

(iii)	with respect to clause (iv) of the definition of “Qwest Trigger Event”, when the borrower delivers to the lender evidence reasonably satisfactory to the lender that a Qwest Go Dark Trigger is not occurring;

(iv)	with respect to clause (v) of the definition of “Qwest Trigger Event”, when the Qwest lease is affirmed by Qwest in a bankruptcy proceeding or

(v)	with respect to clause (vii) of the definition of “Qwest Trigger Event”, when the borrower delivers to the lender evidence reasonably acceptable to the lender that Qwest has cured all defaults under its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 7 – 1 Solutions Parkway

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 8 – Cypress Financial Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 8 – Cypress Financial Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 8 – Cypress Financial Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,615,000	Title:	Fee
Cut-off Date Principal Balance:	$27,615,000	Property Type - Subtype:	Office – Suburban
% of IPB:	3.5%	Net Rentable Area (SF):	203,483
Loan Purpose:	Acquisition	Location:	Fort Lauderdale, FL
Borrower:	CFC Offices, LLC	Year Built / Renovated:	1988 / 2015-2019
Borrower Sponsors:	Z. Paul Akian, Sonia Akian	Occupancy:	90.0%
Interest Rate:	3.71500%	Occupancy Date:	12/18/2020
Note Date:	1/27/2021	4th Most Recent NOI (As of):	$1,987,253 (12/31/2017)
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of):	$2,118,746 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,261,909 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$2,814,452 (TTM 11/30/2020)
Original Amortization Term:	None	UW Economic Occupancy:	89.4%
Amortization Type:	Interest Only	UW Revenues:	$5,894,784
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$2,558,338
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$3,336,446
Additional Debt:	No	UW NCF(2):	$2,990,525
Additional Debt Balance:	N/A	Appraised Value / Per SF(2):	$47,800,000 / $235
Additional Debt Type:	N/A	Appraisal Date:	12/1/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$136
Taxes:	$104,702	$52,351	N/A	Maturity Date Loan / SF:	$136
Insurance:	$0	$30,523	N/A	Cut-off Date LTV(2):	57.8%
Replacement Reserves:	$0	$3,391	N/A	Maturity Date LTV(2):	57.8%
TI/LC:	$0	$25,435	$1,200,000	UW NCF DSCR:	2.88x
Other:	$7,314,786	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,615,000		61.8%	Purchase Price(3)	$36,415,450	81.5%
Borrower Sponsor Equity	17,074,511		38.2	Upfront Reserves	7,419,488	16.6
				Closing Costs	854,573	1.9
Total Sources	$44,689,511		100.0%	Total Uses	$44,689,511	100.0%

(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(2)	The Appraised Value represents the “As Stabilized” value of $47,800,000, which assumes that Hayes (as defined below) is in full occupancy of its total space of 77,092 square feet at the Cypress Financial Center Property (as defined below). Hayes has executed a lease on all its space at the Cypress Financial Center Property. As of December 18, 2020, Hayes physically occupied 19,644 square feet at the Cypress Financial Center Property and was in full operation of this space and fully paying rent. Hayes is expected to take occupancy of additional 18,745 square feet in the third quarter of 2021 and then move into its remaining 38,703 square foot space in April 2022. All applicable free rent and gap rent related to the Hayes space was reserved for at origination of the Cypress Financial Center Mortgage Loan. The “As-Is” appraised value is $39,800,000 ($196 per square foot) and results in a Cut-off Date LTV and Maturity Date LTV of 69.4% on the Cypress Financial Center Mortgage Loan.

(3)	Purchase price includes net seller credits and net prorations of approximately $7,821,929.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Cypress Financial Center

The Loan. The Cypress Financial Center mortgage loan has an outstanding principal balance as of the Cut-off Date of $27,615,000 (the “Cypress Financial Center Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a 203,483 square foot, office property located in Fort Lauderdale, Florida (the “Cypress Financial Center Property”). The Cypress Financial Center Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Cypress Financial Center Property is a Class A-, multi-tenant office building located in Fort Lauderdale, Florida. The Cypress Financial Center Property is situated on approximately 2.90 acres and is located approximately six miles north of the Fort Lauderdale Central Business District. The Cypress Financial Center Property consists of an 11-story building totaling 203,483 square feet that was constructed in 1988 and renovated between 2015 and 2019. The seller spent approximately $2.7 million in renovation costs over this period on a newly renovated lobby and common areas, and elevator modernization. The Cypress Financial Center Property also features a six-level parking garage containing 785 spaces, which equates to a parking ratio of approximately 3.9 spaces per 1,000 square feet of net rentable area. The Cypress Financial Center Property was 90.0% leased by 13 tenants as of December 18, 2020.

COVID-19 Update. As of February 3, 2021, the Cypress Financial Center Property is open and operating. All tenants have made their January 2021 rental payments. Marcus & Millichap (7.1% of underwritten base rent) has total deferred rent of $35,518.92 for partial rent from September 2020 to February 2021. At origination, the lender reserved all gap rent in connection with the deferred rent for February 2021. As of the date of this term sheet, the Cypress Financial Center Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants.

Hayes Medical Staffing (77,092 square feet; 37.9% of NRA; 39.6% of underwritten base rent). Hayes Medical Staffing (“Hayes”) is a healthcare staffing and physician recruiting firm specializing in matching physicians and advanced practice clinicians. Hayes leases four suites at the Cypress Financial Center Property through October 31, 2033 that will serve as its headquarter building. Hayes has staggered its move-in schedule at the Cypress Financial Center Property to align with its lease expiration of March 31, 2022 at Cypress Park West, which is 0.4 miles away from the Cypress Financial Center Property and currently is Hayes’ headquarter building. Hayes took occupancy of 19,644 square feet in 2020 and is in full operation of this space and fully paying rent. Hayes has also spent approximately $186,000 of its own capital on the build out of this space. Hayes expects to take occupancy of an additional 18,745 square feet in the third quarter of 2021 and to move into its remaining 38,703 square feet space in April 2022. Hayes plans on moving its headquarters to the Cypress Financial Center Property upon moving into the rest of its space in April 2022. All applicable free rent and gap rent related to the Hayes space was reserved at origination of the Cypress Financial Center Mortgage Loan. Hayes has been a tenant at the Cypress Financial Center Property since 2020, with a current lease expiration date of October 2033. Hayes has three five-year renewal options. Hayes has a termination option effective as of January 31, 2030 (the “Early Termination Date”) with 12 months’ notice and payment of a termination fee of (a) an amount equal to one month’s base rent at the rate applicable in the month preceding the month in which the Early Termination Date occurs, multiplied by three, plus (b) an amount equal to the monthly installment of Hayes’ proportionate share of estimated operating expenses for the month in which occurs the deadline for the delivery of the cancellation exercise notice, multiplied by three, plus (c) the unamortized sum of the tenant improvement allowance, the leasing commissions paid by the landlord in connection with the lease and the base rent abatement.

Tabacalera USA, Inc. (19,667 square feet; 9.7% of NRA; 10.3% of underwritten base rent). Tabacalera USA, Inc. is the American subsidiary of Tabacalera, a multinational purveyor and manufacturer of cigarettes, tobacco and cigars. Tabacalera’s origins date back to 1636, making it one of the oldest tobacco companies in the world. Tabacalera is owned by Imperial Brand’s (Moody’s: Baa3 / S&P: BBB / Fitch: BBB). The Cypress Financial Center Property serves as headquarters for Tabacalera USA, Inc. Tabacalera USA, Inc. has been a tenant at the Cypress Financial Center Property since 1989, has a current lease expiration date in July 2026 and has two five-year renewal options remaining. Tabacalera USA, Inc. has no termination options.

Parlux Fragrances, Inc (19,072 square feet; 9.4% of NRA; 10.9% of underwritten base rent). Parlux Fragrances, Inc (“Parlux”) is a leading manufacturer and international distributor of designer, lifestyle and celebrity fragrances. In 2012, Parlux became part of Perfumania Holdings, Inc., a major fragrance retailer which operates wholesale distribution and specialty retail sale segments. Pursuant to a sublease, Prime Education currently occupies 13,772 square feet of such space at a rent of $16.50 per square foot and has the right to take occupancy of and terminate Parlux’s use of Parlux’s remaining 5,300 square feet at any time after January 31, 2021 with six months’ notice. Upon exercising this right, Prime Education will be paying a rent of $16.50 per square foot on the total space of 19,072 square feet. Prime Education provides unique learning models to empower healthcare teams and systems to reflect on and react to effective workflow processes, pathway, algorithms and best practices that improve care quality and patient outcome. Parlux has been a tenant at the Cypress Financial Center Property since 2006, has a current lease expiration of January 2022 and has one five-year renewal option remaining. Parlux has no termination options.

Environmental. According to the Phase I environmental assessment dated January 21, 2021, there was no evidence of any recognized environmental conditions at the Cypress Financial Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Cypress Financial Center

Historical and Current Occupancy(1)
	2017	2018	2019	Current(2)
Cypress Financial Center	72.2%	78.4%	75.7%	90.0%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of December 18, 2020.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Hayes(4)(5)	NR/NR/NR	77,092	37.9%	$17.65	$1,360,528	39.6%	10/31/2033
Tabacalera USA, Inc.(6)	Baa3/BBB/BBB	19,667	9.7	18.00	354,006	10.3	7/31/2026
Parlux(7)(8)	NR/NR/NR	19,072	9.4	19.71	375,909	10.9	1/31/2022
TD Bank, N.A.(9)	Aa1/AA-/NR	16,575	8.1	21.91	363,085	10.6	4/30/2027
Marcus & Millichap(10)	NR/NR/NR	12,772	6.3	19.10	243,945	7.1	9/30/2024
Major Tenants		145,178	71.3%	$18.58	$2,697,473	78.4%

Other Tenants(11)		37,886	18.6%	$19.59	$742,222	21.6%

Occupied Collateral Total / Wtd. Avg.		183,064	90.0%	$18.79	$3,439,695	100.0%

Vacant Space		20,419	10.0%

Collateral Total		203,483	100.0%

(1)	Based on the underwritten rent roll dated December 18, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent includes rent steps of $83,231 through August 2021.

(4)	Hayes has three, five-year renewal options remaining.

(5)	Hayes has a termination option effective as of the Early Termination Date with 12 months’ notice and a termination fee of (a) an amount equal to one month’s base rent at the rate applicable in the month preceding the month in which the Early Termination Date occurs, multiplied by three, plus (b) an amount equal to the monthly installment of Hayes’ proportionate share of estimated operating expenses for the month in which occurs the deadline for the delivery of the cancellation exercise notice, multiplied by three, plus (c) the unamortized sum of the tenant improvement allowance, the leasing commissions paid by the landlord in connection with the lease and the base rent abatement.

(6)	Tabacalera USA, Inc. has two, five-year renewal options remaining.

(7)	Parlux has one, five-year renewal options remaining.

(8)	Parlux subleases 13,772 square feet to Prime Education at a base rent of $16.50 per square foot.

(9)	TD Bank, N.A. has two, five-year renewal options remaining.

(10)	Marcus & Millichap has two, five-year renewal options remaining.

(11)	Other Tenants includes a 1,097 square foot non-revenue space attributable to the management office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Cypress Financial Center

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	20,419	10.0%	NAP	NAP	20,419	10.0%	NAP	NAP
2021 & MTM	2	2,971	1.5	$45,459	1.3%	23,390	11.5%	$45,459	1.3%
2022	2	20,466	10.1	406,061	11.8	43,856	21.6%	$451,520	13.1%
2023	1	5,060	2.5	99,530	2.9	48,916	24.0%	$551,051	16.0%
2024	2	18,097	8.9	350,339	10.2	67,013	32.9%	$901,389	26.2%
2025	1	5,559	2.7	117,599	3.4	72,572	35.7%	$1,018,988	29.6%
2026	1	19,667	9.7	354,006	10.3	92,239	45.3%	$1,372,994	39.9%
2027	3	33,055	16.2	706,172	20.5	125,294	61.6%	$2,079,167	60.4%
2028	0	0	0.0	0	0.0	125,294	61.6%	$2,079,167	60.4%
2029	0	0	0.0	0	0.0	125,294	61.6%	$2,079,167	60.4%
2030	0	0	0.0	0	0.0	125,294	61.6%	$2,079,167	60.4%
2031	0	0	0.0	0	0.0	125,294	61.6%	$2,079,167	60.4%
2032 & Beyond(4)	1	78,189	38.4	1,360,528	39.6	203,483	100.0%	$3,439,695	100.0%
Total	13	203,483	100.0%	$3,439,695	100.0%
(1)	Based on underwritten rent roll dated December 18, 2020.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring and % of UW Base Rent Expiring include rent steps of $83,231 through August 2021.

(4)	Includes a 1,097 square foot non-revenue space attributable to the management office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Cypress Financial Center

Operating History and Underwritten Net Cash Flow (1)
	2017	2018	2019	TTM(1)	Underwritten	Per Square Foot	%(2)
Gross Potential Rent	$2,349,352	$2,581,548	$2,746,250	$2,835,787	$3,868,494(3)	$19.01	60.1%
Total Recoveries	1,517,368	1,466,985	1,591,649	1,914,266	2,564,456	12.60	39.9
Net Rental Income	$3,866,719	$4,048,533	$4,337,899	$4,750,053	$6,432,950	$31.61	100.0%
Other Income	139,519	118,420	112,788	143,266	143,508	0.71	2.2
(Vacancy/Credit Loss)	0	0	0	0	(681,674)	(3.35)	(10.6)
Effective Gross Income	$4,006,238	$4,166,953	$4,450,687	$4,893,318	$5,894,784	$28.97	91.6%
Total Expenses	$2,018,985	$2,048,207	$2,188,778	$2,078,866	$2,558,338	$12.57	43.4%
Net Operating Income	$1,987,253	$2,118,746	$2,261,909	$2,814,452	$3,336,446	$16.40	56.6%
Total TI/LC, Capex/RR	0	0	0	0	345,921	1.70	5.9
Net Cash Flow	$1,987,253	$2,118,746	$2,261,909	$2,814,452	$2,990,525	$14.70	50.7%
(1)	TTM reflects the trailing 12-month period ending November 30, 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Gross Potential Rent includes rent steps of $83,231 through August 2021 and vacant space underwritten at market rent.

The Market. The Cypress Financial Center Property is located in Fort Lauderdale, Broward County, Florida. The Cypress Financial Center Property is situated six miles north of downtown Fort Lauderdale along Interstate Highway 95 in an area that has a relatively dense population of suburban office buildings. Regional access to the overall subject area is provided via Interstate Highway 95 and Florida’s Turnpike. Interstate 95 and the Florida Turnpike are the major north/south expressways providing access to the southeastern and northeastern areas of Broward County, as well as Palm Beach County to the north and Miami-Dade County to the south. The Cypress Financial Center Property is also adjacent to a Tri-Rail station, a commuter rail line linking Miami, Fort Lauderdale and West Palm Beach, Florida.

As of the third quarter of 2020, the Fort Lauderdale office market contained 27,740,000 square feet, a vacancy rate of 16.9% and asking rent of $29.20 per square foot. The Cypress Financial Center Property is located within the Cypress Creek/Airport office submarket, one of seven distinct geographic concentrations within Fort Lauderdale containing 4,319,000 market rate rental square feet, or 15.7% of the metro’s total inventory of office space. As of the third quarter of 2020, the Cypress Creek/Airport office submarket had a vacancy rate of 18.2% and asking rent of $26.90 per square foot. In the ten-year period beginning with the fourth quarter of 2010, there have been no additions to the submarket, and no space has been removed by developer activity. Given the lack of new supply and demand in the submarket, the vacancy rates during 2020 are the lowest and rents are the highest over that same period. The appraisal determined market rent of $21.00 per square foot for office space and $3.04 per square foot for café space. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Cypress Financial Center Property is 10,340, 128,854 and 371,603, respectively. The estimated 2020 average household income within the same radii was $60,477, $76,288 and $75,438, respectively.

The following table presents office rental data with respect to office property leases which are identified in the appraisal as being comparable to the Cypress Financial Center Property:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Cypress Financial Center

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)
Cypress Financial Center 5900 North Andrews Avenue Fort Lauderdale, FL	1988	90.0%	203,483	-	-	$18.79	-	-
Cypress Park West 6700 & 6750 North Andrews Avenue Fort Lauderdale, FL	1986	90%	225,757	CSI Int’l. BAE Systems Microsoft Corp. Quoted	7,289 9,120 51,385	$17.35 $17.00 $16.97 $18.50	Dec-16 Jul-16 Jul-15	5.3 5.2 8.0
Trade Centre South 100 West Cypress Creek Road Fort Lauderdale, FL	1986	87%	216,038	Tambourine SMG Construction Professional Accounting Quoted	24,946 1,827 1,684	$17.50 $18.50 $17.50 $20.50	May-19 Feb-19 Jan-19	10.4 3.2 6.3
Pinnacle Corporate Park 500-550 Cypress Creek Road Fort Lauderdale, FL	1986	85%	262,434	Quoted		$20.00
Trafalgar Plaza I & II 5300-5310 Northwest 33rd Avenue Fort Lauderdale, FL	1986	93%	104,254	Royal Investment Group Royal Investment Group Amnion Integrative Wellness Associates Quoted	2,387 11,253 2,773 6,850	$24.00 $24.00 $25.00 $35.00 $24.00	Jul-21 Jul-21 Jan-21 Jan-21	15.0 15.0 5.0 10.0
Avion Corporate Center 2200 Northwest 50th Street Fort Lauderdale, FL	1985	100%	69,729	Royal Investment Group Advanced Home Care Elite Office Quoted	17,584 4,484 14,179	$19.00 $19.00 $19.00 $19.00	Jul-21 Sep-20 Sep-20	15.0 15.0 15.0
(1)	Source: Appraisal, except for Cypress Financial Center, which information is based on the underwritten rent roll dated December 18, 2020.

The Borrower. The borrower is CFC Offices, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel for the Cypress Financial Center Mortgage Loan delivered a non-consolidation opinion in connection with the origination of the Cypress Financial Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Z. Paul Akian and Sonia Akian. Z. Paul Akian has been CEO of a number of companies including Western Filter Corporation, Puroflow Corporation, Integra Technologies, FluiDyne Fluid Power and Akian Foundation. In 1985, Z. Paul Akian founded his own real estate firm, Akian Capital LLC,which has developed and managed over approximately 500,000 square feet of industrial properties in Southern California. Z. Paul Akian’s real estate portfolio consists of seven real estate assets that are located in Southern California, Chicago, Orlando and New York City, at a value of $276.5 million.

Property Management. The Cypress Financial Center Property is managed by CBRE, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $5,110,614 for existing tenant improvements and leasing commissions for Hayes, Tabacalera USA, Inc. and TD Bank, N.A., (ii) approximately $1,125,961 for gap rent for Hayes and Marcus & Millichap, (iii) approximately $1,071,371 for free rent for Hayes and Tabacalera USA, Inc., (iv) $104,702 for taxes and (v) $6,840 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $52,351.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals $30,523.26.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $3,391.38 for replacement reserves (approximately $0.20 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $25,435.38 (approximately $1.50 per square foot annually) for tenant improvement and leasing commission reserves. The reserve will be subject to a cap of $1,200,000 upon Hayes not providing notice to exercise its early termination option and the borrower delivering to the lender an acceptable tenant estoppel certificate that indicates that Hayes has waived to exercise its termination option and such notice is no longer exercisable.

Lockbox / Cash Management. The Cypress Financial Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to establish a lockbox account and deliver letters to the tenants at the Cypress Financial Center Property directing them to pay all rents directly into a lender- controlled lockbox account. Additionally, all revenues and other monies received by the borrower or property manager are required to be deposited into the lockbox account immediately upon receipt. During the occurrence and continuance of a Cash Sweep Period (as defined below), all funds are required to be swept each business day

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Cypress Financial Center

into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Cypress Financial Center Mortgage Loan documents, with all excess cash flow to be held as additional security for the Cypress Financial Center Mortgage Loan.

A “Cash Sweep Period” will commence upon any of the following: (i) an event of default; (ii) the debt service coverage ratio being less than 1.20x; (iii) the occurrence of a Specified Tenant Sweep Event (as defined below); and (iv) the debt yield being less than 7.0%.

A Cash Sweep Period will end (a) with respect to clause (i), upon the cure of such event of default, (b) with respect to clause (ii), upon the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters, (c) with respect clause (iii) upon the expiration of all Specified Tenant Sweep Events and (d) with respect clause (iv), upon the debt yield being greater than or equal to 7.25% for two consecutive calendar quarters.

A “Specified Tenant” means, individually and collectively, Hayes and any other tenant under a lease covering 30,000 square feet or more at the Cypress Financial Center Property and any replacement tenant occupying all or portion of the space at the Cypress Financial Center Property.

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a Specified Tenant has a monetary default or material non-monetary default under its lease beyond all applicable notice and/or cure periods; (ii) a Specified Tenant going dark, vacating or giving notice of its intent to do any of the foregoing, unless the discontinuance of business is required by applicable pandemic regulation or a business decision by the Specified Tenant that its employees should work remotely as a result of the COVID-19 pandemic and such Specified Tenant is paying full unabated rent under its lease; (iii) any bankruptcy or insolvency of a Specified Tenant; (iv) a Specified Tenant terminating, cancelling or surrendering 50% or more of the space leased under such Specified Tenant’s lease, or giving its intent to do any of the foregoing, (v) the earlier of (a) the date that is 12 months prior to the scheduled expiration of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred, or (vi) a Specified Tenant has its rating downgraded by at least two notches by any rating agency from the origination date, or if the lease is entered after the origination date, from the date that such lease is entered into.

A Specified Tenant Sweep Event will end: (a) with respect to clause (i) above , upon (x) a Specified Tenant Re-Tenanting Event (as defined below) or (y) all defaults under the applicable Specified Tenant’s lease has been cured and such cures have been accepted by the borrower, (b) with respect to clause (ii) above, (x) upon a Specified Tenant Re-Tenanting Event or (y) (a) when the Specified Tenant has resumed occupancy and normal business operations at all of its leased space and (b) when the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate, (c) with respect clause (iii) above when the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (d) with respect to clause (iv) above, (x) upon a Specified Tenant Re-Tenanting Event or (y)(a) when the Specified Tenant revokes any notification of any termination, cancellation or surrender of its lease and resumes ordinary course of business operations at all of its leased space and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate, (e) with respect to clause (v) above, (x) upon a Specified Tenant Re-Tenanting Event or (y) (a) when acceptable evidence that such Specified Tenant has given notice of renewal under the terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied (unless sufficient funds are in reserve to cover such costs) and such Specified Tenant is in occupancy and paying full, unabated rent (unless sufficient funds are in reserve to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate, and (f) with respect to clause (vi) above, (x) upon a Specified Tenant Re-Tenanting Event or (y) when the lender receives acceptable evidence that the credit rating of the Specified Tenant has risen to at least the same rating assigned to such Specific Tenant as of the origination date, or if the lease is entered into following the origination date, as of the date that such lease is entered into.

A “Specified Tenant Re-Tenanting Event” will occur when the borrower has delivered to the lender: (i) evidence reasonably satisfactory to the lender that the entire space leased to the Specified Tenant has been leased to one or more replacement tenants and all landlord obligations (including the payment of any leasing commissions) have been satisfied (unless sufficient funds are in reserve to cover such costs) and such Specified Tenant is in occupancy and paying full, unabated rent (unless sufficient funds have been reserved for such purposes to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (ii) tenant estoppel(s) reasonably satisfactory to the lender.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 9 – Tampa Bay Buccaneers Corporate Office Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 9 – Tampa Bay Buccaneers Corporate Office Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 9 – Tampa Bay Buccaneers Corporate Office Headquarters

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,500,000	Title:	Fee
Cut-off Date Principal Balance:	$27,417,305	Property Type – Subtype:	Office – Suburban
% of IPB:	3.5%	Net Rentable Area (SF):	136,356
Loan Purpose:	Refinance	Location:	Tampa, FL
Borrower:	First Allied Development Partners Limited Partnership	Year Built / Renovated:	2006 / N/A
Borrower Sponsor:	Portsmouth Realty Corporation	Occupancy:	100.0%
Interest Rate:	3.77000%	Occupancy Date:	1/29/2021
Note Date:	1/29/2021	4th Most Recent NOI (As of):	$4,204,835 (12/31/2017)
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of):	$4,202,837 (12/31/2018)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,221,781 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(1):	$4,206,526 (TTM 6/30/2020)
Original Amortization Term:	240 months	UW Economic Occupancy:	95.0%
Amortization Type:	Balloon	UW Revenues:	$2,828,150
Call Protection:	L(25),Grtr1%orYM(88),O(7)	UW Expenses:	$56,563
Lockbox / Cash Management:	Springing	UW NOI(1):	$2,771,587
Additional Debt:	No	UW NCF:	$2,751,134
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$47,300,000 / $347
Additional Debt Type:	N/A	Appraisal Date:	12/20/2020

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$201
Taxes:	$159,251	$37,917	N/A	Maturity Date Loan / SF:	$121
Insurance:	$259,547	$27,465	N/A	Cut-off Date LTV:	58.0%
Replacement Reserves:	$0	$1,704	N/A	Maturity Date LTV:	34.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.40x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,500,000		100.0%	Payoff Existing Debt	$26,860,100	97.7%
				Closing Costs	192,083	0.7
				Upfront Reserves	418,798	1.5
				Return of Equity	29,020	0.1
Total Sources	$27,500,000		100.0%	Total Uses	$27,500,000	100.0%

(1)	Underwritten NOI is lower than the TTM NOI due to the Buccaneers Tenant (as defined below) entering into a lease modification at origination, which extended the lease expiration date until January 2041 to be coterminous with the 20-year amortization for the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan (as defined below) and to have a term that is ten years greater than the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan term.

The Loan. The Tampa Bay Buccaneers Corporate Office Headquarters mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 136,356 square foot office property located in Tampa, Florida (the “Tampa Bay Buccaneers Corporate Office Headquarters Property”). The Tampa Bay Buccaneers Corporate Office Headquarters mortgage loan was originated by LMF Commercial, LLC and has an outstanding principal balance as of the Cut-off Date of $27,417,305 (the “Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan”). The Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan has a 10-year term and amortizes on a 20-year amortization schedule.

The Property. The Tampa Bay Buccaneers Corporate Office Headquarters Property is comprised of one class B suburban office building and one workout facility building, totaling 136,356 square feet, and two outdoor football fields, located on an approximately 14.04-acre parcel in Tampa, Florida. The Tampa Bay Buccaneers Corporate Office Headquarters Property is located approximately one mile from Raymond James Stadium, the Tampa Bay Buccaneers’ home stadium. The Tampa Bay Buccaneers Corporate Office Headquarters Property was built in 2006 and is owned by an affiliate of the National Football League (“NFL”) Tampa Bay Buccaneers professional football team. The Tampa Bay Buccaneers Corporate Office Headquarters Property includes (i) a two-story main corporate office (the “Main Building”), (ii) a two-story weight/gym building and (iii) two outdoor football fields. The Main Building is primarily office space (95,921 square feet / 82% net rentable area) as well as amenity space (21,039 square feet / 18% net rentable area) for corporate office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 9 – Tampa Bay Buccaneers Corporate Office Headquarters

employees, team staff, players and the media. The second floor of the Main Building (58,480 square feet) is entirely office space, including both corporate office space and team office space, which includes 36 offices for assistant coaches. The first floor space includes 23 assistant coach offices, media/conference room, cafeteria, kitchen, auditorium, equipment room, player lounge and draft room. The weight/gym building includes a weight room for players, a storage room and a loading and staging area. Part of the greater facility, but excluded from the collateral, are a third westernmost outdoor football field, an indoor football field and certain parking areas. According to the borrower sponsor, the Buccaneers Team LLC, the sole tenant at the Tampa Bay Buccaneers Corporate Office Headquarters Property, leases the third field and indoor field from a Glazer family-affiliated entity.

The sole tenant at the Tampa Bay Buccaneers Corporate Office Headquarters Property is Buccaneers Team LLC (the “Buccaneers Tenant”) (136,356 square feet; 100.0% of the NRA; 100.0% of the U/W base rent). The Buccaneers Tenant (an entity indirectly owned by the Glazer family) is an affiliate of the borrower. See “The Borrower” below. In conjunction with the origination of the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan, the term of the existing lease between the Buccaneers Tenant and the borrower was extended 10 years to January 31, 2041, which is coterminous with the 20-year amortization schedule of the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan and is approximately 10 years longer than the Tampa Bay Buccaneers Corporate Headquarters Mortgage Loan term. The lease is a triple net lease, and the rent for the new lease term is $21.83 per square foot. The Buccaneers Tenant owns the NFL Tampa Bay Buccaneers franchise and team trademarks. The Tampa Bay Buccaneers are a member of the National Football Conference South division and were champions in Super Bowl LV. Raymond James Stadium underwent a $160 million renovation as it prepared to host Super Bowl LV in February 2021.

The Tampa Bay Buccaneers were established in the NFL when the area was awarded a franchise 46 years ago. The Tampa Stadium was the Tampa Bay Buccaneers’ home until Raymond James Stadium was opened in 1998. The Glazer family is the current owner of the Tampa Bay Buccaneers; the Glazer family is also the current owner of the borrower. The Glazer family has diversified assets with its primary businesses focused in the Tampa Bay Buccaneers, Manchester United Football Club and First Allied Corporation. Since coming under the Glazer family’s ownership, the franchise has won 131 regular season games, earning seven playoff berths and capturing its first Super Bowl Championship in Super Bowl XXXVII.

COVID-19 Update. As of January 28, 2021, the Tampa Bay Buccaneers Corporate Office Headquarters Property is open and operating. The sole tenant at the Tampa Bay Buccaneers Corporate Office Headquarters Property made its January 2021 rental payment. As of the date of this term sheet, the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan is not subject to any forbearance, modification, or debt service relief requests.

Environmental. According to the Phase I environmental assessment dated December 24, 2020, there was no evidence of any recognized environmental conditions at the Tampa Bay Buccaneers Corporate Office Headquarters Property.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Buccaneers Team LLC	NR/NR/NR	136,356	100.0%	$21.83	$2,977,000	100.0%	1/31/2041
Occupied Collateral Total / Wtd. Avg.		136,356	100.0%	$21.83	$2,977,000	100.0%

Vacant Space		0	0.0%

Collateral Total		136,356	100.0%

(1)	Based on the underwritten rent roll dated January 29, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 9 – Tampa Bay Buccaneers Corporate Office Headquarters

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2032 & Beyond(2)	1	136,356	100.0	$2,977,000	100.0	136,356	100.0%	$2,977,000	100.0%
Total	1	136,356	100.0%	$2,977,000	100.0%
(1)	Based on the underwritten rent roll dated January 29, 2021.

(2)	The lease with the sole tenant expires in 2041.

Operating History and Underwriting Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,385,000	$4,381,346	$4,385,000	$4,385,000	$2,977,000	$21.83	100.0%
Vacant Income	0	0	0	0	0	$0.00	0.0
Gross Potential Rent	$4,385,000	$4,381,346	$4,385,000	$4,385,000	$2,977,000	$21.83	100.0%
Total Reimbursements	0	0	0	0	0	$0.00	0.0
Net Rental Income	$4,385,000	$4,381,346	$4,385,000	$4,385,000	$2,977,000	$21.83	100.0%
Other Income	300	360	15,944	360	0	$0.00	0.0
(Vacancy/Credit Loss)(3)	0	0	0	0	(148,850)	($1.09)	(5.0)
Effective Gross Income	$4,385,300	$4,381,706	$4,400,944	$4,385,360	$2,828,150	$20.74	95.0%
Total Expenses	180,465	178,869	179,163	178,834	56,563	$0.41	2.0
Net Operating Income(4)	$4,204,835	$4,202,837	$4,221,781	$4,206,526	$2,771,587	$20.33	98.0%
Capital Expenditures	0	0	0	0	20,453	$0.15	0.7
TI/LC	134,740	134,740	134,740	134,740	0	$0.00	0.0
Net Cash Flow	$4,070,095	$4,068,097	$4,087,041	$4,071,786	$2,751,134	$20.18	97.3%
(1)	TTM reflects the trailing 12-month period ending June 30, 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 5.0%.

(4)	Underwritten Net Operating Income is smaller than the TTM Net Operating Income due to the tenant entering into a lease modification at origination, which extended the lease expiration date until January 2041 to be coterminous with the 20-year amortization for the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan and to have a term that is approximately ten years greater than the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan term.

The Market. The Tampa Bay Buccaneers Corporate Office Headquarters Property is located in Tampa, Florida, within the Tampa-St. Petersburg-Clearwater Metropolitan Statistical Area (the “Tampa MSA”) in Hillsborough county. The Tampa MSA is located on the gulf coast in the central portion of Florida, approximately 98 miles southwest of Orlando, 299 miles northwest of Miami, 110 miles south of Gainesville and 145 miles north of Fort Myers. Over the last 30 years, hundreds of thousands of jobs in professional services have been created within the Tampa MSA. The Tampa MSA is home to Tech Data, the state’s second-largest corporation by revenue, and Jabil Circuit, its second-largest company by worldwide employees. Tampa serves as the capital of financial services for Florida. The Tampa MSA accounts for 8% of the area’s finance private workforce, which is 2.5% more than the national share and in line with the proportion in other major finance hubs, including New York City and Charlotte, North Carolina. Other major employers within the Tampa MSA include BayCare Health System, Publix Super Markets Inc., Hillsborough County School District, HCA West Florida Division and MacDill Air Force Base.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 9 – Tampa Bay Buccaneers Corporate Office Headquarters

The Tampa Bay Buccaneers Corporate Office Headquarters Property is located along West Doctor Martin Luther King Junior Boulevard. The immediate area surrounding the Tampa Bay Buccaneers Corporate Office Headquarters Property consists of residential and commercial uses. Access to the area is provided via Interstate 275 (“I-275”), the major interstate in the Tampa area. I-275 is located within approximately 5.0 miles of the Tampa Bay Buccaneers Corporate Office Headquarters Property. Raymond James Stadium, home of the NFL Tampa Bay Buccaneers, is located approximately 1.0 mile west of the Tampa Bay Buccaneers Corporate Office Headquarters Property. Downtown Tampa is located about ten minutes northwest of the Tampa Bay Buccaneers Corporate Office Headquarters Property neighborhood. Downtown Tampa is home to many amenities and demand generators that Tampa has to offer, including Tampa Riverwalk, an open space and pedestrian trail development along the Hillsborough River. The downtown Tampa portion includes Curtis Hixon Park, MacDill Park, the Tampa Museum of Art, Glazer Children’s Museum, Rivergate Tower and an adjacent atrium containing the Florida Museum of Photographic Arts. Midtown Tampa (or Midtown One) is a new destination district designed to unite Westshore and Downtown Tampa with a central neighborhood. The live-work-play urban center features 1.8 million square feet of retail, 390 residential units, three Class A office buildings, a boutique hotel and entertainment venues. Tampa International Airport is located approximately 6.0 miles from the Tampa Bay Buccaneers Headquarters Property neighborhood. According to the appraisal, as of 2020, the population within a one-, three- and five-mile radius was 14,176, 124,411 and 304,698, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $51,058, $64,461 and $81,974, respectively.

According to the appraisal, the Tampa Bay Buccaneers Corporate Office Headquarters Property is located within the Tampa/St. Petersburg office market and the Westshore office submarket. As of third quarter 2020, the Tampa/St. Petersburg office market contained approximately 72.1 million square feet of office space with a vacancy rate of 8.5% and an average quoted rental rate of $29.02 per square foot. As of third quarter 2020, the Tampa/St. Petersburg office market reported positive net absorption of 224,849 square feet. The Westshore office submarket contained approximately 18.3 million square feet of office space with a vacancy rate of 11.0% and an average rental rate of $31.61 per square foot as of third quarter 2020. The Westshore office submarket reported positive net absorption of 63,864 square feet.

The appraisal identified eight competitive properties built between 1982 and 2020 ranging in size from approximately 59,927 square feet to 251,949 square feet. The appraisal’s competitive set reported rent from $17.00 per square foot to $32.00 per square foot, with an average rent of $22.68 per square foot. The appraisal concluded a market rent of $22.00 per square foot on a triple net lease for office space.

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months))
Tampa Bay Buccaneers Corporate Office Headquarters 3302 West Doctor Martin Luther King Junior Boulevard Tampa, FL	2006	100.0%(2)	136,356	Buccaneers Team LLC	136,356	$21.83(2)	Nov-06	240(3)
Concourse Center 2 3503 East Frontage Road Tampa, FL	1982	100.0%	73,180	BayCare Medical Group	73,180	$23.75	Jul-18	128
Crosstown Center II 9519 Delaney Creek Boulevard Tampa, FL	2019	100.0%	236,550	USAA	236,550	$22.00	Jan-19	180
9200 SouthPark Center 9200 SouthPark Center Loop Orlando, FL	2003	100.0%	59,927	Cardworks Servicing, LLC	59,927	$17.50	Apr-19	124
Gartner Campus South 13200 Paul J Doherty Parkway Fort Myers, FL	2018	100.0%	251,949	Gartner LLC	251,949	$17.00	Sep-19	230
Sabal Pavilion 1 3620 Queen Palm Drive Tampa, FL	1998	100.0%	120,500	Ford Motor Credit Company	120,500	$18.75	Aug-20	67
5332 Avion Park 5332 Avion Park Drive Tampa, FL	2016	53.0%	176,089	Fanatics, Inc.	92,000	$32.00	Oct-20	120
Hidden River Corporate 14025 Riveredge Drive Tampa, FL	1998	95.0%	133,530	Listing	114,653	$27.00	Jan-21	0
TBC Corporate 4260 Design Center Drive Palm Beach Gardens, FL	2020	100.0%	61,000	TBC	61,000	$23.45	May-20	120
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 29, 2021 pursuant to the lease amendment dated January 28, 2021.

(3)	Lease term is 240 months as of February 2021 pursuant to the lease amendment dated January 28, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 9 – Tampa Bay Buccaneers Corporate Office Headquarters

The Borrower. The borrowing entity for the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan is First Allied Development Partners Limited Partnership, a single purpose entity with one independent director. The borrower is 1.0% owned by First Allied Development Partners General Partner, which is 100% owned equally by Kevin Glazer, Bryan Glazer, Edward Glazer, Darcie Glazer, and Avram Glazer. The remaining 99.0% of the borrower is owned equally by Kevin Glazer, Bryan Glazer, Edward Glazer, Darcie Glazer, and Avram Glazer.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan is Portsmouth Realty Corporation, which is owned by six members of the Glazer family. Portsmouth Realty Corporation owns a parcel of land in Portsmouth, Virginia and has a reported net worth of $2,000,000 and liquidity of $100,000. The Glazer family has diversified assets with its primary businesses focused in the Tampa Bay Buccaneers, England’s Manchester United Football Club and First Allied Corporation. Affiliates of the borrower sponsor were subject to previous foreclosures and discounted payoffs as described in “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Tampa Bay Buccaneers Corporate Office Headquarters Property is self-managed.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $259,547 for insurance reserves and $159,251 for tax reserves.

Tax Escrows – As of the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan origination date, the borrower is required to make monthly payments equal to approximately $37,917 into the reserves for taxes. Ongoing real estate taxes will not be required for so long as (i) no event of default exists, (ii) the Buccaneers Tenant pays the real estate taxes directly to the appropriate taxing authority and (iii) the borrower delivers to lender satisfactory evidence that such real estate taxes have been paid in full, provided, that if the borrower fails to comply with clause (iii), the lender will provide the borrower with a written notice of such failure and the borrower will have 10 days to cure such failure.

Insurance Escrows – As of the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan origination date, the insurance is being maintained by the borrower and the borrower is required to deposit monthly reserves of $27,465. In the event the Buccaneers Tenant maintains insurance, the borrower will not be required to deposit monthly insurance reserves, provided (i) no event of default exists, (ii) Buccaneers Tenant maintains the insurance policies, pays the insurance premiums directly to the respective insurer or agent with respect to all insurance, and maintains the insurance with respect to the Tampa Bay Buccaneers Corporate Office Headquarters Property in accordance with the terms and provisions of the Tampa Bay Buccaneers Corporate Office Headquarters Property Mortgage Loan documents, (iii) all insurance required to be maintained pursuant to the Tampa Bay Buccaneers Corporate Office Headquarters Property Mortgage Loan documents is provided to the lender, and (iv) the borrower has provided proof of such payment(s) to the lender within 5 days of any such payment.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $1,704 for replacement reserves (approximately $0.15 per square foot annually).

Lockbox / Cash Management. The Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the borrower is required to establish a lender-controlled lockbox account and within five calendar days of such Cash Management Trigger Event, to instruct all tenants to deposit rents into such lockbox account, (ii) with respect to any other amounts collected, the borrower or the property manager is required to deposit any such amounts received into the lockbox account within two business day of receipt. Pursuant to the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan documents) are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrower, and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender, to be held by the lender as additional security for the Tampa Bay Buccaneers Corporate Office Headquarters Mortgage Loan.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default or (ii) a bankruptcy action of the borrower or guarantor. A Cash Management Trigger Event will end (a) with respect to the matters described in clause (i) above, when a cure of such event of default has been accepted, or the event of default has been waived by the lender, and (b) with respect to the matters described in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions with respect to the borrower and within 90 days with respect to the guarantor.

A “Cash Sweep Event” means the occurrence of (i) an event of default or (ii) a bankruptcy action of the borrower or guarantor. A Cash Sweep Event will end (a) with respect to the matters described in clause (i) above, when a cure of such event of default has been accepted, or the event of default has been waived by the lender, and (b) with respect to the matters described in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions with respect to the borrower and within 90 days with respect to the guarantor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 9 – Tampa Bay Buccaneers Corporate Office Headquarters

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 10 – 200 St. Paul Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 10 – 200 St. Paul Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 10 – 200 St. Paul Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 10 – 200 St. Paul Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,200,000	Title:	Fee
Cut-off Date Principal Balance:	$24,200,000	Property Type – Subtype:	Office – CBD
% of IPB:	3.0%	Net Rentable Area (SF):	265,515
Loan Purpose(1):	Acquisition	Location:	Baltimore, MD
Borrower:	Sea N Blue, LLC	Year Built / Renovated:	1989 / N/A
Borrower Sponsor:	(2)	Occupancy:	93.7%
Interest Rate:	3.57600%	Occupancy Date:	12/31/2020
Note Date:	1/29/2021	4th Most Recent NOI (As of):	$3,556,452 (12/31/2017)
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of):	$3,543,366 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,509,788 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(3):	$3,395,780 (TTM 11/30/2020)
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$7,836,260
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$4,780,598
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$3,055,663
Additional Debt:	No	UW NCF:	$2,552,136
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$45,000,000 / $169
Additional Debt Type:	N/A	Appraisal Date:	12/10/2020

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$91
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$91
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.8%
Replacement Reserves:	$0	$6,805	N/A	Maturity Date LTV:	53.8%
TI/LC Reserve:	$0	$22,126	N/A	UW NCF DSCR:	2.91x
Other:	$65,000	$0	N/A	UW NOI Debt Yield:	12.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,200,000		54.6%	Purchase Price(1)	$44,000,000	99.3%
Borrower Sponsor Equity	20,111,503		45.4	Upfront Reserves	65,000	0.1
				Closing Costs	246,503	0.6
Total Sources	$44,311,503		100.0%	Total Uses	$44,311,503	100.0%

(1)	The 200 St. Paul Plaza Property (as defined below) was initially purchased in October 2020.

(2)	For information on the borrower sponsor, see “The Borrower Sponsor” below.

(3)	The decrease in UW NOI from Most Recent NOI is primarily driven by higher underwritten expenses and underwritten vacancy being higher than what is in place. For more information, see the “Operating History and Underwritten Net Cash Flow” table below.

(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The 200 St. Paul Plaza mortgage loan (the “200 St. Paul Plaza Mortgage Loan”) has an original and Cut-off Date principal balance of $24,200,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 265,515 square foot office property located in Baltimore, Maryland (the “200 St. Paul Plaza Property”). The 200 St. Paul Plaza Mortgage Loan has a 10-year term and is interest-only for the full term of the loan.

The Property. The 200 St. Paul Plaza Property consists of a 28-story, Class A office building totaling 265,515 square feet, located in Baltimore, Maryland. The 200 St. Paul Plaza Property was originally built in 1989 and includes a 12-story parking garage with 927 spaces (approximately 3.5 parking spaces per 1,000 square feet of NRA). The parking garage is located on floors 3-15 and is managed by the same company that manages the office portion of the 200 St. Paul Plaza Property, Bay City Management Company, LLC. The majority of the parking spaces are tenant-specific, but the remainder of the garage is open to the public and offers monthly and daily parking passes. The 200 St. Paul Plaza Property was 93.7% leased as of December 31, 2020 to 11 tenants, and the tenants have been located at the 200 St. Paul Plaza Property for a weighted average of 22.5 years. The three largest tenants, Maryland Attorney General, Maryland Insurance Admin and the US DEA, together comprise 83.2% of NRA and 89.7% of underwritten base rent, and are each investment grade rated. Of the 265,515 square feet of rentable area at the 200 St. Paul Plaza Property, 6,274 square feet is ground floor retail space

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 10 – 200 St. Paul Plaza

leased to five tenants. The retail tenants at the 200 St. Paul Plaza Property represent 2.4% of the net rentable area and 2.3% of underwritten base rent.

COVID-19 Update. As of January 27, 2021, the 200 St. Paul Plaza Property was open and operating, but some employees are still working from home. Two of the retail tenants, Take Away Deli (0.3% of NRA and 0.4% of underwritten base rent) and Trotters Convenience (0.3% of NRA and 0.3% of underwritten base rent), have requested rent relief and are currently in discussions with the property manager. The first debt service payment date for the 200 St. Paul Plaza Mortgage Loan is due in March 2021. As of the date of this term sheet, the 200 St. Paul Plaza Mortgage Loan is not subject to any forbearance, modification, or debt service relief requests.

Major Tenants.

Maryland Attorney General (115,402 square feet; 43.5% of the NRA; 44.5% of underwritten rent; Aaa/AAA/AAA by Moody’s/S&P/Fitch): The Maryland Attorney General is the chief legal officer of the Maryland state government and is in charge of legal affairs pertaining to the state. It is the legal advisor and representative of the governor, the state legislature, the judiciary and virtually every agency in each of the three branches of state government. In addition, the attorney general’s office is responsible for representing the state in cases pending in state appellate courts, lower federal courts and the United States Supreme Court. The Maryland Attorney General has been located at the 200 St. Paul Plaza Property since 1989 and has renewed or extended its lease twice. The most recent extension was a five-year extension signed in 2019 that extended its lease expiration to September 2030 and includes a 4,640 square foot expansion of its space.

Maryland Insurance Admin (68,771 square feet; 25.9% of the NRA; 29.2% of underwritten rent; Aaa/AAA/AAA by Moody’s/S&P/Fitch): The Maryland Insurance Admin licenses and regulates insurers, insurance agents and brokers who conduct business in the state and monitors the financial solvency of licensed insurers. The Maryland Insurance Admin also investigates consumer complaints and questions concerning insurance companies operating in Maryland and resolves insurance appeals and grievances about coverage decisions or claims denials. The Maryland Insurance Admin has been located at the 200 St. Paul Plaza Property since 2009 and extended its lease in 2020 through January 2030. The recent extension also includes one 10-year extension option.

US DEA (36,687 square feet; 13.8% of the NRA; 15.9% of underwritten rent; Aaa/AA+/AAA by Moody’s/S&P/Fitch): Since its founding in 1973, the mission of the DEA has been to enforce the controlled substances laws and regulations of the United States and bring to the criminal and civil justice systems of the United States, or any competent jurisdiction, organizations and their principal members involved in the growing, manufacture or distribution of controlled substances appearing in, or destined for, illicit traffic in the United States, and to recommend and support non-enforcement programs aimed at reducing availability of illicit controlled substances. The US DEA has been located at the 200 St. Paul Plaza Property since 2001 and most recently extended its lease in 2012. The US DEA’s current lease expires in August 2022 and contains two five-year extension options.

Environmental. According to a Phase I environmental assessment dated December 23, 2020, there was no evidence of any recognized environmental conditions at the 200 St. Paul Plaza Property.

Historical and Current Occupancy(1)
2017	2018	2019(2)	Current(2)(3)(4)
98.0%	98.0%	99.8%	93.7%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The decrease in Current Occupancy from Historical Occupancy is primarily driven by two tenants, Chubb Insurance and AARP, which provided notice of intent to vacate their spaces at the end of their lease terms (both in March 2021).

(3)	Current Occupancy is as of December 31, 2020.

(4)	Current Occupancy considers Bay City Management (the property manager who has occupied its suite since 1989) as vacant, as it does not pay rent on its space. Including Bay City Management as occupied would result in a Current Occupancy of 94.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 10 – 200 St. Paul Plaza

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Exp. Date
Maryland Attorney General	Aaa/AAA/AAA	115,402	43.5%	$22.35	$2,579,350	44.5%	9/30/2030(3)
Maryland Insurance Admin	Aaa/AAA/AAA	68,771	25.9	24.61	1,692,530	29.2	1/31/2030(4)
US DEA	Aaa/AA+/AAA	36,687	13.8	25.17	923,338	15.9	8/9/2022(5)
Major Tenants		220,860	83.2%	$23.52	$5,195,218	89.7%

Other Tenants		27,905	10.5%	$21.47	$599,239	10.3%

Occupied Collateral Total		248,765	93.7%	$23.29	$5,794,457	100.0%

Vacant Space		16,750	6.3%

Collateral Total		265,515	100.0%

(1)	Based on underwritten rent roll dated December 31, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Maryland Attorney General has an ongoing contraction option for its space on the 25th floor (15,027 SF). In addition to the contraction option, the Maryland Attorney General’s lease will be cancelled automatically at the start of any fiscal year for which it is not appropriated funds from the State of Maryland.

(4)	Maryland Insurance Admin has one, 10-year extension option. Maryland Insurance Admin has an ongoing contraction option for its space on the 23rd floor (7,842 SF). In addition to the contraction option, the Maryland Insurance Admin’s lease will be cancelled automatically at the start of any fiscal year for which it is not appropriated funds from the State of Maryland.

(5)	US DEA has two, five-year extension options. Since August 2017 and continuing for the remainder of the lease term, US DEA has the right to terminate its lease with 90-days’ written notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	16,750	6.3%	NAP	NAP	16,750	6.3%	NAP	NAP
2021 & MTM	4	5,728	2.2	$48,210	0.8%	22,478	8.5%	$48,210	0.8%
2022	1	36,687	13.8	923,338	15.9	59,165	22.3%	$971,548	16.8%
2023	0	0	0.0	0	0.0	59,165	22.3%	$971,548	16.8%
2024	0	0	0.0	0	0.0	59,165	22.3%	$971,548	16.8%
2025	2	4,237	1.6	93,900	1.6	63,402	23.9%	$1,065,448	18.4%
2026	1	6,355	2.4	162,070	2.8	69,757	26.3%	$1,227,519	21.2%
2027	0	0	0.0	0	0.0	69,757	26.3%	$1,227,519	21.2%
2028	1	11,585	4.4	295,058	5.1	81,342	30.6%	$1,522,577	26.3%
2029	0	0	0.0	0	0.0	81,342	30.6%	$1,522,577	26.3%
2030	2	184,173	69.4	4,271,880	73.7	265,515	100.0%	$5,794,457	100.0%
2031	0	0	0.0	0	0.0	265,515	100.0%	$5,794,457	100.0%
2032 & Beyond	0	0	0.0	0	0.0	265,515	100.0%	$5,794,457	100.0%
Total	11	265,515	100.0%	$5,794,457	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 10 – 200 St. Paul Plaza

Operating History and Underwriting Net Cash Flow
	2017	2018	2019	TTM (1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,823,932	$5,840,917	$5,873,792	$5,841,367	$5,707,540	$21.50	85.2%
Rent Steps(3)	0	0	0	0	86,917	0.33	1.3
Vacant Income	0	0	0	0	429,412	1.62	6.4
Gross Potential Rent	$5,823,932	$5,840,917	$5,873,792	$5,841,367	$6,223,869	23.44	92.9%
Total Reimbursements	339,832	339,832	540,669	519,286	472,430	1.78	7.1
Net Rental Income	$6,163,764	$6,180,749	$6,414,461	$6,360,653	$6,696,300	25.22	100.0%
Parking Income	1,986,915	2,022,441	1,885,436	1,392,458	1,762,348	6.64	26.3
(Vacancy/Credit Loss)	0	0	0	0	(622,387)	(2.34)	(9.3)
Effective Gross Income	$8,150,679	$8,203,190	$8,299,897	$7,753,111	$7,836,260	29.51	117.0%
Total Expenses	$4,594,227	$4,659,824	$4,790,109	$4,357,331	$4,780,598	18.01	61.0%
Net Operating Income	$3,556,452	$3,543,366	$3,509,788	$3,395,780	$3,055,663	11.51	39.0%
Cap Ex, Total TI/LC	0	0	0	0	503,527	1.90	6.4
Net Cash Flow	$3,556,452	$3,543,366	$3,509,788	$3,395,780	$2,552,136	9.61	32.6%
(1)	TTM represents the trailing 12 months ending November 30, 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rent Steps reflect rent steps for two tenants through May 1, 2021 and a higher underwritten rent for Maryland Insurance Admin due to straight-line averaging its rent through its lease term.

The Market. The 200 St. Paul Plaza Property is located in Baltimore, Maryland, in the CBD Baltimore submarket. Baltimore is the most populous city in Maryland, and the 31st most populous city in the United States, with an estimated population of 575,584. The 200 St. Paul Plaza Property has access to the surrounding area through a variety of both vehicular and public transportation options. Primary access is provided by I-83, a major arterial that crosses the Baltimore Metro area in a north/south direction, which is less than half a mile from the 200 St. Paul Plaza Property. Additional transit options include MTA buses, Light Rail, and the Baltimore Metro, which provide access to Baltimore’s CBD and the surrounding suburban employment nodes. Within a couple block radius of the 200 St. Paul Plaza Property are multiple light rail stops, bus stops, and the Charles Center Metro stop. Tenants at the 200 St. Paul Plaza Property also benefit from its proximity to the Edward A. Garmatz United States District Courthouse, the District Court of Maryland, the Baltimore City Courthouse and Baltimore City Hall, all of which are within 0.4 miles of the 200 St. Paul Plaza Property. In addition to driving demand for office space, the 200 St. Paul Plaza Property’s proximity to those judiciary buildings and Baltimore’s Inner Harbor provides demand for the non-tenant specific parking garage spaces. The 200 St. Paul Plaza Property is 0.5 miles from Baltimore’s Inner Harbor and the Harbor District. The Harbor District consists of 65 acres of mixed use waterfront development totaling 10 million square feet contained within 11 city blocks along the east side of Baltimore’s Inner Harbor. Started in the 1990’s, the area has established itself as a self-contained, up-scale mixed use neighborhood which has attracted some of the region’s biggest companies along with high-end restaurants and retailers.

According to the appraisal, as of the third quarter of 2020, the Baltimore MSA office market had an inventory of approximately 148.7 million square feet, overall vacancy in the market of approximately 9.9% and direct asking rent of $24.81. Within the Baltimore MSA, the 200 St. Paul Plaza Property is located in the CBD Baltimore office submarket. As of the third quarter of 2020, the CBD Baltimore office submarket had an inventory of approximately 23.4 million square feet, overall vacancy of approximately 15.0% and direct asking rent of $23.96. The estimated 2020 population within a 0.25-, 0.5- and one-mile radius was 4,012, 11,612 and 48,227, respectively. According to the appraisal, the estimated 2020 median household income within a 0.25-, 0.5- and one-mile radius was $69,113, $59,273 and $47,816, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 200 St. Paul Plaza Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (MOS.)	Lease Type (Reimbursements)	Rent Increase Projection
Typical Office	$23.50	84	Full Service	2.5% per annum

Retail Space	$25.00	60	Modified Gross	2.5% per annum

Government Office	$22.50	120	Full Service	2.5% per annum
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 10 – 200 St. Paul Plaza

The following table presents certain information relating to comparable office leases for the 200 St. Paul Plaza Property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
200 St. Paul Plaza Baltimore, MD	1989/N/A	265,515(3)	Various	Various	$23.29(3)	Various	Various	Various
SunTrust Building Baltimore, MD	1989/2020	321,900	Brown Goldstein & Levy	16,921	$22.21	Jan-2021	12.5 Yrs.	Full Service
Charles Center South Baltimore, MD	1975/2018	318,864	Gorman & Williams	8,167	$23.10	Aug-2019	5.6 Yrs.	Full Service
300 East Lombard Street Baltimore, MD	1984/N/A	237,956	Rollins, Smalkin, Richards & Mackie	8,661	$23.00	May-2019	10.5 Yrs.	Full Service
250 West Pratt Baltimore, MD	1985/N/A	368,194	Adecco	4,993	$24.30	May-2019	7.4 Yrs.	Full Service
700 East Pratt Street Baltimore, MD	1912/2019	580,356	Havas N. America	10,015	$23.40	Jan-2019	5.4 Yrs.	Full Service
(1)	Source: Appraisal.

(2)	Comparable Rent PSF reflects the appraisal net rent per square foot and accounts for certain appraisal adjustments.

(3)	Based on the underwritten rent roll dated December 31, 2020.

The following table presents certain information relating to comparable office sales for the 200 St. Paul Plaza Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF(2)
200 St. Paul Plaza Baltimore, MD	Oct-2020	265,515(3)	93.7%(3)	$44,000,000	$165.72	$165.72
Charles Center South Baltimore, MD	Oct-2019	318,864	67.0%	$26,850,000	$84.21	$108.22
Wells Fargo Tower Baltimore, MD	Apr-2018	380,540	66.0%	$35,000,000	$91.97	$138.18
One East Pratt Baltimore, MD	Mar-2018	346,941	89.0%	$80,100,000	$230.88	$214.47
500 East Pratt Baltimore, MD	Feb-2018	279,712	93.0%	$60,000,000	$214.51	$168.83
(1)	Information obtained from the appraisal.

(2)	Adjusted Sales Price PSF reflects the appraiser’s stabilized price and accounts for certain transaction and property level adjustments.

(3)	Based on the underwritten rent roll dated December 31, 2020.

The Borrower. The borrower is Sea N Blue, LLC, a special purpose, bankruptcy remote Delaware limited liability company with one independent director. A non-consolidation opinion was provided in connection with the origination of the 200 St. Paul Plaza Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is a high net worth individual based in Qatar with a net worth in excess of $100,000,000 and liquidity in excess of $50,000,000. The individual owns 27 properties throughout seven countries with a converted US Dollar value of approximately $1.6 billion.

Property Management. The 200 St. Paul Plaza Property is managed by Bay City Management Company, LLC, which is also a tenant at the 200 St. Paul Plaza Property.

Escrows and Reserves. At origination, the borrower deposited into escrow $65,000 for outstanding tenant improvements owed to Maryland Attorney General.

Tax Escrows – During a Trigger Period (as defined below), the 200 St. Paul Plaza Mortgage Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months.

Insurance Escrows – During a Trigger Period, the 200 St. Paul Plaza Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage upon the expiration thereof; provided, however, that, notwithstanding any prior springing conditions, the reserve will not be required if the borrower maintains a blanket insurance policy reasonably acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $6,805 for replacement reserves (equal to approximately $0.31 per square foot annually).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 10 – 200 St. Paul Plaza

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $22,126 for tenant improvements and leasing commissions (equal to approximately $1.00 per square foot annually).

Lockbox / Cash Management. The 200 St. Paul Plaza Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lockbox account and deliver letters to the tenants at the 200 St. Paul Plaza Property directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or property manager are required to be deposited into the lockbox account within one business day of receipt. During the occurrence and continuance of a Trigger Period, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the 200 St. Paul Plaza Mortgage Loan documents, with all excess cash flow being disbursed either (a) during the continuance of a Cash Sweep Period (as defined below) to be held as additional security for the 200 St. Paul Plaza Mortgage Loan or (b) if no Cash Sweep Period has occurred and is continuing, to the borrower.

A “Trigger Period” will commence upon any of the following: (i) an event of default under the 200 St. Paul Plaza Mortgage Loan documents; (ii) as of any calculation date, the debt service coverage ratio based on a 30-year amortization schedule being less than 1.35x (2.04x reflects the interest-only debt service coverage ratio equivalent); or (iii) a Specified Tenant Trigger Event (as defined below). A Trigger Period will end (a) with respect to clause (i), upon the end of such event of default, (b) with respect to clause (ii) above, upon the debt service coverage ratio based on a 30-year amortization schedule being greater than or equal to 1.40x (2.11x reflects the interest-only debt service coverage ratio equivalent) for two consecutive calendar quarters, or (c) with respect to clause (iii) above, upon the completion of the Specified Tenant Cure Conditions (as defined below).

A “Cash Sweep Period” will commence upon any of the following: (i) an event of default under the 200 St. Paul Plaza Mortgage Loan documents; (ii) as of any calculation date, the debt service coverage ratio based on a 30-year amortization schedule being less than 1.35x (2.04x reflects the interest-only debt service coverage ratio equivalent) for two consecutive calendar quarters; or (iii) a Specified Tenant Trigger Event (as defined below). A Cash Sweep Period will end (a) with respect to clause (i), upon the end of such event of default, (b) with respect to clause (ii) above, upon the debt service coverage ratio based on a 30-year amortization schedule being greater than or equal to 1.40x (2.11x reflects the interest-only debt service coverage ratio equivalent) for two consecutive calendar quarters, or (c) with respect to clause (iii) above, upon the completion of the Specified Tenant Cure Conditions (as defined below).

A “Specified Tenant Trigger Event” will occur upon any of the following: (i) a Specified Tenant (as defined below) being in default under its lease; (ii) a Specified Tenant going dark or failing to be in actual, physical possession of its leased space (other than temporarily as a result of force majeure); (iii) any Specified Tenant giving notice that it is terminating its lease for all or any portion of its leased space; (iv) any bankruptcy or similar insolvency of any Specified Tenant; or (v) a Specified Tenant failing to extend or renew its lease on or prior to the Specified Tenant Extension Deadline (as defined below).

“Specified Tenant Cure Conditions” means (i) the Specified Tenant has cured all defaults under its lease, (ii) the Specified Tenant is in actual, physical possession of its leased space and open to the public, (iii) the Specified Tenant has revoked or rescinded all termination or cancellation notices and has re-affirmed its lease in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the lease, pursuant to final, non-appealable order of a court of competent jurisdiction, or (v) the applicable Specified Tenant has renewed or extended its lease in accordance with terms agreed upon by the lender.

A “Specified Tenant” means (i) the Maryland Attorney General, (ii) the Maryland Insurance Admin or (iii) any tenant that is occupying the space that is currently occupied by either of those two tenants.

The “Specified Tenant Extension Deadline” means the earlier to occur of (i) 12 months prior to the expiration of the Specified Tenant’s lease, or (ii) the date by which a Specified Tenant is required to deliver notice to extend or renew its lease.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 11 – Attiva – Lewisville, TX

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,460,000	Title:	Fee
Cut-off Date Principal Balance:	$20,460,000	Property Type - Subtype:	Multifamily – Over 55
% of Pool by IPB:	2.6%	Net Rentable Area (Units):	180
Loan Purpose:	Acquisition	Location:	Lewisville, TX
Borrower:	LSC-Lewisville 55 Plus, DST	Year Built / Renovated:	2002 / 2018
Borrower Sponsors:	Joseph Fox, Pietro V. Scola, Livingston Street Capital, LLC, Livingston Street Depositor Holdings I, LLC	Occupancy:	92.8%
Interest Rate:	3.16000%	Occupancy Date:	11/11/2020
Note Date:	12/8/2020	4th Most Recent NOI (As of):	NAV
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of)(1):	$1,005,672 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	$1,418,451 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(1):	$1,773,596 (TTM 10/31/2020)
Original Amortization:	None	UW Economic Occupancy:	93.5%
Amortization Type:	Interest Only	UW Revenues:	$3,138,416
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$1,323,469
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,814,946
Additional Debt:	No	UW NCF:	$1,765,086
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$34,200,000 / $190,000
Additional Debt Type:	N/A	Appraisal Date:	11/9/2020

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:		$113,667
Taxes(2):	$66,594	$33,297	N/A	Maturity Date Loan / Unit:		$113,667
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:		59.8%
Replacement Reserves(4):	$498,600	Springing	$498,600	Maturity Date LTV:		59.8%
Other(5):	$36,325	$0	N/A	UW NCF DSCR:		2.69x
				UW NOI Debt Yield:		8.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,460,000		57.1%	Purchase Price	$34,100,000	95.1%
Borrower Equity	15,387,383		42.9	Closing Costs	1,145,864	3.2
				Upfront Reserves	601,519	1.7
Total Sources	$35,847,383		100.0%	Total Uses	$35,847,383	100.0%

(1)	The increase in Net Operating Income from 2018 to TTM was driven by the increased rental rates charged for renovated units and overall increase in occupancy rates once all units were back online post-renovation. See “The Property” section below for a full description of the renovations.

(2)	Monthly tax reserves of $33,297 will be waived so long as the amounts on deposit in the tax and insurance reserve for real estate tax payments exceed the amount that the lender reasonably estimates will be necessary to pay all such real estate taxes at least thirty days prior to their respective due dates.

(3)	Monthly insurance reserves of 1/12th of the annual insurance premiums will not be required as long as the borrower maintains a blanket policy acceptable to the lender.

(4)	Monthly replacement reserves of $4,155 ($277 per unit annually) are required upon the Replacement Reserve balance falling below $100,000 and will continue until the Replacement Reserve balance is equal to or exceeds the cap of $498,600. In the event that the monthly payment would cause the balance to exceed the cap, the monthly deposit amount will be decreased by an amount equal to such excess.

(5)	Other escrows consists of deferred maintenance.

The Loan. The Attiva – Lewisville, TX mortgage loan (the “Attiva – Lewisville, TX Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20,460,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 180-unit multifamily property located in Lewisville, TX (the “Attiva – Lewisville, TX Property”). The Attiva – Lewisville, TX Mortgage Loan has a 10-year term and is interest-only for the entire term. The borrowing entity for the Attiva – Lewisville, TX Mortgage Loan is LSC-Lewisville 55 Plus, DST, a Delaware statutory trust and special purpose entity.

The Property. The Attiva – Lewisville, TX Property is a 180-unit, age 55 and over multifamily property located in Lewisville, Texas. Built in 2002 and most recently renovated in 2018, the Attiva – Lewisville, TX Property has 108 one-bedroom units and 72 two-bedroom units located in four, three-story buildings. The renovations in 2018, which costed approximately $5.2 million, encompassed interior and exterior

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 11 – Attiva – Lewisville, TX

renovations to all 180-units, renovations to the welcome center and clubhouse, and the addition of a new fitness center. The interior renovations included, among other items, plank flooring, kitchen counters, backsplash, select cabinets, stainless steel appliances, washer/dryer, lighting and bathroom fixtures. In addition to those improvements, unit features also include individual air controls, full function kitchens with GE appliances, cable television and private baths that are equipped with seats and grab bars. Furthermore, the Attiva – Lewisville, TX Property offers a variety of community amenities that are in line with other over 55 properties, including a gym, dining room, bistro, clubhouse, putting green and pool area. During the renovations at the Attiva – Lewisville, TX Property, some units were offline resulting in an average occupancy of 71.7% and 70.4% for 2017 and 2018, respectively. Once the renovations were complete, the Attiva – Lewisville, TX Property was leased up to 90.3% by year-end 2019. That leasing trend continued, and as of November 11, 2020, the Attiva – Lewisville, TX Property was 92.8% occupied.

COVID-19 Update. As of January 27, 2021, the Attiva – Lewisville, TX Property was open and operating. Tenants who paid rent for January 2021 represent 99.4% of underwritten base rent and 99.4% of the units. As of the date of this term sheet, the Attiva – Lewisville, TX Mortgage Loan is not subject to any modification or forbearance request.

The Markets. The Attiva – Lewisville, TX Property is located in Lewisville, Texas, within the Dallas Metro multifamily market and Lewisville/Flower Mound submarket. The Attiva – Lewisville, TX Property is approximately 26.9 miles from Downtown Dallas and approximately 33.8 miles from Downtown Fort Worth and is located along the I-35 Corridor, serviced by the interstate to the north and south and Route 121 to the east and west. The Attiva – Lewisville, TX Property is also in close proximity to the Dallas/Fort Worth International Airport, which is the fourth busiest airport in the U.S., and several hospitals. Within a 10-mile radius of the Attiva – Lewisville, TX Property there are six hospitals containing 956 beds. As of the second quarter of 2020, the Lewisville/Flower Mound submarket contained 26,975 units with a vacancy rate of 5.4% and average asking rent of $1,213 per unit.

According to a third party market report, the age 65 and over 2020 population within a three-, five- and seven-mile radius of the Attiva – Lewisville, TX Property was 12,717, 20,679 and 31,107, respectively, and the age 65 and over population is projected to increase by 2025 within the same radii to 17,124 (34.7%), 28,467 (37.7%) and 43,019 (38.3%), respectively.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 Bedroom	108	60.0%	97	89.8%	697	$1,330	$1.91
2 Bedroom	72	40.0	70	97.2%	990	$1,769	$1.79
Total/Wtd. Avg.	180	100.0%	167	92.8%	820	$1,514	$1.86
(1)	Based on the underwritten rent roll dated November 11, 2020.

(2)	Wtd. Avg. based on number of occupied units of each unit type.

Operating History and Underwritten Net Cash Flow
	2018(1)	2019(1)	TTM(1)(2)	Underwritten	Per Unit	%(3)
Potential Rents	$3,307,364	$3,271,116	$3,204,245	$3,255,377	$18,085	95.9%
Other Income(4)	73,804	112,274	138,376	138,376	769	4.1
Gross Potential Rent	$3,381,168	$3,383,391	$3,342,621	$3,393,753	$18,854	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$3,381,168	$3,383,391	$3,342,621	$3,393,753	$18,854	100.0%
(Vacancy/Credit Loss)	(1,000,643)	(655,753)	(268,763)	(255,338)	(1,419)	(7.5)
Effective Gross Income	$2,380,525	$2,727,638	$3,073,858	$3,138,416	$17,436	92.5%

Total Expenses	$1,374,854	$1,309,187	$1,300,262	$1,323,469	$7,353	42.2%

Net Operating Income	$1,005,672	$1,418,451	$1,773,596	$1,814,946	$10,083	57.8%

Total TI/LC, Capex/RR	0	0	0	49,860	277	1.6

Net Cash Flow	$1,005,672	$1,418,451	$1,773,596	$1,765,086	$9,806	56.2%
(1)	The increase in Net Operating Income from 2018 to TTM was driven by the increased rental rates charged for renovated units and overall increase in occupancy rates once all units were back online post-renovation. See “The Property” section above for a full description of the renovations.

(2)	TTM column represents the trailing 12 months ending October 2020.

(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(4)	Other Income is comprised of parking, storage and other miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 12 – Midgard Alabama Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$17,600,000	Title:	Fee
Cut-off Date Principal Balance:	$17,548,773	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	2.2%	Net Rentable Area (Units):	2,081
Loan Purpose:	Refinance	Location:	Various, AL
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Lewis G. Pollack, Todd M. Allen	Occupancy:	88.4%
Interest Rate:	4.18000%	Occupancy Date:	12/31/2020
Note Date:	12/23/2020	4th Most Recent NOI:	$1,017,700 (12/31/2017)
Maturity Date:	1/6/2031	3rd Most Recent NOI:	$989,769 (12/31/2018)
Interest-only Period:	None	2nd Most Recent NOI:	$1,070,881 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$1,394,609 (TTM 12/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	82.2%
Amortization Type:	Balloon	UW Revenues:	$2,491,996
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$1,024,275
Lockbox / Cash Management:	Springing	UW NOI:	$1,467,722
Additional Debt:	No	UW NCF:	$1,438,913
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$28,030,000 / $13,469
Additional Debt Type:	N/A	Appraisal Date:	12/2/2020

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$8,433
Taxes:	$16,094	$8,047	N/A	Maturity Date Loan / Unit:	$6,761
Insurance:	$28,828	$2,939	N/A	Cut-off Date LTV:	62.6%
Replacement Reserve:	$0	$2,401	N/A	Maturity Date LTV:	50.2%
Other:	$0	$0	N/A	UW NCF DSCR:	1.40x
				UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,600,000		100.0%	Payoff Existing Debt	$13,754,842	78.2%
				Return of Equity	3,472,735	19.7
				Closing Costs	327,500	1.9
				Reserves	44,922	0.3
Total Sources	$17,600,000		100.0%	Total Uses	$17,600,000	100.0%

(1)	The borrowers under the Midgard Alabama Portfolio Mortgage Loan (as defined below) are Midgard Self Storage Chisholm Rd, LLC, Midgard Self Storage Mall Dr, LLC, Midgard Self Storage Cox Blvd, LLC and Midgard Self Storage Athens, LLC.

The Loan. The Midgard Alabama Portfolio mortgage loan has an outstanding principal balance as of the Cut-off Date of approximately $17.5 million (the “Midgard Alabama Portfolio Mortgage Loan”) and is secured by a first lien mortgage on the borrowers’ fee interests in four self-storage properties located in Alabama (the “Midgard Alabama Portfolio Properties”). The Midgard Alabama Portfolio Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

The Properties. The Midgard Alabama Portfolio Properties contain 2,081 units and are located in Athens, Florence and Sheffield, Alabama.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 12 – Midgard Alabama Portfolio

The following table presents certain information relating to the Midgard Alabama Portfolio Properties:

Portfolio Summary
Property Name	City	Year Built / Renovated	Units	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Midgard Self-Storage Cloverleaf Drive	Athens	2007 / N/A	569	$5,146,305	29.3%	$8,220,000	29.3%	$485,785	33.1%
Midgard Self-Storage Mall Drive	Florence	1983 / 2004	576	4,576,580	26.1	7,310,000	26.1	392,453	26.7
Midgard Self-Storage Cox Boulevard	Sheffield	2005 / N/A	471	4,438,844	25.3	7,090,000	25.3	379,919	25.9
Midgard Self-Storage Chisholm Road	Florence	2007 / N/A	465	3,387,045	19.3	5,410,000	19.3	209,564	14.3
Total			2,081	$17,548,773	100.0%	$28,030,000	100.0%	$1,467,722	100.0%
(1)	The Midgard Alabama Portfolio Mortgage Loan documents do not permit any of the Midgard Alabama Portfolio Properties to be released. ALA is allocated based on the Appraised Value of each mortgaged property.

Midgard Self-Storage Cloverleaf Drive. The Midgard Self-Storage Cloverleaf Drive property is a 68,720 square foot self-storage facility built in 2007 on 6.45 acres and consists of 556 units in 11 buildings, comprised of 366 non-climate controlled units and 220 climate controlled units, as well as 13 RV/boat parking spaces. The Midgard Self-Storage Cloverleaf Drive property was 93.7% occupied as of December 31, 2020. The loan sponsors purchased the Midgard Self-Storage Cloverleaf Drive property in August 2016 for approximately $4.1 million and have spent approximately $1.7 million in renovations and capital expenses, including adding an on-site manager apartment and additional climate controlled units, which results in a total cost basis of approximately $5.9 million.

Midgard Self-Storage Mall Drive. The Midgard Self-Storage Mall Drive property is a 68,608 square foot self-storage facility built in 1983 and renovated in 2004 on 4.99 acres and consists of 576 units in 23 buildings, comprised of 464 non-climate controlled units and 112 climate controlled units. The Midgard Self-Storage Mall Drive property was 83.2% occupied as of December 31, 2020. The loan sponsors purchased the Midgard Self-Storage Mall Drive property in August 2016 for approximately $5.0 million and have spent approximately $760,000 in renovations and capital expenses, including adding an on-site manager apartment, which results in a total cost basis of approximately $5.8 million.

Midgard Self-Storage Cox Boulevard. The Midgard Self-Storage Cox Boulevard property is a 55,220 square foot self-storage facility built in 2005 on 4.00 acres and consists of 444 units in eight buildings, comprised of 333 non-climate controlled units and 111 climate controlled units. The Midgard Self-Storage Cox Boulevard property was 92.8% occupied as of December 31, 2020. The loan sponsors purchased the Midgard Self-Storage Cox Boulevard property in August 2016 for approximately $4.5 million and have spent approximately $650,000 in renovations and capital expenses, including adding an on-site manager apartment and additional climate controlled units, which results in a total cost basis of approximately $5.2 million.

Midgard Self-Storage Chisholm Road. The Midgard Self-Storage Chisholm Road property is a 48,640 square foot self-storage facility, built in 2007 on 3.41 acres and consists of 454 units in nine buildings, comprised of 261 non-climate controlled units and 193 climate controlled units, as well as 11 RV/boat parking spaces. The Midgard Self-Storage Chisholm Road property was 83.9% occupied as of December 31, 2020. The loan sponsors purchased the Midgard Self-Storage Chisholm Road property in August 2016 for approximately $2.8 million and have spent approximately $1.1 million in renovations and capital expenses, including adding an on-site manager apartment and additional climate controlled units, which results in a total cost basis of approximately $3.9 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 12 – Midgard Alabama Portfolio

Historical and Current Occupancy(1)
2017(2)	2018(2)	2019(2)	Current(3)
76.1%	80.8%	82.2%	88.4%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Historical occupancies are based on square footage.

(3)	Current Occupancy is based on unit count and as of December 31, 2020.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	2020	Underwritten	Per Unit	%(1)
Gross Potential Rent	$1,681,366	$1,730,834	$1,887,788	$2,134,541	$2,663,239	$1,280	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(474,377)	(228)	(17.8)
Net Rental Income	$1,681,366	$1,730,834	$1,887,788	$2,134,541	$2,188,862	$1,052	82.2%
Other Income	225,112	257,533	272,121	310,105	303,134	146	11.4
Effective Gross Income	$1,906,478	$1,988,367	$2,159,910	$2,444,646	$2,491,996	$1,197	93.6%

Total Expenses	$888,778	$998,598	$1,089,029	$1,050,038	$1,024,275	$492	41.1%

Net Operating Income	$1,017,700	$989,769	$1,070,881	$1,394,609	$1,467,722	$705	58.9%

Total TI/LC, Capex/RR	0	0	0	0	28,809	14	1.2

Net Cash Flow	$1,017,700	$989,769	$1,070,881	$1,394,609	$1,438,913	$691	57.7%
(1)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

COVID-19 Update. As of January 29, 2021, approximately 100% of tenants by unit and 102% by underwritten base rent had made their December 2020 rental payments. As of the date of this term sheet, the Midgard Alabama Portfolio Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

The Markets. The following table presents certain market information relating to the Midgard Alabama Portfolio Properties:

Market Summary(1)
Property Name	City	3-mile Population	5-mile Population	3-mile Median Household Income	5-mile Median Household Income	Monthly In Place Rent Per Unit(2)	Monthly In Place Rent PSF(2)	Monthly Market Rent Per Unit(2)	Monthly Market Rent PSF(2)
Midgard Self-Storage Cloverleaf Drive	Athens	19,887	32,033	$47,872	$51,587	$113	$0.88	$113	$0.88
Climate Controlled						$125	$1.19	$127	$1.21
Non-climate Controlled						$106	$0.78	$106	$0.78
Parking						$66	$0.20	$66	$0.22
Midgard Self-Storage Mall Drive	Florence	29,267	48,589	$39,310	$42,039	$104	$0.88	$104	$0.87
Climate Controlled						$141	$1.28	$140	$1.26
Non-climate Controlled						$95	$0.79	$95	$0.79
Midgard Self-Storage Cox Boulevard	Sheffield	28,008	48,548	$45,804	$40,332	$117	$0.89	$119	$0.86
Climate Controlled						$160	$1.37	$162	$1.37
Non-climate Controlled						$107	$0.84	$108	$0.85
Parking						$60	$0.19	$60	$0.18
Midgard Self-Storage Chisholm Road	Florence	17,906	43,873	$52,615	$44,246	$92	$0.84	$94	$0.84
Climate Controlled						$85	$1.10	$86	$1.10
Non-climate Controlled						$99	$0.77	$100	$0.77
Parking						$55	$0.30	$55	$0.28
(1)	Source: Appraisals.

(2)	Based on the underwritten rent rolls dated December 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 13 – Gardner Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,150,000	Title:	Fee
Cut-off Date Principal Balance:	$17,122,746	Property Type – Subtype:	Mixed Use – Office/Retail
% of IPB:	2.2%	Net Rentable Area (SF):	69,072
Loan Purpose:	Refinance	Location:	Henderson, NV
Borrower:	GNPH Holdings, LLC	Year Built / Renovated:	2020 / N/A
Borrower Sponsors:	Daniel J. Gardner, William E. Gardner, DJG 2016 Trust, William E. Gardner 2012 Revocable Trust, DHG Family Trust U/A/D 4/22/2016	Occupancy(3):	93.9%
Interest Rate:	4.38000%	Occupancy Date:	1/19/2021
Note Date:	1/26/2021	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	$721,538 (TTM 12/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	Balloon	UW Revenues:	$2,231,756
Call Protection:	L(25),Def(90),O(5)	UW Expenses:	$483,043
Lockbox / Cash Management:	Springing	UW NOI(5):	$1,748,713
Additional Debt:	No	UW NCF:	$1,672,734
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$27,450,000 / $397
Additional Debt Type:	N/A	Appraisal Date:	12/21/2020

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$248
Taxes:	$18,495	$17,614	N/A	Maturity Date Loan / SF:	$200
Insurance:	$9,138	$1,741	N/A	Cut-off Date LTV:	62.4%
Replacement Reserves:	$0	$1,151	$55,258	Maturity Date LTV:	50.3%
TI/LC(1):	$650,000	$5,180	N/A	UW NCF DSCR:	1.63x
Other(2):	$521,255	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,150,000	100.0%	Loan Payoff	$4,058,871	23.7%
Return of Equity	11,553,227	67.4
Upfront Reserves	1,198,887	7.0
Closing Costs	339,015	2.0
Total Sources	$17,150,000	100.0%	Total Uses	$17,150,000	100.0%

(1)	The borrower has the right to substitute the cash TI/LC reserve for an acceptable letter of credit. In addition, if the balance of the TI/LC reserve is below $750,000 in June 2024 (12 months prior to the expiration of the Coldwell Banker lease), the borrower will be required to replenish the reserve with cash or an acceptable letter of credit, or a cash flow sweep will be triggered.

(2)	Other Reserves include (i) $250,000 for outstanding tenant improvements and leasing commissions for vacant space which is in shell condition, (ii) $137,800 for outstanding tenant improvements for Burgerfi, and (iii) $133,455 in free rent for Padrinos.

(3)	Occupancy includes Padrinos (3,255 square feet / 4.7% of NRA), which lease which commenced on November 1, 2020 and opened in February 2021, and Burgerfi (2,402 square feet / 3.5% of NRA), which lease commenced on October 4, 2020 for and is scheduled to open at the end of February 2021.

(4)	The Gardner Plaza Property (as defined below) was built in 2020, as such historical information is not available.

(5)	The UW NOI is greater than the Most Recent NOI because the Gardner Plaza Property was built in 2020, and most tenants completed their tenant improvements in 2020 and opened in late 2020. Average occupancy in 2020 was 42.6%, and the current occupancy was 93.9% as of January 19, 2021.

The Loan. The Gardner Plaza mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 69,072 square feet mixed-use office and retail property located in Henderson, Nevada (the “Gardner Plaza Property”). The Gardner Plaza mortgage loan was originated by LMF and has an outstanding principal balance as of the Cut-off Date of $17,122,746 (the “Gardner Plaza Mortgage Loan”). The Gardner Plaza Mortgage Loan has a 10-year term and amortizes on a 30-year amortization schedule. The Gardner Plaza Mortgage Loan accrues interest at a fixed rate of 4.38000%.

The Property. The Gardner Plaza Property is a 69,072 square feet mixed use property comprised of 45,836 square feet of office space (66.4% of NRA / 59.9% of Underwritten Base Rent) and 23,236 square feet of retail space (33.6% of NRA / 40.1% of Underwritten Base

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 13 – Gardner Plaza

Rent). The improvements were constructed in 2020 and are situated on an 8.34-acre site. The Gardner Plaza Property consists of two, two-story office buildings (one single-tenant) and two, single-story multi-tenant retail buildings. Parking consists of 425 spaces resulting in a parking ratio of 6.15 spaces per 1,000 square feet. According to the rent roll dated January 19, 2021, the Gardner Plaza Property is 93.9% leased to 11 tenants.

COVID-19 Update. As of January 26, 2021, the Gardner Plaza Property is open and operating. Tenants representing 100% of the occupied square footage and 91.6% UW base rent paid their January rent payments. The borrower agreed to defer rent for Timbers (8.3% of NRA) as follows: base rent totaling $19,782.30 for May 2020 was deferred and the tenant received a 25% rent abatement for June, July and August 2020. The tenant paid $4,946 of the May 2020 deferred rent. The remaining balance ($14,836) is required to be paid in twelve monthly payments of $1,236.36 beginning in January 2021. In January 2021, the tenant paid the required monthly payment.

Major Tenants.

Paysign (23,832 square feet; 34.5% of NRA; 31.0% of Underwritten Base Rent): Paysign, Inc. (“Paysign”) (NASDAQ: PAYS) is a prepaid debit card payment solutions provider and integrated payment processor that has managed millions of prepaid debit cards in its portfolio. Paysign conceptualizes, develops and manages payment solutions, prepaid card programs, and customized payment services. For over 15 years healthcare companies, major pharmaceutical companies, multinationals, prestigious universities, and social media companies have relied on Paysign to provide prepaid payment programs tailored to their unique requirements. Paysign has been a tenant at the Gardner Plaza Property since 2020 under a lease that expires on May 31, 2030 with two, five-year renewal options remaining and no termination options.

Coldwell Banker (10,428 square feet; 15.1% of NRA; 13.6% of Underwritten Base Rent): R&M Realty (dba Coldwell Banker Premier Realty) is a franchise of Coldwell Banker founded in 1998 with three locations in the Las Vegas, Nevada area. Coldwell Banker is the oldest residential real estate franchise system in North America. The company was founded in 1906 by Colbert Coldwell and Benjamin Banker. Today, the company is headquartered in Madison, New Jersey and is a subsidiary of Realogy Holdings Corp. (NYSE: RLGY), which is also the parent company of brands including Better Homes & Garden Real Estate, CENTURY 21, and Sotheby’s International Realty. Coldwell Banker has more than 3,000 locations across 49 U.S. states and territories. Coldwell Banker has been a tenant at the Gardner Plaza Property since 2020 under a lease that expires on June 30, 2025 with one, five-year renewal option remaining and no termination options.

Ticor (5,788 square feet; 8.4% of NRA; 7.5% of Underwritten Base Rent): Ticor is a member of the Fidelity National Financial, Inc. (NYSE: FNF) family of title companies, which collectively represent the largest title insurance and escrow services company in the U.S. Ticor provides title insurance and other real estate-related services. Ticor has been a tenant at the Gardner Plaza Property since January 1, 2021 under a lease that expires on December 31, 2025, with two, five-year renewal options remaining. Ticor has the option to terminate its lease effective February 29, 2024 with notice on or before August 31, 2023 and payment of a termination fee equal to the unamortized leasing costs plus $40,000.

The Market. The Gardner Plaza Property is located in Henderson, Clark County, Nevada within the Las Vegas-Henderson-Paradise, NV Metropolitan Statistical Area (the “Las Vegas MSA”). Henderson is the second largest city in Nevada and is located in southwest Clark County approximately 10 miles south of the Las Vegas central business district. Las Vegas is internationally recognized as a resort city, famous for its hotels, gaming, tourism, shopping, fine dining, entertainment and nightlife. In 2019, Las Vegas hosted approximately 42 million visitors with approximately $6.5 billion in gaming revenue generated on the Las Vegas Strip. The top industries for the Las Vegas economy are the tourism and convention businesses. In recent years the Las Vegas Convention Center was renovated and expanded to add over 600,000 square feet of exhibit space, additional meeting rooms and restaurants and to modernize the transportation throughout the convention center.

The Gardner Plaza Property’s neighborhood is characterized by commercial and residential developments with a mixture of office, retail and casino development. Primary regional access to Gardner Plaza Property’s neighborhood is provided by Interstate 215 and State Route 146 / St. Rose Parkway. Commercial development within the Gardner Plaza Property’s neighborhood include The District at Green Valley Ranch, Eastern Beltway Center and Silverado Ranch Plaza. The District at Green Valley Ranch is located approximately 1.5 miles northeast of the Gardner Plaza Property and includes tenants such as Whole Foods Market, REI, Pottery Barn, Williams-Sonoma, West Elm, Anthropologie, Cheesecake Factory and P.F. Chang’s China Bistro. Other retailers within the Gardner Plaza Property neighborhood include Target, Marshalls, Walmart Supercenter, Home Depot, Homegoods and Michaels. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Gardner Plaza Property is 12,845, 165,211 and 315,773, respectively. The 2020 average household income within the same radii is $113,595, $101,389 and $96,865, respectively.

According to the appraisal, the Gardner Plaza Property is located in the Las Vegas office market. As of the third quarter of 2020, the Las Vegas office market contained approximately 67.1 million square feet of office space with a vacancy rate of 11.3% and asking rent of $22.56 per square foot. As of the third quarter of 2020, the South Las Vegas office submarket contained approximately 13.4 million square feet of office space with a vacancy rate of 10.8% and asking rent of $23.04 per square foot. The Southwest Las Vegas office submarket reported positive net absorption of 178,484 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 13 – Gardner Plaza

According to the appraisal, the Gardner Plaza Property is located in the Southeast Las Vegas retail submarket. As of the third quarter of 2020, the Las Vegas retail market contained approximately 116.7 million square feet of retail space with a vacancy rate of 6.7% and asking rent of $25.08 per square foot. As of the third quarter of 2020, the Southeast Las Vegas retail submarket contained approximately 21.9 million square feet of retail space with a vacancy rate of 7.2% and asking rent of $23.76 per square foot. The South Las Vegas retail submarket reported negative net absorption of 32,371 square feet.

The appraisal identified six office competitive properties built between 1997 and 2012 ranging in size from 4,500 square feet to 113,213 square feet. The appraisal’s office competitive set reported rents ranging from $18.60 per square foot to $37.56 per square foot. The appraisal identified eight retail competitive properties built between 1994 and 2016 ranging in size from 5,990 square feet to 386,578 square feet. The appraisal’s retail competitive set reported rents ranging from $22.08 per square foot to $54.69 per square foot. The appraisal concluded market rents of $24.00 per square foot for office tenants, $38.20 per square foot for inline tenants and $42.00 per square foot for pad tenants.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent PSF	U/W Base Rent(2)	% of Total U/W Base Rent	Lease Expiration Date
Paysign	NR / NR / NR	23,832	34.5%	$24.00	$571,968	31.0%	5/31/2030
Coldwell Banker	NR / NR / NR	10,428	15.1	24.10	251,336	13.6	6/30/2025
Ticor	NR / NR / NR	5,788	8.4	24.00	138,912	7.5	12/31/2025
Security Mortgage	NR / NR / NR	5,788	8.4	24.72	143,079	7.8	11/30/2025
Timbers	NR / NR / NR	5,734	8.3	41.40	237,388	12.9	12/31/2029
Major Tenants / Wtd. Avg.		51,570	74.7%	$26.04	$1,342,683	72.7%

Non Major Tenants / Wtd. Avg.		13,283	19.2%	$37.90	$503,454	27.3%
Occupied Collateral Total / Wtd. Avg.		64,853	93.9%	$28.47	$1,846,136	100.0%
Vacant Space		4,219	6.1%

Collateral Total		69,072	100.0%

(1)	Based on the underwritten rent roll dated January 19, 2021.

(2)	Base Rent is inclusive of contractual rent steps taken through December 1, 2021.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of U/W Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative U/W Base Rent Expiring	Cumulative % of U/W Base Rent Expiring
Vacant	NAP	4,219	6.1%	NAP	NAP	4,219	6.1%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	4,219	6.1%	$0	0.0%
2022	0	0	0.0	0	0.0	4,219	6.1%	$0	0.0%
2023	0	0	0.0	0	0.0	4,219	6.1%	$0	0.0%
2024	0	0	0.0	0	0.0	4,219	6.1%	$0	0.0%
2025	6	28,251	40.9	743,447	40.3	32,470	47.0%	$743,447	40.3%
2026	1	2,990	4.3	110,869	6.0	35,460	51.3%	$854,316	46.3%
2027	0	0	0.0	0	0.0	35,460	51.3%	$854,316	46.3%
2028	0	0	0.0	0	0.0	35,460	51.3%	$854,316	46.3%
2029	1	5,734	8.3	237,388	12.9	41,194	59.6%	$1,091,704	59.1%
2030	3	27,878	40.4	754,433	40.9	69,072	100.0%	$1,846,136	100.0%
2031	0	0	0.0	0	0.0	69,072	100.0%	$1,846,136	100.0%
2032 & Beyond	0	0	0.0	0	0.0	69,072	100.0%	$1,846,136	100.0%
Total	11	69,072	100.0%	$1,846,136	100.0%
(1)	Based on the underwritten rent roll dated January 19, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 13 – Gardner Plaza

Operating History and Underwriting Net Cash Flow
	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$787,195	1,825,299	26.43	74.0%
Vacant Income	0	161,166	2.33	6.5
Contractual Rent Steps(4)	0	20,837	0.30	0.8
Gross Potential Rent	$787,195	$2,007,302	$29.06	81.4%
Total Reimbursements	151,260	457,760	6.63	18.6
Net Rental Income	$938,455	$2,465,062	$35.69	100.0%
Other Income(5)	2,309	13,200	0.19	0.5
(Vacancy/Credit Loss)(6)	0	(246,506)	(3.57)	(10.0)
Effective Gross Income	$940,764	$2,231,756	$32.31	100.0%
Total Expenses	219,226	483,043	6.99	21.6
Net Operating Income(7)	$721,538	$1,748,713	$25.32	78.4%
Capital Expenditures	0	13,814	0.20	0.6
TI/LC	0	62,165	0.90	2.8
Net Cash Flow	$721,538	$1,672,734	$24.22	75.0%
(1)	TTM reflects the trailing 12-month period ending December 31, 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place are based on the rent roll dated January 19, 2021. The rent roll includes leases for Padrinos (3,255 square feet), which opened in February 2021, and Burgerfi (2,402 square feet), which is scheduled to open at the end of February 2021.

(4)	Contractual Rent Steps are based on the rent roll dated January 19, 2021 with steps taken through December 1, 2021.

(5)	Other Income is comprised of sign income per lease terms.

(6) Underwritten Vacancy/Credit Loss represents the economic vacancy of 10.0%.

(7)	The Underwritten Net Operating Income is greater than the TTM Net Operating Income because the Gardner Plaza Property was built in 2020, and most tenants completed their tenant improvements in 2020 and opened in late 2020. Average occupancy in 2020 was 42.6%, and the current occupancy is 93.9% as of January 19, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 14 – 924 Overland Court

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,100,000	Title:	Fee
Cut-off Date Principal Balance:	$16,100,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.0%	Net Rentable Area (SF):	98,505
Loan Purpose:	Acquisition	Location:	San Dimas, CA
Borrower:	NGCRE Investment XI, LLC	Year Built / Renovated:	1988 / 2018
Borrower Sponsors:	Wei Liu, Kefei Wang	Occupancy:	100.0%
Interest Rate:	3.04000%	Occupancy Date:	1/6/2021
Note Date:	1/6/2021	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of)(2):	($256,260) (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,769,140 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(3):	$1,731,688 (T3 Annualized 11/30/2020)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,683,626
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$668,034
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$2,015,592
Additional Debt:	No	UW NCF:	$1,773,514
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$28,300,000 / $287
Additional Debt Type:	N/A	Appraisal Date:	11/17/2020

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$163
Taxes:	$14,585	$14,585	N/A	Maturity Date Loan / SF:	$163
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV:	56.9%
Replacement Reserves:	$2,463	$2,463	N/A	Maturity Date LTV:	56.9%
TI/LC:	$16,418	$16,418	$1,200,000	UW NCF DSCR:	3.57x
Other(5):	$7,500	$0	N/A	UW NOI Debt Yield:	12.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,100,000		54.6%	Purchase Price	$28,927,600	98.0%
Borrower Sponsor Equity	13,405,917		45.4	Reserves	40,966	0.1
				Closing Costs	537,351	1.8
Total Sources	$29,505,917		100.0%	Total Uses	$29,505,917	100.0%

(1)	4th Most Recent NOI is unavailable due to the renovations that were in progress at the 924 Overland Court Property (as defined below).

(2)	The negative 3rd Most Recent NOI is due to $1,122,957 of free rent that Leidos, Inc. received in 2018. Leidos, Inc. has no additional rent abatement throughout the term of the lease.

(3)	The increase in UW NOI from Most Recent NOI is primarily driven by $240,468 of straight-line rent included in UW NOI.

(4)	Monthly insurance reserves of 1/12th of the annual insurance premiums will not be required as long as the borrower maintains a blanket policy acceptable to the lender.

(5)	Other escrows consists of deferred maintenance.

The Loan. The 924 Overland Court mortgage loan (the “924 Overland Court Mortgage Loan”) has an original and cut-off date principal balance of $16,100,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 98,505 square foot office property located in San Dimas, California (the “924 Overland Court Property”). The 924 Overland Court Mortgage Loan has a 10-year term and is interest-only for the entire term. The borrowing entity for the 924 Overland Court Mortgage Loan is NGCRE Investment XI, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 14 – 924 Overland Court

The Property. The 924 Overland Court Property is a two-story, single tenant office building with a total net rentable area of 98,505 square feet situated on an approximately 6.8-acre site in San Dimas, California. Built in 1988 and most recently renovated in 2018, the 924 Overland Court Property provides full-service on-site amenities including a skylight atrium, central kitchen, food service area, fitness center, an executive boardroom pre-wired for video conferencing with attached AV room and kitchen, conference/training rooms, and a mix of open plan and executive offices and storage throughout. The 2018 renovations totaled over $7.8 million and included standard tenant improvements, the installation of a new HVAC, roof and landscaping improvements and the expansion of the parking lot. The 924 Overland Court Property features 542 parking spaces, resulting in a parking ratio of approximately 5.5 spaces per 1,000 square feet. As of January 6, 2021, the 924 Overland Court Property was 100.0% leased to Leidos, Inc.

COVID-19 Update. As of January 27, 2021, the 924 Overland Court Property was open and operating with some employees still working from home. The borrower made the first debt service payment date for the 924 Overland Court Mortgage Loan in February 2021. As of January 27, 2021, Leidos, Inc. was current on all lease obligations and had not requested rent relief. As of the date of this term sheet, the 924 Overland Court Mortgage Loan is not subject to any modification or forbearance request.

Major Tenant. The 924 Overland Court Property is 100.0% leased, as of January 6, 2021, by Leidos, Inc. (NYSE: LDOS, Moody’s/S&P: Baa3/BBB-) and operates as the headquarters for QTC Management, a subsidy of Leidos, Inc. Leidos, Inc. executed its lease at the 924 Overland Court Property in January 2018 and had a lease commencement date of June 1, 2018. Leidos, Inc. is a Fortune 500 company with approximately 34,000 employees that works to provide technology solutions across a variety of sectors including civil, defense, health and innovation. In 2018, Leidos, Inc. was ranked the #9 health IT provider for the second straight year. As one of Leidos, Inc.’s health focused subsidiaries, QTC Management provides independent medical examinations and serves both the public and private sector. In 2019, QTC Management moved its headquarters from a nearby Diamond Bar property to the 924 Overland Court Property to house over 400 employees and allow for future growth. Leidos, Inc.’s lease includes 3.0% rent increases commencing June of each year throughout its lease term. Leidos, Inc.’s current lease extends through January 2027 and includes one, three-year renewal option and one, five-year renewal option. A full cash flow sweep will commence if, among other events, Leidos, Inc. does not give notice to extend or renew its lease at terms described in its lease upon the earlier of (x) 18 months prior to the expiration of its lease, or (y) the date by which it is required to deliver notice of its renewal or extension under such lease.

The Market. The 924 Overland Court Property is located in the city of San Dimas, California, approximately 27 miles west of the Los Angeles central business district. The 924 Overland Court Property is less than a mile from the convergence of Interstate 210 and Highway 57, which provide visibility and serve as an access point to the entire Los Angeles basin. Additionally, the Pomona North Metrolink Station, which provides access to the greater Los Angeles area via light rail, is approximately six miles from the 924 Overland Court Property. The 924 Overland Court Property is also located near several retail centers providing tenants with access to amenities. Within one mile of the 924 Overland Court Property there are three anchored retail centers with major national tenants including TJ Maxx, Costco and Lowes.

The 924 Overland Court Property is located in the Los Angeles office market and the Eastern San Gabriel Valley (“Eastern SGV”) office submarket. As of the third quarter of 2020, the Los Angeles office market had an inventory of approximately 423.6 million square feet and a vacancy rate of 11.1%. The Eastern SGV office submarket had an inventory of approximately 18.7 million square feet, a vacancy rate of 6.4% and an average asking rate of $27.89 per square foot. Additionally, the San Dimas market had an inventory of approximately 1.6 million square feet with a vacancy rate of 2.7%. According to a third party research report, inventory growth within the Eastern SGV office submarket has been minimal since the third quarter of 2015. On net, the submarket has only seen 360,000 square feet of new supply since the beginning of 2010. The 2020 median household income within a one-, three-, and five-mile radius of the 924 Overland Court Property are $83,034, $92,542, and $79,974 respectively. The 2020 population within the same radii is 13,265, 107,013, and 302,403, respectively.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent(2)	% of Total UW Base Rent	Lease Expiration Date
Leidos, Inc.	Baa3 / BBB- / NR	98,505	100.0%	$26.63	$2,623,159	100.0%	1/31/2027(3)
Occupied Collateral Total / Wtd. Avg.		98,505	100.0%	$26.63	$2,623,159	100.0%

Vacant Space		0	0.0%

Collateral Total		98,505	100.0%

(1)	Based on underwritten rent roll dated January 6, 2021.

(2)	Base Rent includes approximately $240,468 for straight-line rent for the Leidos, Inc. lease.

(3)	Leidos, Inc. has one, three-year extension option and one, five-year extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 14 – 924 Overland Court

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	1	98,505	100.0	2,623,159	100.0	98,505	100.0%	$2,623,159	100.0%
2028	0	0	0.0	0	0.0	98,505	100.0%	$2,623,159	100.0%
2029	0	0	0.0	0	0.0	98,505	100.0%	$2,623,159	100.0%
2030	0	0	0.0	0	0.0	98,505	100.0%	$2,623,159	100.0%
2031	0	0	0.0	0	0.0	98,505	100.0%	$2,623,159	100.0%
2032 & Beyond	0	0	0.0	0	0.0	98,505	100.0%	$2,623,159	100.0%
Total	1	98,505	100.0%	$2,623,159	100.0%
(1)	Based on the underwritten rent roll dated January 6, 2021.

(2)	Base Rent expiring includes approximately $240,468 for straight-line rent for the Leidos, Inc. lease.

Operating History and Underwriting Net Cash Flow
	2018(1)	2019	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$1,310,117	$2,285,218	$2,382,692	$2,251,533	$22.86	80.0%
Rent Steps(4)	0	0	0	240,468	2.44	8.5
Vacant Income	0	0	0	131,158	1.33	4.7
Free Rent Adjustment	1,122,957	0	0	0	0.00	0.0
Gross Potential Rent	$187,160	$2,285,218	$2,382,692	$2,623,159	$26.63	93.2%
Total Reimbursements	0	14,969	83,904	191,625	1.95	6.8
Net Rental Income	$187,160	$2,300,187	$2,466,596	$2,814,784	$28.58	100.0%
Other Income	0	21	0	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	(131,158)	(1.33)	(4.7)
Effective Gross Income	$187,160	$2,300,208	$2,466,596	$2,683,626	$27.24	95.3%
Total Expenses	$443,420	$531,068	$734,908	$668,034	$6.78	24.9%
Net Operating Income	($256,260)	$1,769,140	$1,731,688	$2,015,592	$20.46	75.1%
Cap Ex, Total TI/LC	0	0	0	242,077	2.46	9.0
Net Cash Flow	($256,260)	$1,769,140	$1,731,688	$1,773,514	$18.00	66.1%
(1)	The negative 2018 Net Operating Income is due to $1,122,957 of free rent that Leidos, Inc. received in 2018. Leidos, Inc. has no additional rent abatement throughout the term of the lease.

(2)	TTM reflects the trailing three-months annualized ending November 30, 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Rent Steps includes approximately $240,468 for straight-line rent for the Leidos, Inc. lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 15 – Seaport Homes

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$14,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$14,000,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	1.8%	Net Rentable Area (Units):	136
Loan Purpose:	Refinance	Location:	San Pedro, CA
Borrower:	PV East Properties, L.P.	Year Built / Renovated:	2008 / N/A
Borrower Sponsor:	Laisin Leung	Occupancy:	98.5%
Interest Rate:	3.35000%	Occupancy Date:	12/7/2020
Note Date:	2/3/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of):	$2,799,581 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,884,402 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$2,977,758 (12/31/2020)
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,902,260
Call Protection(2):	L(25),Def(91),O(4)	UW Expenses:	$1,003,729
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,898,531
Additional Debt(1):	Yes	UW NCF:	$2,850,931
Additional Debt Balance(1):	$18,000,000	Appraised Value / Per Unit:	$63,500,000 / $466,912
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/5/2021

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$235,294
Taxes:	$0	Springing(3)	N/A	Maturity Date Loan / Unit:	$235,294
Insurance:	$0	Springing(4)	N/A	Cut-off Date LTV:	50.4%
Replacement Reserves:	$3,967	$3,967	$100,000	Maturity Date LTV:	50.4%
				UW NCF DSCR:	2.62x
				UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$32,000,000		99.7%	Loan Payoff	$31,588,048	98.4%
Borrower Equity	102,647		0.3	Closing Costs	510,632	1.6
				Upfront Reserves	3,967	0.0
Total Sources	$32,102,647		100.0%	Total Uses	$32,102,647	100.0%

(1)	The Seaport Homes Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $32,000,000. The financial information presented in the chart above reflects the Cut-off Date balance of the Seaport Homes Whole Loan (as defined below).

(2)	Defeasance of the Seaport Homes Whole Loan is permitted at any time after the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) February 3, 2024. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2021-C9 securitization trust in March 2021. The actual lockout period may be longer.

(3)	During the continuance of a cash sweep period, the borrower will be required to deposit 1/12th of an amount which would be sufficient to pay taxes payable during the next 12 months.

(4)	During the continuance of a cash sweep period, the borrower will be required to deposit 1/12th of the annual estimated insurance payments.

The Loan. The Seaport Homes mortgage loan (the “Seaport Homes Mortgage Loan”) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $32,000,000 (the “Seaport Homes Whole Loan”). The Seaport Homes Whole Loan is secured by a first mortgage lien on the borrower’s fee simple interest in a 136-unit, Class A, mid-rise multifamily property located in San Pedro, California (the “Seaport Homes Property”). The non-controlling Note A-2, with an original principal balance of $14,000,000, will be contributed to the BBCMS 2021-C9 securitization trust. The controlling Note A-1, with an original principal balance of $18,000,000 is expected to be contributed to a future securitization trust. The Seaport Homes Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2021-C9 trust until the controlling Note A-1 is securitized, whereupon the Seaport Homes Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 15 – Seaport Homes

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$18,000,000	BSPRT CMBS Finance, LLC	Yes
A-2	$14,000,000	BBCMS 2021-C9	No
Total	$32,000,000

The Property. The Seaport Homes Property is a 136-unit mid-rise Class A multifamily property located in San Pedro, California. Built in 2008 and situated on a 1.8-acre site, the Seaport Homes Property consists of a five-story building with 10 one-bedroom units, 122 two-bedroom units and four three-bedroom units with a weighted average unit size of 1,031 square feet. The Seaport Homes Property includes 317 parking spaces, resulting in a parking ratio of approximately 2.3 spaces per unit. As of December 7, 2020, the Seaport Homes was 98.5% occupied.

Since 2016, the borrower sponsor has invested approximately $302,000 towards capital expenditures at the Seaport Homes Property including club house furniture and décor, appliance replacements, carpet/flooring replacements, common area improvements and exterior paint improvements. Common amenities at the Seaport Homes Property include gated and controlled access, courtyards, a rooftop deck with two barbecue areas and a spa, a clubhouse with billiard and fitness center, electric vehicle charging stations, and a recreation deck including a basketball court, tennis court, and lounge area. Unit amenities at the Seaport Homes Property include stainless steel appliances, high speed internet, laminate wood flooring in entry and kitchen, private patio or balcony, pre-wired for security system installation, natural granite kitchen counter tops, upscale appliances, built-in washer and dryer, and walk-in closet.

COVID-19 Update. As of January 29, 2021, the Seaport Homes Property was open and operating. All tenants at the Seaport Homes Property have made their January 2021 rent payments. As of the date of this term sheet, the Seaport Homes Whole Loan is not subject to any modification or forbearance request.

The Market. The Seaport Homes Property is located in San Pedro, California, within the Los Angeles multifamily market and the Carson/ San Pedro/East Torrance/Lomita submarket. The Seaport Homes Property is located in an affluent neighborhood on the eastern side of the Palos Verde Peninsula, approximately 23.5 miles south from Downtown Los Angeles and approximately six miles from the Port of Los Angeles. Seaport Homes is approximately 1.3 miles northwest of the Harbor 110 Freeway and approximately 1.5 miles south of the Pacific Coast Highway, which runs along most of the pacific coastline of California. The Seaport Homes Property is located adjacent to a neighborhood shopping center anchored by Albertsons, Rite Aid, Wells Fargo and Starbucks. According to a third party report, as of year-end 2020, the Carson/ San Pedro/ East Torrance/ Lomita submarket contained an inventory of 17,539 units with a vacancy rate of 7.5% and average asking rent of $1,699 per unit.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Seaport Homes Property was 16,730, 170,971 and 371,593, respectively, and the estimated 2020 median household income within the same radii was $113,517, $74,079 and $82,019, respectively.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF) (2)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 Bedroom	10	7.4%	10	100.0%	797	$2,014	$2.53
2 Bedroom	122	89.7	120	98.4%	1,035	$2,507	$2.42
3 Bedroom	4	2.9	4	100.0%	1,484	$3,345	$2.25
Total/Wtd. Avg.	136	100.0%	134	98.5%	1,031	$2,495	$2.42
(1)	Based on the underwritten rent roll dated December 7, 2020.

(2)	Wtd. Avg. based on number of occupied units of each unit type.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

No. 15 – Seaport Homes

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	Underwritten	Per Unit	%(1)
Rents in Place	$3,812,184	$3,933,120	$4,054,068	$4,071,453	$29,937	99.2
Other Income(2)	30,540	34,140	34,380	34,380	253	0.8
Gross Potential Rent	$3,842,724	$3,967,260	$4,088,448	$4,105,833	$30,190	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$3,842,724	$3,967,260	$4,088,448	$4,105,833	$30,190	100.0%
(Vacancy/Credit Loss)	(86,582)	(102,310)	(105,457)	(203,573)	(1,497)	(5.0)
Effective Gross Income	$3,756,142	$3,864,950	$3,982,991	$3,902,260	$28,693	95.0%

Total Expenses	$956,561	$980,548	$1,005,233	$1,003,729	$7,380	25.7%

Net Operating Income	$2,799,581	$2,884,402	$2,977,758	$2,898,531	$21,313	74.3%

Total Capex/RR	47,600	47,600	47,600	47,600	350	1.2

Net Cash Flow	$2,751,981	$2,836,802	$2,930,158	$2,850,931	$20,963	73.1%
(1)	% column represents (i) percent of Net Rental Income for all revenue lines and Vacancy/Credit Loss and (ii) percent of Effective Gross Income for the remainder of fields.

(2)	Other Income is comprised of parking and storage income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C9

Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Barclays CMBS Trading
Contact	E-Mail	Phone Number
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Vice President

Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Assistant Vice President

KeyBank CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Joe DeRoy, Jr.	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeffrey Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2735
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President

Societe Generale CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Adam Ansaldi	adam.ansaldi@sgcib.com	(212) 278-6126
Managing Director

Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.